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                                                                   EXHIBIT 10.47

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                           AGREEMENT BY AND BETWEEN

                             THE CITY OF ATLANTA,

                       a municipal corporation ("City"),

                                      AND

                              MCA CONCERTS, INC.,

                       a California corporation ("MCA")

                         Dated as of October 10, 1988
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                               TABLE OF CONTENTS


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                                   ARTICLE I

                           DEFINITIONS AND EXHIBITS
                                                                                                     Page
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1.1     Definitions.................................................................................  2
1.2     Exhibits....................................................................................  2

                                  ARTICLE II

                   NON-DISTURBANCE, ATTORNMENT, RECOGNITION,
                              AND RELATED MATTERS

2.1     Non-Disturbance............................................................................  2
2.2     Attornment and Recognition.................................................................  4
2.3     Master Lease Defaults......................................................................  5
2.4     Warranties by City.........................................................................  6
2.5     Warranties by MCA..........................................................................  7
2.6     Approval of Sublease by City...............................................................  8
2.7     Other Instruments..........................................................................  8

                                  ARTICLE III

                         PROVISIONS CONCERNING CERTAIN
                            MASTER LEASE PROVISIONS

3.1     Extension of Sublease...................................................................... 8
3.2     Removal of Existing Improvements........................................................... 9
3.3     Removal of MCA's Property.................................................................. 10
3.4     Equal Employment Opportunity and Minority Business Enterprise Goals........................ 10
3.5     Casualty and Condemnation.................................................................. 15
3.6     Use of Project Area........................................................................ 15
3.7     Generality of Other Provisions............................................................. 16

                                  ARTICLE IV

                  CONSTRUCTION OF AMPHITHEATRE PROJECT BY MCA
                         AND OTHER OBLIGATIONS OF CITY

4.1     Construction by MCA........................................................................ 16
4.2     Construction by City....................................................................... 17
4.3     Access and Soil Condition.................................................................. 18
4.4     Security and Traffic Control............................................................... 20
4.5     Permits and Approvals...................................................................... 21
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4.6     Consent to Sale of Liquor and Other Goods and Services..................................... 22
4.7     Sound Requirements......................................................................... 22
4.8     Termination and Reimbursement.............................................................. 23
4.9     City Use of Amphitheatre................................................................... 25
4.10    Tickets for City Use....................................................................... 29
4.11    Benefits to Community...................................................................... 29

                                   ARTICLE V

                                GENERAL MATTERS

5.1     Assignment and Binding Effect.............................................................. 31
5.2     Severability............................................................................... 32
5.3     Further Documents.......................................................................... 32
5.4     Applicable Law............................................................................. 32
5.5     Controlling Provisions..................................................................... 32
5.6     Waiver..................................................................................... 33
5.7     Multiple Counterparts...................................................................... 33
5.8     Interpretation of Agreement................................................................ 33
5.9     No Third Party Beneficiary................................................................. 33
5.10    Entire Agreement........................................................................... 33
5.11    Notices.................................................................................... 34
5.12    Captions................................................................................... 35
5.13    Number and Gender.......................................................................... 35
5.14    Rights Are Cumulative...................................................................... 35
5.15    Injunctive Relief.......................................................................... 35
5.16    "Affiliate(s)" Defined..................................................................... 36
5.17    "Person(s)" Defined........................................................................ 36
5.18    "Midnight" Defined......................................................................... 36
5.19    "Business Day(s)" Defined.................................................................. 36
5.20    Estoppel Certificates...................................................................... 36
5.21    Confidentiality............................................................................ 37
5.22    Survival of Certain Provisions............................................................. 37
5.23    MCA Insurance.............................................................................. 37
5.24    Memorandum of Agreement.................................................................... 38

SIGNATURES AND SEALS .............................................................................. 39
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EXHIBIT A         MASTER LEASE
EXHIBIT B         SUBLEASE
EXHIBIT C         DESCRIPTION OF AMPHITHEATRE PROJECT
EXHIBIT D         CITY WORK
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                     AGREEMENT BETWEEN THE CITY OF ATLANTA
                            AND MCA CONCERTS, INC.

  THIS AGREEMENT is made and entered into as of the 10th day of October, 1988, by and between THE CITY OF ATLANTA, a municipal corporation chartered pursuant to the law of the State of Georgia ("City"), and MCA CONCERTS, INC., a California corporation ("MCA").

  WHEREAS, City and MCA make the following recitals of fact:

  A. City is the fee owner of an approximately 117-acre parcel commonly known as Lakewood Fairgrounds ("Lakewood"). Filmworks U.S.A., Inc., a Georgia corporation ("Sublessor") is the lessee of Lakewood under that certain Amended Indenture of Lease between City and Sublessor, dated February 2, 1984, and recorded in Book 8831, Page 185 of the Records of the Clerk of the Superior Court of Fulton County, Georgia, as amended by that certain Amendment dated October 10, 1988 (the "Master Lease"). Those tracts or parcels of land comprising Lakewood are described in Exhibit "C" of the Master Lease.

  B. Sublessor and MCA have entered into that certain Agreement Regarding Sublease, dated as of January 20, 1988, as amended by that certain First Amendment To Agreement Regarding Sublease, dated as of January 21, 1988, by that certain Second Amendment to Agreement Regarding Sublease, dated as of April 19, 1988, and by that certain Third Amendment to Agreement Regarding Sublease, dated as of September 15, 1988 (said Agreement Regarding Sublease, as so amended by said First Amendment To Agreement Regarding Sublease, said Second Amendment To Agreement Regarding Sublease, and said Third Amendment to Agreement Regarding Sublease, being hereinafter referred to as the "Preliminary Agreement") and, pursuant and subject to the Preliminary Agreement, have entered into that certain Sublease dated as of January 20, 1988, as amended by that certain First Amendment To Sublease, dated as of January 21, 1988 (the "First Amendment"), by that certain Second Amendment To Sublease, dated as of April 19, 1988 (the "Second Amendment"), and by that certain Third Amendment to Sublease, dated as of September 15, 1988 (the "Third Amendment") (said Sublease, as so amended by the First Amendment, the Second Amendment, and the Third Amendment, being hereinafter referred to as the "Sublease").
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  C. City and MCA believe that it will be to their mutual benefit (i) for
  MCA to sublease a portion of Lakewood from Sublessor, (ii) for MCA to construct and operate the outdoor commercial concert facility described in Exhibit C (the "Amphitheatre Project") on a long-term basis at Lakewood under the terms and conditions of the Sublease, (iii) for City and MCA to undertake and perform their respective covenants and agreements under this Agreement, the execution and delivery of which constitute a condition precedent to the effectiveness of the Sublease, unless said condition precedent is waived by MCA.

  NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) in hand paid by MCA to City and for and in consideration of the foregoing recitals and the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, City and MCA do hereby covenant and agree as follows:

                                   ARTICLE I

                           DEFINITIONS AND EXHIBITS

  1.1. Definitions. For purposes of this Agreement, initially capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Sublease, unless the context hereof clearly indicates to the contrary.

  1.2. Exhibits. The following exhibits are attached hereto and by this reference incorporated herein:

     (a) Exhibit A: Master Lease;

     (b) Exhibit B: Sublease;

     (c) Exhibit C: Description of Amphitheatre Project; and

     (d) Exhibit D: Description of City Work.

                                  ARTICLE II

                         NON-DISTURBANCE, ATTORNMENT,
                       RECOGNITION, AND RELATED MATTERS

  2.1. Non-Disturbance. City covenants and agrees that MCA's possession of the Project Area, together with all


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easements and other rights appurtenant thereto, and MCA's rights and interest under the Sublease (including, without limitation, any renewal or extension thereof), and MCA's right to use, enjoy, and occupy the Project Area shall not be terminated, disturbed, interfered with, diminished, or otherwise impaired by any actions taken or proceedings initiated under the provisions of the Master Lease (as currently existing or as hereafter amended) or otherwise by City. Without limiting the generality of the foregoing provisions of this Section 2.1, City covenants and agrees that unless an Event of Default under the Sublease has occurred and is continuing:

     (a) City shall not join MCA as a party defendant in any action or proceeding for the purpose of terminating Sublessor's interest under the Master Lease or for any other purpose, provided, however, that if MCA or any person claiming by, through, or under MCA is deemed a necessary party by a court of competent jurisdiction in any action or proceeding brought by or on behalf of City pursuant to the Master Lease, MCA or such other person may be so named or joined but such naming or joinder shall not otherwise be in derogation of the rights of MCA as set forth in this Agreement.

     (b) If any "Event of Default" as defined in the Master Lease or any other event, action, or inaction which would, with the lapse of time, the giving of notice, or otherwise, give rise to any right of City to terminate the Master Lease (any and all such "Events of Default," as defined in the Master Lease, and any and all such other events, actions, and inactions being hereinafter collectively referred to as "Master Lease Defaults") shall occur, and City is entitled to take, or does take any action against Sublessor on account of one or more Master Lease Defaults, City shall not take any such action the result of which may be that either MCA or any person claiming by, through, or under MCA will be dispossessed or evicted from the Project Area (or any portion thereof), or the rights or interest or possession of MCA pursuant to the Sublease or of any person claiming by, through, or under MCA will be terminated, disturbed, interfered with, diminished, or otherwise impaired or adversely affected in any way by reason of any default, event of default, violation, or other breach under the Master Lease or by reason of any termination or modification of the Master Lease; provided that nothing in this Section 2.1(b) shall bar City from dispossessing or evicting Sublessor from Lakewood in accordance with the Master Lease and applicable law.


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  2.2. Attornment and Recognition. If either expiration, termination or invalidation of the Master Lease occurs for any reason (including without limitation a judicial determination that the Master Lease is void, or voidable by either party thereto) prior to the expiration or termination of the Sublease in accordance with the provisions of the Sublease, then:

     (a) The Sublease shall not terminate.

     (b) MCA shall attorn to City under all terms and conditions of the Sublease as if the Sublease were a direct lease between City and MCA, provided, however, that MCA shall be under no obligation under this Agreement to pay any rent to, or to perform any other obligations in favor of, City unless and until MCA receives written notice from City that either expiration or termination of the Master Lease has occurred and that City has become the substitute Sublessor under the Sublease.

     (c) City shall accept such attornment by MCA and shall recognize MCA as the Sublessee under the Sublease as if the Sublease were a direct lease between City and MCA.

     (d) Without the further act or writing of any party, City shall be deemed to be bound, as substitute Sublessor, by all terms and conditions of the Sublease and shall be deemed to have assumed all obligations of Sublessor under the Sublease.

     (e) MCA shall retain all rights existing under the Sublease as of the time of any such expiration or termination of the Master Lease; and any such expiration or termination of the Sublease shall not prejudice MCA in any manner with respect to any rights of MCA existing under the Sublease as of the time of any such termination of the Master Lease.

     (f) In addition to the First Amendment, the Second Amendment, and the Third Amendment to which City has already consented and by which City is already bound in accordance with this Agreement, City shall be bound by any further Sublease amendment to which City consents, and City shall not unreasonably withhold, delay, or condition any such consent. If City does not consent to any further Sublease amendment with respect to which City is entitled to withhold its consent, City shall not be bound by such further Sublease amendment


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but shall nevertheless be bound by the Sublease and any and all other Sublease amendments to which City has consented or to which City was obligated to consent. All references in this Agreement to the "Sublease" shall include all Sublease amendments to which City has consented or to which City is hereafter obligated to consent.

  2.3. Master Lease Defaults. City agrees as follows:

     (a) City shall deliver to MCA, in accordance with Section 5.11 of this Agreement and at the same time that any such notice is given to Sublessor, a copy of any notice given under the Master Lease. As soon as known by City, City shall give to MCA notice of any attempted or purported rejection of the Master Lease by a trustee in bankruptcy of Sublessor or by Sublessor as debtor in possession, whether pursuant to Section 365 of the United States Bankruptcy Code (11 U.S.C. Section 365) or pursuant to any similar federal or state law in any bankruptcy proceeding of Sublessor. Neither any termination of the Master Lease or of Sublessor's right of possession of any portion of Lakewood nor any reletting of any portion of Lakewood by City, which termination or reletting is predicated on City's giving of any notice to Sublessor, shall be effective unless City gives to MCA notice (or a copy of the notice to Sublessor) as required by this Subsection 2.3(a).

     (b) If the Sublease is rejected under Section 365 of the United
  States Bankruptcy Code (11 U.S.C. ss. 365) or any similar federal or state law in any bankruptcy proceeding of Sublessor, then City, within thirty
  (30) days after receiving a written request therefor, which request shall be given within sixty (60) days after such rejection, shall execute and deliver to MCA a new direct lease between City and MCA for the remainder of the Lease Term as defined in the Sublease, which new direct lease shall contain the same covenants, agreements, terms, provisions, and limitations as are contained in the Sublease. Any such new direct lease made pursuant to this Subsection 2.3(b) shall have the same priority as the Sublease; and all liens, charges, or other consensual encumbrances which are created by City with respect to the interest of City in the Project Area shall contain express provisions to the effect that (i) such lien, charge, or encumbrance shall be subject to any such new direct lease to the same extent as such lien, charge, or encumbrance was or would have been


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  subject to the Sublease and (ii) the beneficiary or other holder of such lien, charge, or encumbrance shall, upon request by MCA, give MCA (and any other person reasonably designated by MCA, including, without limitation, any Registered Mortgagee) written confirmation of such status.

     (c) MCA may exercise any rights, powers, or remedies under the Sublease (or any direct lease made between City and MCA pursuant to this Agreement) without regard to whether any Master Lease Default has been cured or is continuing. Without limiting any other provisions of this Agreement, MCAs rights under this Section 2.3 are cumulative and may be exercised in addition to, and not merely in lieu of, MCA's rights under the other provisions (including, without limitation, Section 2.2) of this Agreement. If MCA cures, or causes to be cured, any Master Lease Default(s) at any time and from time to time, then, except to the extent that MCA specifies otherwise in writing: (i) such cure shall constitute a cure by or on behalf of Sublessor, (ii) Sublessor shall be deemed to have cured such Master Lease Default(s), and (iii) Sublessor shall be relieved of any liabilities or losses arising from such Master Lease Default(s); provided, however, that nothing in this Agreement shall limit Sublessor's liability, if any, to MCA, which liability arises from the fact that MCA has so cured, or has so caused to be cured, such Master Lease Default(s).

  2.4. Warranties by City. City hereby represents, warrants, and covenants in favor of MCA as follows:

     (a) Exhibit A constitutes a true, correct, and complete copy of the Master Lease; and the Master Lease has not been modified, changed, altered, or amended in any respect except as set forth in Exhibit A.

     (b) City holds all right, title, and interest as "Lessor" under the Master Lease; and the Master Lease is the only lease or agreement between City and Sublessor with respect to Lakewood or otherwise.

     (c) The Master Lease is in full force and effect and is enforceable in accordance with its terms; and to the best of City's knowledge, no Master Lease Defaults currently exist. No default, breach, or violation by City under the Master Lease currently exists.


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     (d) Upon execution and delivery of this Agreement by City and MCA, this Agreement will be in full force and effect as to City and will be enforceable against City in accordance with the terms of this Agreement.

     (e) The development and construction of the Amphitheatre Project, the operation of the Amphitheatre Project for the purposes referenced in
  Section 3.6 hereof and for purposes of food and beverage sales, liquor sales, souvenir and other retail sales, parking, and related activities, and any other use of the Project Area in accordance with this Agreement and the Sublease (i) do not and will not conflict with or violate any City laws, rules, regulations, or other legal requirements applicable to said project, subject, however, to MCA's obtaining permits in accordance with
  Section 4.5 of this Agreement, (ii) are and will be within the scope of use as described in Section 7.1.1 of the Master Lease, and (iii) are expressly authorized by O.C.G.A. ss. 36-37-6.1, as the same currently exists. The warranty and covenant set forth in this Subsection 2.4(e) as to the development and construction of the Amphitheatre Project shall not extend to activities beyond the scope of the Amphitheatre Project and the warranty and covenant set forth in this Subsection 2.4(e) as to the operation of the Amphitheatre Project shall not extend to purposes which are not in accordance with this Agreement and the Sublease.

  2.5. Warranties by MCA. MCA hereby represents, warrants, and covenants in favor of City as follows:

     (a) Exhibit B constitutes a true, correct, and complete copy of the Sublease; and the Sublease has not been modified, changed, altered, or amended in any respect except as set forth in Exhibit B.

     (b) MCA holds all right, title, and interest as "Tenant" under the Sublease, subject to assignment obligations to MCA/Pace Amphitheatres Group, L.P.; and the Sublease and the Preliminary Agreement are the only agreements between MCA and Sublessor with respect to Lakewood or otherwise.

     (c) The Sublease is in full force and effect and is enforceable in accordance with its terms; and no Event of Default under the Sublease currently exists.


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

  To the best knowledge of MCA, no default, breach, or violation by Sublessor under the Sublease currently exists.

     (d) Upon execution and delivery of this Agreement by City and MCA, this Agreement will be in full force and effect as to MCA and will be enforceable against MCA in accordance with the terms of this Agreement.

  2.6. Approval of Sublease by City. City, acting through its governing body, hereby approves the Sublease (including, without limitation, those Sublease provisions referenced in Article III of this Agreement) for purposes of
Section 11.2 of the Master Lease and for any and all other purposes whatsoever. City further consents to the development, construction, and operation of the Amphitheatre Project, subject to MCA's obtaining Permits in accordance with
Section 4.5 of this Agreement.

  2.7. Other Instruments. Although, except as otherwise specifically provided in this Agreement, the attornment, recognition, and other provisions of this Agreement shall be effective and self-operative without the execution of any other instruments on the part of any party hereto and without the taking of any other actions on the part of any other party hereto, the parties hereto agree that, at the request of either City or MCA, each party hereto shall execute and deliver to the other party such other instruments (in recordable form, if requested) as either party shall reasonably request in order to evidence such attornment, recognition and other matters.

                                  ARTICLE III

                             PROVISIONS CONCERNING
                        CERTAIN MASTER LEASE PROVISIONS

  3.1. Extension of Sublease. If, for any reason, Sublessor does not exercise, or is not permitted to exercise, Sublessor's right to extend the Master Lease for an additional period of fifteen (15) years pursuant to Section
2.3 of the Master Lease, then MCA shall have the separate and independent right to extend the term of the Sublease to 12:00 midnight on December 31, 2033 and, upon expiration of the Master Lease, to become the direct lessee of City in accordance with Section 2.2 of this Agreement. If, for any reason, Sublessor does not exercise, or is not permitted to exercise, Sublessor's right to extend the Master


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Lease pursuant to Section 2.3 of the Master Lease, then City shall give MCA notice of such fact within thirty (30) days after such fact is made known to City but in all events not later than October 3, 2018. MCA shall be entitled to exercise its right to extend the Sublease pursuant to this Section 3.1 by giving City written notice which specifies that MCA has elected to exercise said right and which is given to City at or before the later of either 12:00 midnight on December 31, 2018, or 12:00 midnight on the ninetieth (90th) day after MCA's receipt of said notice from City. If MCA exercises its right to extend the Sublease pursuant to this Section 3.1, then MCA and City, both acting in good faith, shall seek to renegotiate the rights and obligations of MCA under Sections 3.4, 4.8, 4.9, and 4.11, provided that, in any such renegotiation: (a) MCA's obligations under said Sections shall not be decreased; (b) MCA's obligations under Section 3.4 shall not be less than then-current City MBE/EEO requirements for lessees and contractors of City; (c) MCA's obligations under Sections 4.9 and 4.11 shall not be increased by more than 100%; (d) City's obligations under Section 4.8 shall not be increased; and (e) such renegotiation shall not be a condition of such extension of the Sublease.

  3.2. Removal of Existing Improvements. MCA shall have the right at any time during the Lease Term under the Sublease to remove any improvements existing (as of the date of this Agreement) on the Project Area, except MCA may not remove any improvements located on the Easement Areas which serve or benefit facilities within Lakewood beyond the Site if such removal would materially adversely affect Sublessor, unless MCA takes appropriate action to avoid such result. City, acting through City's governing body, hereby gives City's approval of any material alteration and/or demolition of any buildings or other improvements now located at Lakewood, provided that any such material alteration and/or demolition is performed by or on behalf of MCA in accordance with the Sublease and provided further that nothing in this Agreement shall be in derogation of any rights of City, under Section 7.3.1 of the Master Lease, to any salvage from the five (5) structures specified in Section 7.3.1 of the Master Lease (i.e., the four main exhibit buildings and grandstand existing, as of the date of this Agreement, at Lakewood) and provided further that none of said five (5) structures shall be demolished by MCA without City's prior written approval, which shall not be unreasonably withheld, delayed, or conditioned as to said grandstand.

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  3.3. Removal of MCA's Property. Notwithstanding any provisions to the contrary under Section 7.6 of the Master Lease or any other portion of the Master Lease, MCA and other persons claiming by, through, or under MCA shall have the right to remove from the Project Area any or all of the temporary buildings, temporary facilities, personal property of any kind, sound equipment, lighting equipment, stage equipment, kitchen and commissary equipment, non-permanent seating and benches (e.g., picnic tables and portable chairs), concessionaire kiosks, and similar installations and trade fixtures, whether any or all of the foregoing items are attached or affixed. The removal of such items, to the extent that MCA elects to do so, may be accomplished at any time and from time to time during the Lease Term of the Sublease (or during the period of effectiveness of any direct lease made between City and MCA pursuant to this Agreement) and/or within sixty (60) days after the termination or expiration of the Lease Term of the Sublease (or within sixty (60) days after the termination or expiration of the period of effectiveness of any direct lease made between City and MCA pursuant to this Agreement).

  3.4. Equal Employment Opportunity and Minority Business Enterprise Goals.
As a party to this Agreement, MCA hereby agrees with City that MCA shall be bound by the valid laws of the United States, the State of Georgia and all valid ordinances and laws of the City of Atlanta, Georgia with reference to prohibitions against discrimination on the basis of race, religion, color, sex or national origin.

     (a) MCA acknowledges that MCA has been made fully aware of Sections 5-5131 through 5-5159 of the Code of Ordinances of the City of Atlanta, as in force on the date hereof. City and MCA acknowledge that MCA is not a "contractor" as the term is used in Sections 5-5154 and 5-5157 of said Code. MCA nonetheless agrees that during the term of this Agreement:

        (i) MCA shall not discriminate against any employee, or applicant for employment, because of race, religion, color, sex or national origin. As used here, the words 'shall not discriminate' shall mean and include without limitation the following: Recruited, whether by advertising or other means; compensated, whether in the form of rates of pay, or other forms of compensation; selected for training, including apprenticeship; promoted; upgraded; demoted; downgraded; transferred; laid off; and terminated. MCA agrees to and shall post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officers setting forth the provisions of the EEO clause.

        (ii) MCA shall, in all solicitations or advertisements for employees, placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, religion, color, sex or national origin.

        (iii) MCA shall send, or require its contractors to send, to each labor union or representative of workers with which the contractor may have a collective bargaining agreement or other contract or understanding a notice advising the labor union or workers' representative of MCA's commitments under the equal employment opportunity program of City and under the Code of Ordinances and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

        (iv) MCA shall furnish all information and reports required by the Contract Compliance Officer pursuant to the Code of Ordinances, and shall permit access during normal business hours by the Contract Compliance Officer to the books, records, and accounts of MCA pertaining to the Amphitheatre Project or the Project Area for the purpose of investigation so as to ascertain compliance with this Subsection 3.4(a).

        (v) MCA shall file, or require its contractors to file, compliance reports at reasonable times and intervals with City in the form and to the extent prescribed by the Contract Compliance Officer. Compliance reports filed at such times directed shall contain information as to employment practices, policies, programs and statistics of MCA and its contractors.

        (vi) MCA shall include the provisions of this Subsection
     3.4(a)[l-5] of this equal employment opportunity clause in every subcontract or purchase order so that such provisions will be binding upon each subcontractor or vendor.


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

     (b) MCA acknowledges that MCA has been made fully aware of City of Atlanta Administrative Order 84-5, dated December 6, 1984. Although City and MCA acknowledge that the Amphitheatre Project (as defined in this Agreement) is not an "Eligible Project" as defined in said Administrative Order, MCA nonetheless agrees to make all good faith, best efforts to meet the goals set forth in Subsection 3.4(c) of this Agreement by making available opportunities for minority and female business enterprise participation in any and all contracts of MCA pertaining to architectural and design contracts, construction contracts, and contracts for the operation or maintenance of the Project Area (all such contracts, exclusive of contracts for performing artists, being herein collectively referred to as "Eligible Contracts") and shall take the following actions as part of its good faith, best efforts:

        (i) Notification to community organizations that MCA has contracting opportunities available and maintenance of records of the organization's response.

        (ii) Maintenance by MCA of a file of the names and addresses of each minority and female business referred to it and action taken with respect to each such referred business.

        (iii) Dissemination of MCA's minority and female business enterprise policy externally by informing and discussing it with all management and technical assistance sources; by advertising in news media specifically including minority news media; and by notifying and discussing it with all subcontractors and suppliers.

        (iv) Specific and continuing personal (both written and oral) recruitment efforts directed at minority and female contractor organizations, minority and female recruitment organizations and minority and female business assistance organizations.

        (v) Subdivision of the Eligible Contracts into as many segments as practical to allow the greatest opportunity for participation by MBEs and FBEs.

        (vi) Increasing where possible the number of aggregate purchase items so as to eliminate the requirement of front-end purchases of material for as many MFBE subcontractors as possible.

        (vii) Adoption of the MBE and FBE participation program described in this Agreement.

        (viii) Submission of participation reports on the forms and to the extent required by the Contract Compliance Officer, which summarize the number and dollar amounts of awards made during the term of this Agreement. This report shall be submitted to the Contract Compliance Officer on the last day of each month following the award of Eligible Contracts.

        (ix) MCA shall designate a representative who shall be responsible for preparing and submitting reports in accordance with this Subsection 3.4(b) and for coordinating with City's Contract Compliance Officer.

     (c) MCA agrees to adopt equal employment opportunity goals of twenty-five percent (25%) minority manpower and three percent (3%) female manpower utilization in the initial construction, any future capital improvements, and the management of facilities within the Project Area. MCA agrees to adopt a goal of thirty-five percent (35%) certified Minority Business Enterprise ("MBE") participation with respect to all contracts for construction and for capital improvements to be made within the Project Area. In seeking to achieve said MBE participation goal, MCA agrees to maximize minority business participation through the promotion of joint ventures which include a minimum of thirty-five percent (35%) MBE participation in such joint ventures and which involve the major categories of general construction contract and architectural contract (including most engineering work and interior design). MCA agrees to adopt a goal that thirty-five percent (35%) of all expenditures for operations expenses (exclusive of contracts for performing artists) in connection with its operations within the Project Area shall consist of purchases to be made from vendors who are certified Minority Business Enterprises. In respect to contracts for performing artists, services and personnel that are the responsibility of the performing artist to engage directly under such contracts shall be excluded from City's MBE requirements. MCA further agrees to adopt a goal that thirty-five percent (35%) of concessions within the Project Area which are awarded by contract shall be awarded to certified Minority Business Enterprises. "Certified Minority Business Enterprise" shall be defined as those businesses which have been certified as Minority Business Enterprises by City's Office of Contract Compliance.

     (d) MCA acknowledges the right of City, through its Office of Contract Compliance, to monitor the efforts of MCA to achieve the goals set forth in Subsections 3.4(b) and (c). MCA agrees to submit such reports to City, as may be reasonably required, to monitor compliance with Subsections 3.4(b) and (c). Upon MCA's request City shall provide technical assistance from City's Office of Contract Compliance in identifying Certified Minority Business Enterprises and in forming joint ventures and subcontractor arrangements with Certified Minority Business Enterprises for Eligible Contracts. To that end, the Office of Contract Compliance will provide to MCA, upon MCA's request, a list of certified Minority and Female Business Enterprises. If MCA, or any bidder on an Eligible Contract, proposes to utilize a Minority Business Enterprise not currently certified by the Office of Contract Compliance, the Office of Contract Compliance agrees to expedite the certification process and make a certification decision within ten (10) business days of the receipt of a complete Affidavit of Minority Business Enterprise, along with the required supporting documents.

     (e) MCA acknowledges and agrees that the provisions of Subsection 3.4(b) shall be included in all Eligible Contracts.

     (f) City and MCA acknowledge and agree that nothing in this Agreement or elsewhere shall obligate, or shall be construed to obligate, MCA or MCA's Affiliates [i] to enter into any joint venture or partnership with any Person(s) or any category or classification (on the basis of race, religion, color, sex, national origin or otherwise) of Person(s) or [ii] to permit any Person(s) on any category or classification (on the basis of race, religion, color, sex, national origin, or otherwise) of Person(s) to own or otherwise hold, directly or indirectly, any equity interest whatsoever in MCA, in any Affiliate of MCA, or in any successor to or assigned of MCA's interest under the Sublease.

     (g) Due to the special requirements arising out of MCA's operations in serving the public as well as the needs of performing artists whose appearance at the Amphitheatre are often part of larger scale tours of facilities across the country, City and MCA acknowledge and agree that the operation of the Amphitheatre Project requires special qualifications in certain areas such as but not limited to stagecraft, lighting, sound amplification, electronic ticketing, advertising (both print and electronic), and food and beverage procurement. MCA will make a good faith effort to use Certified Minority Business Enterprises (including, wherever practicable, the use of joint ventures involving Certified Minority Business Enterprises) in these areas.

     (h) City and MCA further acknowledge and agree that nothing in this
  Section 3.4 shall be deemed to impose upon MCA, MCA's Affiliates, MCA's contractors or subcontractors, any requirement, obligation or expectation to employ or contract with any person or entity deemed unqualified in the sole discretion of MCA, MCA's Affiliates, MCA's contractors or subcontractors.

     (i) City acknowledges and agrees that compliance by MCA with the terms and conditions of this Section 3.4 shall be deemed compliance with
  Section 14.12 of the Master Lease, and that the requirements of this
  Section 3.4 are clarification of, and not in addition to, said Section
  14.12.

  3.5. Casualty and Condemnation. In the event of any casualty or condemnation affecting or involving any or all of MCA's interest under the Sublease (including, without limitation, the Project Area and improvements currently or hereafter located thereon), all insurance proceeds and condemnation awards (including, without limitation, any monies paid in connection with any sale or other transfer made in lieu of or under threat of condemnation) relating to the Project Area and/or any improvements currently or hereafter located thereon shall be held and applied only in accordance with Section 10 of the Sublease, notwithstanding provisions, if any, to the contrary in the Master Lease.

  3.6. Use of Project Area. City hereby consents to MCA's use and enjoyment of the Project Area for any and all purposes consistent with Section 2.1 of the Sublease. Without derogating from the generality of the immediately preceding sentence, City agrees and acknowledges that the project contemplated by the Sublease may be used as a commercial outdoor concert facility operated in a manner consistent with other commercial outdoor concert facilities nationwide. Without derogating from the generality of the immediately preceding sentence, City agrees and acknowledges that the project contemplated by the Sublease may be used for performing, with or without amplified sound, popular and contemporary music, rock and roll, pyrotechnic shows, and other similar sound-intensive and light-intensive activities. Nothing in this Section
3.6 shall be deemed or construed to limit the provisions of Section 4.7 of this Agreement.

  3.7  Generality of Other Provisions. The foregoing provisions of this
Article III shall in no event be deemed or construed to be in derogation of the generality of Section 2.6 and Section 5.5 of this Agreement.

                                  ARTICLE IV

                     CONSTRUCTION OF AMPHITHEATRE PROJECT
                     BY MCA AND OTHER OBLIGATIONS OF CITY

  4.1. Construction by MCA. MCA shall commence, or shall cause commencement of, on-site construction of the Amphitheatre Project in accordance with and subject to the terms and conditions of the Sublease and the Preliminary Agreement, subject, however, to the provisions of Section 4.3 of this Agreement. Following such commencement and subject to Section 4.3 hereof, MCA agrees to exercise its reasonable best efforts in order to complete said construction of the Amphitheatre Project in order to open for the summer 1989 season and further agrees to complete said construction in order to open for the summer 1990 season, subject, however, to being delayed or hindered in or prevented from so completing said construction of the Amphitheatre Project by reason of fire, catastrophe, acts of God, strikes, lockouts, labor troubles, inability to procure materials, failure of power, retroactive governmental laws or regulations, riots, insurrection, civil commotion, war, or any other reason of a like nature not the fault of MCA. MCA agrees that, as part of the construction and development of the Amphitheatre Project, MCA shall expend the sum of Thirty Thousand Dollars ($30,000.00) for the aesthetic enhancement of the Amphitheatre Project, which expenditure shall include any costs of commissioning or acquiring works of art, designing artistic architectural design features, and the placement or construction thereof. MCA shall consult with the City's

Commissioner of Parks and Recreation in determining the nature of this expenditure for aesthetic enhancement; provided, however, MCA reserves the right, in its sole discretion, to make the final decision on the most appropriate form and method of such aesthetic enhancement. Prior to and during construction of the Amphitheatre Project, MCA shall regularly meet and confer with the City's Commissioner of Public Works and the City's Commissioner of Parks and Recreation concerning the design and construction of the Amphitheatre Project. MCA will develop detailed design plans, specifications, construction sequencing, and timetables for all on-site City Work, the cost of developing such plans and specifications to be borne solely by MCA. Any divergence from these plans and specifications will be mutually approved by the City and MCA, such approval not to be unreasonably withheld. The scheduling of all City Work will be coordinated with MCA's construction work on the Amphitheatre Project, so that the City Work will proceed concurrently with, and not substantially in advance of, MCA's construction work.

  4.2. Construction by City. City shall perform, or shall cause to be performed, all of the construction, repairs, and other work described in and in accordance with Exhibit D (collectively, the "City Work") at no cost or expense to MCA. The timely completion of the work in accordance with Exhibit D is of the essence of this Agreement, and the failure of the City so to perform such work shall constitute a breach of this Agreement. In the event of such breach, MCA shall have the right (but no obligation) to perform, or to cause to be performed, part or all of the City Work and shall further be entitled to pursue any and all other rights and remedies available at law or in equity. In the event that City fails to perform in accordance with this Section 4.2 and MCA elects to perform, or to cause to be performed, part or all of the City Work, City shall reimburse MCA for all costs of performance of such work within sixty
(60) days following receipt by City of documentation (including copies of all relevant invoices) from MCA fully supporting the amount of costs for which reimbursement is being sought; and in such event, City shall further pay MCA interest on the amount of such costs from and including the date which is sixty
(60) days following the date of City's receipt of such documentation through and including the date on which City reimburses MCA for such costs and pays MCA any and all interest due under this Section 4.2. Said interest shall accrue at the floating interest rate described in Section 15.9 of the Sublease. Notwithstanding any other provision to the contrary in this

Section 4.2, MCA shall not be entitled to perform, or to cause to be performed, part or all of the City Work pursuant to this Section 4.2 unless and until the following conditions have been satisfied:

     (a) MCA has given City written notice of City's failure to achieve timely completion of the City Work in accordance with Exhibit D, which notice (the "First Noncompletion Notice") shall comply with Section 5.11 of this Agreement and shall also be given to City's Commissioner of Public Works.

     (b) Within ten (10) days following City's receipt of the First Noncompletion Notice, City either has failed to achieve completion of the City Work or has not otherwise satisfied MCA with respect to completion of the City Work by City.

     (c) MCA has given City a second written notice that the condition set forth in Subsection 4.2(b) hereof has been satisfied, which notice (the "Second Noncompletion Notice") shall comply with Section 5.11 of this Agreement and shall also be given to City's Commissioner of Public Works.

     (d) Within five (5) days following City's receipt of the Second Noncompletion Notice, City either has failed to achieve completion of the City Work or has not otherwise satisfied MCA with respect to completion of the City Work by City.

  4.3. Access and Soil Condition.

     (a) City shall, in good faith, exercise its absolute best efforts to cause the Georgia Department of Transportation to expand both the on-ramp to the Lakewood Freeway and the off-ramp from the Lakewood Freeway, which ramps serve the Lakewood area, from one (1) lane to two (2) lanes.

     (b) City agrees to bear fifty percent (50%) of the costs of any and all soil tests pertaining to Lakewood and heretofore or hereafter performed by a duly licensed engineering or soil testing firm on behalf of Sublessor, MCA, or any actual or potential Registered Mortgagee up to an amount which, together with direct expenditures of City in accordance with
  Section 4.2 of this Agreement equals an aggregate amount of One Million Dollars ($1,000,000.00).

     (c) City covenants and agrees that in the event that (i) part or all of the soil at Lakewood is found by any local, state, or federal entity to contain chemicals or substances which may be harmful and (ii) such entity orders either the removal of such chemicals or substances or the cessation or curtailment of activities at Lakewood because of such chemicals or substances, then City shall, at City's sole cost and expense, take any and all actions which are legally required (including, without limitation, any and all actions which are necessary or appropriate in order to remove all such chemicals or substances) unless City elects to terminate this Agreement in accordance with Subsection 4.3(e) of this Agreement or MCA elects to terminate this Agreement in accordance with Subsection 4.3(f) or Subsection 4.3(g) of this Agreement; provided, however, that City shall only be required under this Subsection 4.3(c) to spend up to One Million Dollars ($1,000,000.00) for such actions.

     (d) City further covenants and agrees that in the event of chemical or substance removal in accordance with Subsection 4.3(c) of this Agreement, City shall reimburse MCA for the costs of replacing, repairing, or restoring any improvements, fixtures, or equipment damaged or adversely affected by such removal activities and shall further pay MCA, in each instance, interest on the amount of such costs from and including the date which is sixty (60) days following receipt by City of MCA's invoice for such costs through and including the date on which City reimburses MCA for such costs and pays MCA the interest due under this Subsection 4.3(d). Said interest shall accrue at the floating interest rate described in
  Section 15.9 of the Sublease.

     (e) In the event that chemical or substance removal is required in accordance with Subsection 4.3(c) of this Agreement and that the total costs which would be incurred by City under Subsection 4.3(c) hereof exceed One Million Dollars ($1,000,000.00), then City shall have the option to terminate this Agreement upon payment to MCA of the Reimbursement Amount and interest, if any, thereon, in accordance with
  Section 4.8 of this Agreement.

     (f) MCA shall have the right to terminate this Agreement and to require City to pay the Reimbursement Amount and interest thereon in accordance with Section 4.8 of this Agreement in the event that, at any point from the date hereof to the date of substantial completion of both the City Work (as defined in

  Exhibit D) and the Amphitheatre Project, MCA determines, in its exercise of good faith discretion, that the presence of chemicals or other substances in the Project Area would substantially and materially impair, hinder, or otherwise adversely affect MCA's use of the Project Area. MCA may exercise said termination right by giving written notice of such termination to City.

     (g) If, following substantial completion of the City Work and the Amphitheatre Project, chemicals or other substances are required to be removed in accordance with Subsection 4.3(c) of this Agreement, and such removal by City cannot be completed or is not completed, in the reasonable and good faith business judgment of MCA, within a period of time which would not materially and substantially adversely affect the business of MCA at the Amphitheatre Project, then and in that event MCA shall have the right to terminate this Agreement and to require City to pay the Reimbursement Amount and interest thereon in accordance with Section 4.8 of this Agreement. MCA may exercise said termination right by giving written notice of such termination to City.

  4.4. Security and Traffic Control. In order to ensure adequate security and traffic control in connection with Amphitheatre Project events, City shall exercise City's best efforts to provide, at no cost or expense to MCA, uniformed police officers in accordance with the following:

     (a) For the one (1)-hour period prior to each Amphitheatre Project event and for the one (1)-hour period following each Amphitheatre Project event, at least one (1) uniformed police officer shall be so provided, for purposes of traffic control and public safety and security, at each of the following intersections and other locations:

     (i)   Lakewood Avenue/Lakewood Way-Macon Drive;

     (ii)  Pryor Road/Fair Drive-Parking Access;

     (iii) Pryor Road/Lakewood Way;

     (iv)  Lakewood Avenue at the entrance to the Amphitheatre parking;
        and

     (v) Lakewood Avenue east of the Amphitheatre parking entrance (to merge westbound traffic into a single lane if a new eastbound left turn lane is not constructed).

     (b) MCA acknowledges that, in the event of an unusual and unanticipated public emergency, City may not be able to provide the police officer services described in this Section 4.4. In such event, MCA shall hire off-duty police officers to provide such services.

     (c) MCA shall be required to provide appropriate police personnel to handle crowd and traffic control according to a plan approved by the Chief of Police or his/her designee.

  4.5. Permits and Approvals. City shall assist MCA and shall cooperate fully with MCA in securing from City and any and all other appropriate governmental authorities all approvals, actions, commitments, permits, and similar authorizations (collectively, "Permits") which MCA reasonably requires in order to assure itself that the project contemplated by the Sublease can be developed, constructed, and operated in accordance with MCA's contemplated plan, provided that MCA shall be responsible for paying standard and customary fees for such Permits. Such Permits may include, without limitation, building permits, commitments to MCA from the appropriate governmental entities for vehicular traffic flow improvement such as freeway off-ramps and other traffic mitigation measures, liquor licenses, and other licenses and approvals from appropriate regulatory agencies with reference to environmental regulations, zoning, land use regulations, and licensing. Without limiting the foregoing provisions of this Section 4.5, City agrees to cooperate fully in, and to exercise its absolute best efforts in, obtaining any Permits or other actions from the United States Army Corps of Engineers, which Permits or other actions may be necessary or appropriate in connection with the Project as contemplated by the Sublease. City hereby agrees and acknowledges that MCA, in entering into the Sublease and this Agreement and in undertaking the project contemplated by the Sublease, is expressly relying upon currently applicable ordinances, laws, rules, regulations, and other legal requirements with respect to the zoning classification, the building and other permit requirements, liquor regulation, vehicular traffic requirements, environmental regulations, land use regulations, licensing requirements, and other Permit-related matters; and City hereby covenants and agrees, to the full extent permitted by applicable law, that no such Permit-related requirements and no other legal or administrative requirements within City's control shall hereafter be modified or otherwise changed in any manner detrimental to MCA, MCA's interest under the Sublease, or MCA's project contemplated by the Sublease.

  4.6. Consent to Sale of Liquor and Other Goods and Services. City hereby agrees and acknowledges that MCA shall be entitled to sell, or to cause or permit to be sold, within Lakewood, any and all lawful goods, articles, and services of any nature and that this Section 4.6 of this Agreement shall constitute written permission from the Mayor of City or his designee for such sales of goods, articles, and services within Lakewood. City hereby further agrees and acknowledges that such sales may include the sale of spirituous, vinous, and/or malt liquors, provided that such sale of liquors are undertaken as otherwise provided by applicable ordinance other than Section 10-2014 of the Atlanta City Code, the requirements of said Section 10-2014 being satisfied by this Section 4.6.

  4.7. Sound Requirements. City hereby covenants and agrees to amend Section 17-3103(c) of the Atlanta City Code by adding the words "or at any amphitheatre constructed upon the Lakewood Fairgrounds" immediately following the words "Chastain Park Amphitheatre" in said Section 17-3103(c). City covenants and agrees that the use and operation of any loudspeaker systems, sound amplifiers, or other similar devices at the Amphitheatre Project shall be governed by this Agreement, which constitutes a contract for purposes of said Section 17-3103(c). MCA shall be entitled to use or operate any loudspeaker system, sound amplifier, or other similar device in conjunction with the Amphitheatre Project between the hours of 10:00 a.m. and midnight on Fridays and Saturdays and on days before legal holidays, and between the hours of 10:00 a.m. and 11:00 p.m. on other days (except that on Sundays, events shall not begin prior to 2:00 p.m.), subject only to complying with the following provisions of this Section 4.7 in the initial design and construction of the Amphitheatre Project and in the operation of the Amphitheatre Project. MCA shall have the right to operate the Amphitheatre Project for any and all purposes consistent with this Agreement or the Sublease, including without limitation, the purpose of rock and roll concerts. To minimize noise impact in neighboring communities, MCA shall design the "house" sound system of the Amphitheatre Project to include directional loudspeakers designed specifically to concentrate sound within the seating area of the Amphitheatre Project; provided, however, the foregoing shall not prohibit the use by artists of their own sound systems in addition to that of the Amphitheatre Project. Additionally, sound containment walls and/or berms shall be included in the initial design and construction of the Amphitheatre Project in order to minimize noise impact in the adjacent areas. MCA covenants that, during concerts presented at the Amphitheatre

Project, the "equivalent sound level" over a thirty (30)-minute period (from both MCA's and the performer's sound equipment) at the residential property lines adjacent to the Amphitheatre Project shall not exceed 65 dBA. Any MCA Amphitheatre Project concert at which the covenant set forth in the immediately preceding sentence is breached by MCA is hereinafter referred to as a "Sound Violation." As liquidated damages for Sound Violations, MCA shall pay City the following:

     (a) With respect to each operating season at the Amphitheatre
  Project, $250.00 per Sound Violation which occurs after the first five (5) Sound Violations and prior to the eleventh Sound Violation during such season;

     (b) With respect to each operating season at the Amphitheatre
  Project, $500.00 per Sound Violation which occurs after the first ten (10) Sound Violations and prior to the sixteenth Sound Violation during such season; and

     (c) With respect to each operating season at the Amphitheatre
  Project, not more than $1,000.00 (as may be imposed by City's Commissioner of Parks, Recreation, and Cultural Affairs) per Sound Violation which occurs after the first fifteen (15) Sound Violations during such season.

MCA's compliance with the noise limitations set forth in this Section 4.7 shall constitute compliance with and full satisfaction of any and all ordinances and other legal requirements relating to noise and/or sound levels, whether or not such ordinances or other legal requirements currently exist or are hereafter enacted.

  4.8 Termination and Reimbursement. In the event of any or all of (a) failure of any material conditions to this Agreement, which failure is not caused by MCA's breach of this Agreement, (b) breach of any warranties or covenants by City, or (c) any changes in permit or other legal requirements by City notwithstanding Section 4.5 of this Agreement, which changes substantially and materially adversely affect the ability of MCA to conduct the business contemplated by this Agreement, then and in that event MCA shall be entitled to terminate this Agreement by giving City written notice of such termination. In the event of such termination by MCA pursuant to this Section 4.8 or termination of this Agreement by MCA pursuant to Subsection 4.3(f) or Subsection 4.3(g) of this Agreement or in the event of termination of this Agreement by City pursuant to Subsection 4.3(e) of this Agreement, then and in any such event City shall pay to MCA an amount (the "Reimbursement Amount") which, except as provided in the last sentence of this Section 4.8, shall be equal to the total amount of Unamortized Developmental and Investment Costs (as hereinafter defined), not to exceed Seven Million Dollars ($7,000,000.00), related to the Project Area and incurred by MCA as of the date of such termination. Developmental and Investment Costs shall mean and include documented third-party payments, costs, expenses, and disbursements related to (i) capital construction, non-maintenance repair, or renovation, (ii) architectural design, engineering, and testing, (iii) costs for travel, lodging, entertainment, and food incurred in the planning, development, and construction of the Amphitheatre Project (including, without limitation, expense reimbursements by MCA to its own employees and to its consultants), (iv) fixtures or equipment, (v) delay costs or termination costs associated with any contract pending as of the date of such termination, (vi) interest costs and other costs related to financing, and (vii) attorneys' fees and consultants' fees pertaining to the planning, development, and construction of the Amphitheatre Project; provided that [A] the amount includable in Developmental and Investment Costs for purposes of calculating the Reimbursement Amount shall be fifty percent (50%) of the lesser of either the aggregate costs and expenses described in clauses (iii) and (vii) of this Section 4.8 or an amount equal to five percent (5%) of the total amount of Developmental and Investment Costs, [B] the Developmental and Investment Costs shall not include any items for which MCA has already received reimbursement from City, and [C] the Developmental and Investment Costs shall not include salary and wage payments by MCA to its own employees other than any salary and wage payments by MCA to any employee(s) residing in the metropolitan Atlanta area during and in connection with construction of the Amphitheatre Project. The Unamortized Developmental and Investment Costs shall mean an amount equal to the Developmental and Investment Costs (determined in accordance with the immediately preceeding sentence) less the amount of amortization of the Developmental and Investment Costs if the Developmental and Investment Costs were amortized on a monthly, straight-line basis over a term of twenty (20) years (x) commencing, with respect to Developmental and Investment Costs incurred on or prior to the date of issuance of a final certificate of occupancy for the Amphitheatre Project, on the earlier of the date of issuance of said certificate of occupancy or the date that is the last day of the calendar month immediately before the date of termination of this Agreement, and commencing, with respect to Developmental and Investment Costs which are incurred after the date of issuance of said certificate of occupancy and which are properly includable under generally accepted accounting principles on the basis of a tangible asset, on the earlier of the date that such asset is placed in service or the date that is the last day of the calendar month immediately before the date of termination of this Agreement, and commencing, with respect to Developmental and Investment Costs which are incurred after the date of issuance of said certificate of occupancy and which are not so includable, on the date incurred and (y) ending on the last day of the calendar month immediately before the date of termination of this Agreement. For purposes of this Section 4.8, all assets placed in service and all costs incurred in a calendar month shall be deemed to have been placed in service or incurred, respectively, on the first day of such month. City shall further pay MCA interest on the Reimbursement Amount from and including the date which is sixty (60) days following the date of City's receipt of MCA's documentation of the Reimbursement Amount through and including the date on which City pays the Reimbursement Amount to MCA and pays MCA any and all interest due under this Section 4.8. Said interest shall accrue at the floating interest rate described in Section 15.9 of the Sublease. Notwithstanding any other provision to the contrary in this Agreement, in the event that termination by MCA pursuant to this Section 4.8, termination of this Agreement by MCA pursuant to Subsection 4.3(f) of this Agreement, or termination of this Agreement by City pursuant to Subsection 4.3(e) of this Agreement occurs prior to substantial completion of the Amphitheatre Project, then and in any such event the Reimbursement Amount to be paid by City to MCA in accordance with this Agreement shall be equal to the lesser of [X] the Reimbursement Amount calculated in accordance with the foregoing provisions of this Section 4.8 or [Y] the sum of One Million Dollars ($1,000,000.00).

  4.9. City Use of Amphitheatre.

     (a) MCA and City acknowledge and agree that MCA shall permit City, through City's Bureau of Cultural Affairs, to utilize the Amphitheatre Project for cultural events on a maximum of twelve (12) days each calendar year. City shall request in writing any such date at least sixty (60) days but not more than one hundred eighty (180) days in advance thereof. With respect to each and every such cultural event and on or before the date which is sixty (60) days prior to the scheduled date for any such cultural event, MCA shall have the right to decline City's request in the event MCA has scheduled other activities which conflict with such date. In the event MCA declines any such date due to a conflict, MCA shall confer with City regarding an alternate date and shall, acting on the basis of MCA's business judgment (including, among other factors, giving reasonable consideration to City's suggestions), select and confirm an alternate date, which may not be cancelled by MCA and which may be less than sixty (60) days after such confirmation. With respect to one (1) of the twelve (12) dates each calendar year requested by City in accordance with this Subsection 4.9, MCA agrees to confirm such date one hundred twenty (120) calendar days in advance thereof unless MCA has, as of the date for confirmation, already scheduled other activities which conflict with the requested date; provided that (i) the agreement in this sentence shall not apply to dates between and including July lst-7th of each year, and (ii) if MCA so declines to confirm such date originally requested by City under the agreement in this sentence, MCA shall confer with City regarding an alternate date and shall, acting on the basis of MCA's business judgment (including, among other factors, giving reasonable consideration to City's suggestions), select and confirm an alternate date in lieu of such date originally requested by City, which alternate date may not be cancelled by MCA. MCA shall not charge City any rental for the use of the Amphitheatre Project on such dates. However, City [A] shall pay all expenses and costs related to use of the Amphitheatre Project by City pursuant to this Section 4.9, [B] shall have no right to or interest in any proceeds of parking, merchandise sales, facilities maintenance charges, or concession sales at the Amphitheatre Project (except as permitted under Section 4.9(b) or Section 4.9(c) hereof) or in any other income or revenue other than the proceeds of ticket sales (exclusive of such facilities maintenance charges) for City's events at the Amphitheatre Project, and [C] shall undertake, by written contract having form and content reasonably satisfactory to MCA, any and all obligations (exclusive of the payment of rental) customarily undertaken by other lessees, licensees, and users of the Amphitheatre Project.

     (b) With respect to any event for which City uses the Amphitheatre Project pursuant to this Section 4.9 and for which tickets are free of charge, City and MCA agree as follows:

        (i) MCA shall not charge patrons for parking at the Amphitheatre Project.

        (ii) City shall be entitled to sell, and to retain all proceeds from the sale of, any and all merchandise produced or purchased by City, including the sale of any food, beverage, or other perishable items at the Amphitheatre Project.

     (c) With respect to any event for which City uses the Amphitheatre Project pursuant to this Section 4.9 and for which tickets are not free of charge, City and MCA agree as follows:

        (i) MCA shall not charge patrons for parking at the Amphitheatre Project unless City notifies MCA, at least fifteen (15) days prior to the applicable City event, that MCA shall charge patrons fifty percent (50%) of the then standard rate of parking fees for events at the Amphitheatre Project and that MCA shall remit to City fifty percent (50%) of such parking fees collected by MCA at such City event.

        (ii) City shall be entitled to dell, and to retain all proceeds from the sale of, any and all merchandise produced or purchased by City, including the sale of any food, beverage, or other perishable items at the Amphitheatre Project.

        (iii) City shall be entitled to retain all revenues from City's ticket sales; provided, however, that the then-standard facilities maintenance charge included in ticket prices for events at the Amphitheatre Project shall be included in the price of each ticket for City's event, with MCA being entitled to the total amount of such facilities maintenance charges for all tickets sold for City's event.

        (iv) City's event may not utilize any "headline" entertainment act that is committed to perform, during the period from May 1 through October 31 (inclusive) of the calendar year in which such event occurs, on eight (8) or more dates at outdoor amphitheatre facilities having 4,000 or more seats in each facility. City's event may utilize any "headline" entertainment act that is not prohibited under the immediately preceding sentence, may utilize any "headline" act that MCA has considered for a performance to be given at the Amphitheatre Project during said period and has decided not to engage for any such performance, and may utilize any non-"headline" entertainment act. Furthermore, City may use any act for a benefit concert (i.e., a concert for which the performer has donated his or her services and from which the proceeds are donated to a charitable purpose) which does not compete with MCA (e.g., and without limitation, by selling or advertising tickets for the City event before tickets have been sold for an MCA concert with the same act in a sufficient number to enable MCA to cover its costs and expenses for such MCA concert).

     (d) With respect to any event for which City uses the Amphitheatre Project, City and MCA agree as follows:

        (i) Admission to all events at the Amphitheatre Project shall be by ticket only, whether or not tickets are free of charge.

        (ii) At no charge to City, MCA shall provide on-site management during City's event if City's event occurs during MCA's regular summer season at the Amphitheatre Project and shall exercise reasonable best efforts to assist City in talent acquisition for City's event, including advancing deposits on behalf of City for purposes of booking entertainment acts, provided that [A] MCA shall not be obligated to advance any such deposit until the date for the applicable event of City has been confirmed by MCA in accordance with Section 4.9(a) hereof, [B] City shall reimburse MCA for such deposits, and [C] MCA shall not be obligated under this Agreement to assume any risk for the economic success or failure of City's event.

        (iii) If City elects to use or credit any promoter or co-promoter in conjunction with any City event, City shall not, in any manner whatsoever, use or credit any promoter or co-promoter other than MCA (or MCA's designee) in conjunction with such event. City shall be entitled to engage a corporate sponsor or governmental body in conjunction with any of City's events, provided that a business enterprise of such corporate sponsor or of any Affiliate of such corporate sponsor is not the promotion of live entertainment in Georgia.

        (iv) Notwithstanding any other provision to the contrary in this Section 4.9, City shall be entitled to sell, and to retain all proceeds from the sale of, any and all merchandise, food, beverages, and perishable items which are produced or purchased by City and which are vended by City from facilities and equipment brought by City to the Amphitheatre Project for the applicable City event; provided, however, that only MCA or its designee shall be entitled to sell, and to retain the proceeds from the sale of, any performing artist's merchandise. If City undertakes such sale of merchandise, food, beverages, and perishable items for a City event at the Amphitheatre Project, then City shall elect whether or not the MCA-controlled concessions at the Amphitheatre Project shall be operated during such City event and shall give MCA written notice of such election at least fifteen (15) days prior to the date of such City event; and MCA shall abide by such election. If City elects for the MCA-controlled concessions to be operated during such City event, then MCA shall be entitled to any and all proceeds from the operation of such concessions during such City event.

  4.10. Tickets for City Use. MCA shall provide, at no cost or expense to City, forty-six (46) tickets to City for each event which is held at the Amphitheatre Project.

  4.11. Benefits to Community. In furtherance of, and to the extent consistent with, the obligations of MCA under Section 3.4 of this Agreement, MCA agrees: (a) to give preference consistent with City's First Source Jobs Policy ordinance, throughout the Lease Term under the Sublease, to individuals residing in the City of Atlanta for purposes of employment for MCA's operations at the Amphitheatre Project, with MCA's specific goal under this Section 4.11(a) being that at least seventy-five percent (75%) of MCA's employees for the Amphitheatre Project will be residents of the City of Atlanta; and (b) to conduct job fairs/skills workshops in conjunction with the surrounding communities, the Southside Council for Jobs, and the Atlanta Area Vocational Technical School for purposes of (i) informing the residents of the surrounding communities of the employment and subcontract opportunities which may be available in connection with the development and operation of the Amphitheatre Project and (ii) facilitating the qualification and application process for prospective Amphitheatre Project employees residing in the City of Atlanta. In connection with the first season of MCA's operations at the Amphitheatre Project, MCA shall conduct at least three (3) such job fairs/skills workshops. MCA shall meet periodically with duly appointed representatives of the surrounding communities in order to discuss the development and implementation of the programs described in this Section 4.11 and in order to discuss other aspects of the development of the Amphitheatre Project. MCA shall contribute twenty-five cents ($0.25) to Metropolitan Atlanta Community Foundation for each ticket sold by MCA at the Amphitheatre Project during each calendar year in excess of 125,000 tickets in such year, said proceeds to be distributed within communities impacted by the development within a three (3)-mile radius of the facility. During the first year of MCA's operations at the Amphitheatre Project, MCA shall contribute $100,000.00 to such fund or association as an advance against (and not in addition to) the contribution contemplated under the immediately preceding sentence. MCA's performance under this Section 4.11 shall be monitored by City's Office of Contract Compliance; and MCA shall, on or before June 1 and December 1 of each year, submit written reports to City's Office of Contract Compliance regarding such performance. Furthermore, in the event that MCA has not achieved or is not maintaining the seventy-five percent (75%) goal set forth in Section 4.11(a) hereof during operation of the Amphitheatre Project, then MCA shall request and utilize the assistance of City's Office of Contract Compliance in achieving or maintaining said goal. MCA shall, in good faith, facilitate the hiring of residents of the City of Atlanta by MCA's general contractor and subcontractors in connection with construction of the Amphitheatre Project. Without limiting MCA's liability for City ad valorem property taxes relating to MCA's improvements at the Amphitheatre Project, MCA also agrees that MCA shall pay, or shall cause to be paid, any and all City ad valorem property taxes properly and duly levied with respect to MCA's improvements at the Amphitheatre Project during a five (5)-calendar year period commencing with the first calendar year in which such taxes are so levied, regardless of whether the operation of the Amphitheatre Project is continuing during said five (5)-calendar year period or any portion thereof.

                                   ARTICLE V

                                GENERAL MATTERS

5.1. Assignment and Binding Effect.

        (a) City may assign its rights under this Agreement to any party that has succeeded to City's right, title, and interest in Lakewood and City's right, title, and interest under the Master Lease, provided, however, that no such assignment by City shall reduce, mitigate, or otherwise limit in any manner any obligations of City under this Agreement, including, without limitation, City's obligations under Article IV of this Agreement.

        (b) Subject only to disapproval by City in accordance with this Subsection 5.1(b) (which right of disapproval shall not apply in situations described in Subsection 5.1(c) of this Agreement), MCA may assign, in whole or in part, MCA's rights under this Agreement to any successor, assignee or transferee with respect to any or all of MCA's interest under, the Sublease. Whenever MCA proposes to assign or transfer all or substantially all of its rights under this Agreement together with all or substantially all of MCA's rights and interests under the Sublease, MCA shall provide written notice to City of the proposed assignment and the proposed assignee. City shall have a period of sixty (60) days from the date of receipt of such notice in which to disapprove, by resolution or ordinance adopted by its governing body, such proposed assignee. Disapproval by City may be based upon a good faith determination that the proposed assignee either: (i) is debarred or suspended in accordance with Section 5-5112 of the Atlanta City Code, as the same currently exists; or (ii) lacks the financial resources to perform the obligations of MCA in accordance with this Agreement; or (iii) is unable to perform in the best interest of City. Failure of City to disapprove such proposed assignment in accordance herewith shall be deemed a waiver of City of its right to disapprove such assignee.

        (c) Without the consent of City, MCA may assign, in whole or in part, absolutely or as collateral, MCA's rights under this Agreement to any Affiliate(s) of MCA or to any partnership, joint venture or other entity in which MCA or an Affiliate of MCA retains an equity interest.

        (d) Any or all of MCA's rights under this Agreement may be assigned, without the consent of City, upon notice to City, to or by any Registered Mortgagee or its nominee, as collateral or pursuant to foreclosure or similar proceedings, pursuant to the sale, assignment, or other transfer of MCA's interest under the Sublease in lieu of foreclosure or similar proceedings, or pursuant to the exercise of any other right, power, or remedy of any Registered Mortgagee.

        (e) This Agreement shall be binding upon City and MCA and their respective successors and assigns and shall inure to the benefit of City and MCA and their respective permitted successors and assigns.

     5.2. Severability. The provisions of this Agreement shall be deemed severable in accordance with this Section 5.2. If any provision of this Agreement, the deletion of which would not adversely affect the receipt of any material benefit by any party hereunder and would not substantially increase the burden on any party hereto, shall be held to be invalid or unenforceable to any extent, then (a) the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement, (b) the remainder of this Agreement shall remain in full force and effect, and (c) such invalid or unenforceable provision shall -be reformed so as to give maximum legal effect to the intention of the parties as expressed in such provision.

     5.3. Further Documents. Each of the parties hereto agrees to sign such other and further documents as may be consistent with the terms hereof and appropriate to carry out the intentions expressed in this Agreement.

     5.4. Applicable Law. It is the parties' express intention that this Agreement is made pursuant to and shall be governed by and construed under the laws of the State of Georgia.

     5.5. Controlling Provisions. In the event of any inconsistency between any provisions of the Master Lease and the provisions of this Agreement, then the provisions of this Agreement shall be controlling. In the event of any inconsistency between any provisions of the Master Lease and the provisions of the Sublease, then the provisions of the Sublease shall be controlling.

     5.6. Waiver. This Agreement may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought. The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained.

     5.7. Multiple Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     5.8. Interpretation of Agreement. Should any provision of this Agreement require interpretation or construction in any judicial, administrative, or other proceeding or circumstance, it is agreed that the parties hereto intend that the court, administrative body, or other entity interpreting or construing the same shall not apply a presumption that the provisions hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of both parties hereto have fully participated in the preparation of all provisions of this Agreement.

     5.9. No Third Party Beneficiary. No individual or entity that is not a signatory to this Agreement (other than successors and assigns of the signatories to this Agreement) shall have any rights or privileges under or arising out of this Agreement, nor shall any person or entity that is not a signatory to this Agreement otherwise be deemed a third party beneficiary of this Agreement.

     5.10. Entire Agreement. This Agreement sets forth all the covenants, promises, agreements, conditions, and understandings between City and MCA, oral or written, relating to the subject matter of this Agreement. Neither party has made any representations or promises not expressly contained in this Agreement. No subsequent alterations, amendment, change, or addition to this Agreement shall be binding upon City and MCA unless reduced to writing and signed by both parties hereto.

5.11. Notices.

        (a) All notices, demands, invoices, and requests required or permitted to be given under this Agreement shall be in writing and shall be delivered by personal service, by express courier, or by certified or registered mail, postage prepaid, return receipt requested, to the parties at the addresses set forth hereinbelow or such other address as either party may from time to time designate in writing to the other party.

     The current addresses for notices are as follows:

     If to City:          Department of Parks, Recreation &
                          Cultural Affairs
                          City of Atlanta
                          236 Forsyth Street, S.W.
                          Atlanta, GA 30303

                          Attn:  The Honorable Betsy C. Baker
                                 Commissioner

     With a concurrent
     copy to:             City of Atlanta
                          Office of City Attorney
                          City of Atlanta
                          Suite 1100, South Tower
                          1 CNN Center
                          Atlanta, GA 30303-2705

                          Attn:  Marva Jones Brooks, Esq.

     If to MCA:
                          MCA Concerts, Inc.
                          100 Universal City Plaza
                          Universal City, CA 91608

                          Attn:  Mr. Marc Bension

     With a concurrent
     copy to:
                          MCA Music Entertainment Group
                          70 Universal City Plaza
                          Universal City, CA 91608

                          Attn:  Senior Vice President,
                             Business and Legal Affairs

     (b) All notices, demands, invoices, and requests shall be effective and shall be deemed to have been given on the date of actual delivery by personal service or by express courier or, if mailed, on the fourth (4th) Business Day following the date of mailing, provided that the mailing occurs in a major metropolitan area within the United States.

     (c) All approvals and consents given by any party pursuant to this Agreement shall be in writing, and neither party shall rely upon an approval or consent given by the other party which is not in writing. No party shall unreasonably delay acting upon a request by the other party for a consent or approval contemplated by this Agreement.

5.12.   Captions.

        (a) The captions, section numbers, article numbers, exhibit titles, and table of contents appearing in this Agreement are inserted only as a matter of convenience and shall in no way define, limit, construe, or describe the scope or intent of any section or article, nor in any way affect this Agreement, nor in any manner be considered in the construction or interpretation of this Agreement.

        (b) Reference to section and article numbers are references to sections and articles within this Agreement, unless the context clearly indicates otherwise.

     5.13. Number and Gender. Whenever the singular or plural number or masculine, feminine, or neuter gender is used in this Agreement, it shall equally apply to, extend to, and include the other.

     5.14. Rights Are Cumulative. The rights and remedies conferred upon either party in this Agreement and by law and equity are cumulative, unless and to the extent inconsistent with the provisions of this Agreement.

     5.15. Injunctive Relief. In the event of a breach or threatened breach of any of the covenants or provisions of this Agreement by either party hereto, the other party shall, in addition to any rights and remedies expressly mentioned in this Agreement, have the right of injunction, the remedy of specific performance, and the right to invoke any remedy allowed at law or in equity.

     5.16. "Affiliate(s)" Defined. The term "Affiliate(s)" herein means any Person which, directly or indirectly, is controlled by, is in control of, or is under common control with, the Person with reference to which the term "Affiliate" is used. Ownership of 50% of more of the voting or decision making power with respect to any Person shall be deemed control, although ownership of less than 50% shall not necessarily negate control.

     5.17. "Person(s)" Defined. The term "Person(s)" herein means any person, corporation, partnership, firm, association, trust, or other entity.

     5.18. "Midnight" Defined. For purposes of this Agreement, references to "12:00 midnight" on any day shall mean the last point in time on said day.

     5.19. "Business Day(s)" Defined. The term "Business Day(s)" herein means any day(s) other than any Saturday, any Sunday, and any holiday on which national banking associations or the municipal governmental offices of City are closed.

     5.20. Estoppel Certificates. At any time and from time to time, upon not less than fifteen (15) Business Days' prior request by either party hereto, City and MCA, respectively, shall execute, acknowledge, and deliver to the other a written estoppel certificate certifying (a) that this Agreement (in the form attached to the certificate) is unmodified and is in full force and effect or, if there have been modifications, that the same is in full force and effect as modified and identifying the modifications, (b) that, to the best knowledge of the certifying party, there is not any uncured Master Lease Default or any uncured Event of Default under the Sublease or any act or omission which, with the lapse of time, the giving of notice, or otherwise, will ripen into a Master Lease Default or an Event of Default under the Sublease, other than any specified in the certificate, and (c) that, to the best knowledge of the certifying party, there is no default, breach, or violation by the lessor under the Master Lease or by the sublessor under the Sublease, other than any specified in the certificate. The party requesting the estoppel certificate may accompany its request with a proposed certificate to be executed by the other party; and if the other party does not execute and deliver either the estoppel certificate tendered by the requesting party or such other party's own version of the estoppel certificate to the requesting party within said fifteen
(15)-Business Day period, then the estoppel certificate prepared by the requesting party shall be conclusively deemed to have been executed and delivered by such other party and shall be binding on such other party as if executed and delivered by such other party. Estoppel certificates may be relied upon by any Person proposing to acquire City's or MCA's interest hereunder, or any portion thereof or interest therein, as the case may be, and by any mortgagee or encumbrancer or prospective mortgagee or encumbrancer (or any assignee thereof) now or hereafter having any present or prospective interest in the right, title, or interest of City or MCA.

     5.21. Confidentiality. City shall not use for its own benefit, and shall hold in confidence, all information concerning MCA and its Affiliates that City learns from MCA, from MCA's Affiliates, or from any officers, agents, licensees, employees, or concessionaires of MCA, MCA's Affiliates, or City, provided that City and MCA acknowledge the possibility that some information may be subject to official Code of Georgia Annotated ss. ss. 50-18-70,71,72, and 73, as amended. City shall not violate the confidentiality imposed in this Section 5.21 without first obtaining the written consent of MCA unless pursuant to court order or pursuant to written legal opinion issued by the City Attorney to City and MCA.

     5.22. Survival of Certain Provisions. Notwithstanding any termination of this Agreement pursuant to Subsection 4.3(e), Subsection 4.3(f), Subsection 4.3(g), or Section 4.8 of this Agreement, the provisions of Section 3.3, Section 4.8, and Article V (excluding Section 5.23) of this Agreement shall survive.

     5.23. MCA Insurance. For the benefit of City but not for the benefit of Sublessor or any other person, MCA agrees as follows:

        (a) The public liability insurance to be maintained by MCA pursuant to
     Section 9.1 of the Sublease, shall have combined single limits of not less than Five Million Dollars ($5,000,000.00) per injury and occurrence with respect to any insured liability, whether for death, bodily injury, or property damage, subject to a reasonable deductible amount.

        (b) The insurance which MCA is required to purchase and maintain by virtue of the reference in Section 9.1 of the Sublease to Section 8.4 of the Master Lease shall be fire, lightning, extended coverage, windstorm, and malicious mischief and casualty insurance, including vandalism on the Amphitheatre Project (and not on any of the five (5) buildings specified in Section 7.3.1 of the Master Lease) in the amount of the full insurable replacement cost of the Amphitheatre Project.

        (c) In performing under the last sentence of Section 9.1 of the Sublease, MCA shall comply with Subsection 8.6 of the Master Lease, so that, for purposes of complying' with said Subsection 8.6 under Section 9.1 of the Sublease, MCA shall be deemed to be "Lessee" (as said term is used in said Subsection 8.6), Sublessor shall be deemed to be "Lessor" (as said term is used in said Subsection 8.6), and any instrument whereby MCA grants any rights or interest of MCA under the Sublease shall be deemed a "Sublease" (as said term is used in said Subsection 8.6).

        (d) MCA's right to employ self-insurance under Section 9.2 of the Sublease shall be subject to the written approval of City's Commissioner of Finance, which approval shall be based upon said Commissioner's review of any specific self-insurance plan hereafter submitted to City and shall not be unreasonably withheld, delayed, or conditioned by said Commissioner or by City. Said Commissioner's failure to deliver to MCA any written disapproval (setting forth the specific reasons for such disapproval) of a proposed self-insurance plan within sixty (60) days after MCA's submittal of such plan shall be deemed to constitute said Commissioner's approval of such plan for purposes of this Agreement.

        (e) The confirmation to be made to Sublessor under Section 9.2(ii) of the Sublease shall also be made to City.

     5.24. Memorandum of Agreement. Simultaneously with execution and delivery hereof, City and MCA shall execute and deliver a recordable short-form memorandum of this Agreement. MCA shall be entitled to record said memorandum at MCA's expense.

       [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, City and MCA, acting through their respective duly authorized officers or representatives, have duly executed this Agreement under seal as of the day and year first above written.

Signed, sealed, and delivered                  MCA CONCERTS, INC.,
this 17th day of October, 1988,                a California corporation
in the presence of:



/s/ [Illegible]                                By /s/ Marc Bension
------------------                               -----------------------------
Unofficial Witness                             Name  Marc Bension
                                                    --------------------------
                                               Title  President
/s/ Linda Jo Brown                                  --------------------------
------------------------
Notary Public                              Attest /s/ Robert Biniaz
                                                 -----------------------------
My commission expires:                     Name  Robert Biniaz
                                                ------------------------------
    July 10, 1992                          Title  Vice-President
------------------------                        ------------------------------
 [Notary Seal]

                            [CORPORATE SEAL]

====================================
     LINDA JO BROWN
[SEAL] NOTARY PUBLIC CALIFORNIA
    CITY AND COUNTY OF          [Signatures continued on next page]
      LOS ANGELES
My Commission Expires July 10, 1992
====================================

Signed, sealed, and delivered                CITY OF ATLANTA,
this 25 day of October 1988,                 a municipal corporation
in the presence of:                          of the State of Georgia

                                             By /s/ [Illegible]
/s/ [Illegible]                                 -----------------------------
---------------------------------------      Name /s/ Andrew Young
Unofficial Witness                                ---------------------------
                                             Title    Mayor
                                                   --------------------------
/s/ [Illegible]
---------------------------------------      Recommended:
Notary Public

My commission expires:                            /s/ [Illegible]
Notary Public, Gwinnett County, Georgia      -----------------------------------
 My Commission Expires Apr. 9, 1992          Chief Administrative 0fficer
---------------------------------------
  [Notary Seal]                              Attest /s/ Jessy C. Bearden
                                                    ----------------------------
                                             Name /s/ Jessy C. Bearden
                                                  ----------------------------
                                             Title  Dep. Clerk
                                                  ---------------------------

                               [CORPORATE SEAL]


                             Recommended:

                                /s/ [Illegible]
                             --------------------
                             Commissoner of Parks,
                             Recreation and Cultural
                             Affairs


                             Recommended:

                               /s/ [Illegible]
                             -------------------
                             Commissioner of Finance


                             Recommended:

                              /s/ [Illegible]
                            -------------------
                            Commissioner of Public Works


                             Approved as to form on
                             behalf of City of Atlanta:

                              /s/ [Illegible]
                             -------------------
                             Assistant City Attorney

                                   EXHIBIT A

                                 MASTER LEASE


     THIS AMENDED INDENTURE OF LEASE, made this 2nd day of February, 1984, between THE CITY OF ATLANTA, a Municipal corporation chartered pursuant to the laws of the State of Georgia, Party of the First Party (hereinafter defined as "Lessor"), and FILMWORKS U.S.A., INC., a Georgia corporation created pursuant to the laws of the State of Georgia, Party of the Second Part (hereinafter defined as "Lessee"), pursuant to assignment and transfer of the Indenture between Lessor and Atlanta Lakewood Enterprises, Ltd., dated May 1, 1979, which assignment and transfer were authorized by order of Judge A. D. Kahn, United States Bankruptcy Court, Northern District of Georgia, dated January 16, 1984, Case No. 80-03317A.

     WHEREAS, the Council of the City Of Atlanta, Georgia by ordinance approved January 3, 1984, has authorized the Amendment of this Lease, said ordinance being attached hereto as Exhibit "A"; and

     WHEREAS, the parties desire to restate the Indenture of Lease as Amended, such restatement being set forth herein;

     NOW, THEREFORE, in consideration of ten dollars ($10.00) paid by Lessee to Lessor and the mutual covenants herein contained, Lessor and Lessee hereby convenant and agree as hereinafter provided:

     1. DEFINITIONS. For the purposes of this Agreement, the following defined terms shall have the meanings ascribed hereto in this Article 1.

     1.1. "Affiliate" means, in the context of Lessee, any other entity of which two percent (2%) or more of the ownership interest therein is owned, directly or indirectly, by Lessee or by the holders of more than two percent (2%) of the stock of Lessee. Such ownership interests owned by members of the immediate families of the shareholders of Lessee shall be ascribed to such shareholders for the purpose of the foregoing definition.

     1.2. "Agreement" means this Indenture of Lease.

     1.3. "Demised Premises" means the Property, the Improvements (including the Existing Improvements) and all rights, easements and appurtenances appertaining thereto.

     1.4. "Entity" means any person, corporation, partnership (general or limited), joint venture, association, joint stock company, trust or other business entity or organization.

     1.5. "Event of Default" means those events, occurrences and circumstances so designated in Section 10.2 of Article 10 of this Agreement.

     1.6. "Existing Improvements" means those buildings, structures and other facilities located upon the Property on the date of this Agreement and more particularly described in Exhibit "B" attached hereto and by reference made a part hereof.

     1.7. "Gross Revenues" means the entire amount of all revenues received by Lessee during the term of this lease with respect to the following:

          (a) Admission charges, ticket sales, or any and all income derived from sporting events, automobile races, and any and all other entertainment events or tours where the Lessee charges admission, or is otherwise compensated.

          (b) All revenues received by Lessee from occupancy leases as defined in Section 1.18 hereof, or subleases as described in Section 1.22 hereof.

          (c) All revenues received from charges made for vehicular parking on the demised premises.

     1.8. "Impositions" means any and all lawful impositions of ad valorem taxes, special assessments for public improvements, street and sewer levies and utility charges upon the Property or any portion thereof.

     1.9. "Improvements" means all buildings, (other than temporary buildings), structures and other facilities at any time and from time to time affixed to the Property, including, but not by way of limitation, the Existing Improvements; provided, however, that Improvements shall only include property which is a building or similar structure which is intended by Lessee to become a part of the Property as a permanent improvement thereof; and further provided that Improvements shall not include trade fixtures, sets of scenery, displays and similar property used in filming. Lessee shall notify Lessor within thirty (30) calendar days after completion of construction of any structure intended by Lessee to be an Improvement.

     1.10. "Insurance Trustee" means the trustee appointed herein or by the requirements of any mortgagee holding a mortgage on Lessee's interest in the Demised Premises or any portion thereof, for the purpose of receiving, investing and paying Net Insurance Proceeds. Any mortgagee holding a mortgage on Lessee's interest in the Demised Premises or any portion thereof may elect itself to act as insurance trustee. If an insurance trustee is not otherwise designated, the Commissioner of Finance of Lessor shall perform the functions of the insurance trustee.

     1.11. "Lease Term" means the period of time specified in Section 2.2 of
Article 2 of this Agreement.

     1.12. "Lessee" means Filmworks U.S.A., Inc., a Georgia corporation, the assignee of Atlanta Lakewood Enterprises, Ltd., a corporation created pursuant to the laws of the State of Georgia, and its successors and assigns of the leasehold estate and interest in the Demised Premises under this Agreement (but excluding any sub-lessees, occupancy-lessees, tenants and concessionaires).

     1.13. "Lessor" means the City of Atlanta, a municipal corporation chartered pursuant to the Laws of the State of Georgia. Whenever a provision of this Lease requires approval, agreement, or action by Lessor, such provision shall be construed to mean approval agreement or action by the governing body of said Lessor, unless otherwise stated.

     1.14. "Mortgage" (in singular) and "Mortgages" (in the plural) means any deed to secure debt, deed of trust, mortgage, security agreement or other instrument in the nature thereof at any time and from time to time constituting a lien upon Lesses's interest in the Demised Premises or any portion thereof, or collectively, two (2) or more of such.

     1.15. "Mortgagee" (in the singular) and "Mortgagees" (in the plural) means the holder or, collectively, the holders of a Mortgage or Mortgages.

     1.16. "Net Insurance Proceeds" means, in the context of any insurance required pursuant to this Agreement, the gross proceeds from the insurance with respect to which such term has reference (that is, the gross proceeds arising by virtue of any insured loss in respect to the Demised Premises or any Improvements) remaining after payment of all expenses (including, but not by way of limitation, attorneys' fees and any extraordinary expenses of the Insurance Trustee) incurred in the collection of such gross proceeds.

     1.17. "Notice" means a written advice or notification required or permitted by this Agreement to be served by Lessor or Lessee upon the other, or, in the circumstances defined in Article 13 of this Agreement, upon or by the Insurance Trustee or Mortgagees.

     1.18 "Occupancy Lease" means any and all rental agreements in all or any portions of the Demised Premises between Lessee as landlord thereunder and others, as tenants thereunder for a term of twenty-four (24) months or less, including the term of all options to renew.

     1.19. "Operating Year" means that calendar year through the lease term, except for the first operating year, which commences on the date of execution of this Agreement and terminates at the and of the day on December 31, 1984.

     1.20. "Property" means those tracts or parcels of land in the County of Fulton, State of Georgia, more particularly described in Exhibit "C" attached hereto and by reference made a part hereof and shall include all portions thereof as to which the Lessor subsequently acquires title.

     1.21. "Rent" means all amounts payable by Lessee to Lessor as rental for the Demised Premises, as more particularly described in Article 5 of this Agreement. Rent does not include impositions or other items payable by Lessee under this Agreement which are not designated as rental for the Demised Premises.

     1.22. "Sub-Lease" means any and all instruments creating usufructs or subleasehold estates in all or any portion of the Demised Premises, between Lessee as landlord or lessor thereunder and others, as tenants or lessees thereunder for a term in excess of twenty-four (24) months, as set forth in
Section 11.2 to this Agreement.

     1.23. "Zoning and Other Encumbrances" means those matters, other than Impositions, affecting title to the Property and the Existing Improvements which are more specifically set forth in Exhibit "D" attached hereto and incorporated herein.

     2. PREMISES AND TERM

     2.1. Premises. Lessor, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by Lessee, has demised, leased and rented, and by these presents does demise, lease and rent, unto Lessee, and Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the Demised Premises, subject only to the Impositions and zoning and other Encumbrances. As of the date of this Agreement, the Demised Premises consist of the Property and the Existing Improvements. Title to the Improvements during the Lease Term shall be in Lessee. Notwithstanding such title to the Improvements, the terms and conditions of this Agreement shall govern the use and operation of the improvements and the exercise of all Lessee's rights with respect thereto and Lessee's estate, right, title and interest in and to the improvements, which, except for Subleases and Occupancy Leases, shall not be separable from the leasehold estate granted Lessee hereunder. Except for termination pursuant to
Article 12 of this Agreement, upon termination of the Lease Term, whether by expiration of time or otherwise, title to the Improvements shall, subject to the rights of any Mortgagee, vest in and become the full and absolute property of Lessor without need of any further action being taken by Lessee or Lessor, and Lessee shall immediately surrender possession of the Improvements, subject to the rights of any Mortgagee, Sub-Lessee or Occupancy Lessee.

  2.2. Lease Term. The Lease Term under this Amended indenture shall commence on the date of execution as not forth above and shall expire midnight, local time in the City of Atlanta, State of Georgia, on the date which is thirty-five (35) years from January 1, 1984, subject to being sooner terminated as provided in this Indenture of Lease, as amended.

  2.3. Option. Lessee, if not in default at the expiration of this lease, and if it has faithfully performed its obligations during the term of the Lease, shall, upon notice to Lessor, have the right to extend the lease for an additional period of fifteen (15) years upon the same terms and conditions as herein. Said notice shall be in writing from Lessee to Lessor no less than 120 days prior to end of the initial thirty-five (35) year term of the lease.

  2.4. Interest Conveyed By This Lease. The Interest conveyed by this lease consists of a limited and restricted interest (said limitations and restrictions being set forth in this lease) and said conveyed interest does not include an estate in real property.

  3. CONVENANTS AND WARRANTIES BY LESSOR.

  3.1. Quiet Enjoyment. Lessee paying the Rent hereby reserves, and fully performing and observing the covenants, duties and obligations by Lessee to be performed, observed and kept, may peaceably possess, hold, enjoy and use the Demised Premises with the exclusive control, possession and enjoyment thereof during the Lease Term.

  3.2 Title. Lessor has fee simple title to the Property and the Existing improvements and the Property and the Existing Improvements will be delivered to Lessee free and clear of all claims, demands, obligations, mortgages, liens and encumbrances of any nature or kind, except for Impositions and Zoning and Other Encumbrances set out on Exhibit "D". Lessor warrants that the Demised Premises are, as of the effective date of this Amendment to Indenture of Lease, zoned M1-C, and such zoning permits the use of the Demised Premises for the use and purposes herein specified, which zoning shall, unless otherwise requested by Lessee, continue during the Term of this Amended Lease. As of the effective date of this Amendment, Lessor warrants that it has fee simple title to the Demised Premises, the Property and the Existing Improvements which is free and clear of all claims, demands, obligations, mortgages, liens, reversions and encumbrances of every nature, kind and description, except only for those Impositions, Zoning and other Encumbrances which are set forth on Exhibit "D", attached hereto and Incorporated herein by reference. Lessor warrants that Lessor's fee simple title and the leasehold estate Amendment are marketable and insurable by such title insurance company, licensed to do business in the State of Georgia, as Lessor or Assigns may select, without exception other than those matters specifically set forth in Exhibit "D". The expense of obtaining any title policy shall be borne by Lessee.

  3.3. Public Records. Pursuant to the provisions of Sections 50-18-70, et seq, of the Official Code of Georgia Annotated, Lessor hereby agrees to make available to Lessee any public records concerning the Demised Premises or any other matter directly or indirectly involving the Demised Premises or any portion thereof.

  4. ENCROACHMENTS.

  4.1. Removal. Lessor shall take any reasonable action necessary, including instituting legal proceedings for the purpose of protecting the title to the Demised Premises and Lessee's quiet enjoyment thereof against any adverse claims, uses, occupancies and encroachments on the Property. Lessee will, if and when requested by Lessor, join with Lessor and become a party to any judicial or other proceedings that may be instituted by or on behalf of Lessor for the purpose of protecting and preserving Lessor's title to the Property and Lessee's enjoyment thereof pursuant to this Lease.

  4.2. Use. Lessor and Lessee further understand and agree that when such encroachments, adverse uses and occupancies shall have been removed by judicial proceedings or otherwise, the use of the same for the remaining period of the Lease Term shall inure to the benefit of Lessee to the same extent as the other portions of the Demised Premises herein leased shall inure to Lessee under the provisions, covenants, terms and conditions of this Agreement.

  5. RENT.

  5.1. Minimum Rent.

  5.1.1. Lessee shall pay to Lessor the sum of $100,000.00 for each of the first three Operating Years, and thereafter in the fourth and fifth Operating Years the sum of $150,000.00 per year. Thereafter, Lessee shall pay to Lessor a minimum rent of $150,000.00 per annum during the continuance of this Lease, subject to the rental adjustment provided in Section 5.1.2. Any rent payable for less than a full Operating Year shall be prorated in the proportion that such period of less than a full Operating Year bears to a full Operating Year.

  5.1.2. Rental Adjustments. The minimum amount of Rent payable by Lessee to Lessor with respect to the sixth Operating Year and for each Operating Year thereafter shall be One Hundred Fifty Thousand Dollars ($150,000.00) multiplied by a fraction, the numerator of which fraction is the Consumer Price Index number for the Current Month applicable to the Operating Year and the denominator of which fraction is the Consumer Price Index number for the Base Month, provided that the increase in minimum rent in any given operating year shall not exceed six percent (6%) of the minimum rent for the previous Operating Year.

  5.2. Computation of Rent. Commencing with the sixth Operating Year and subject to the provisions of Section 5.1 of this Article 5, Lessee shall, within sixty (60) calendar days after the close of each Operating Year, pay to Lessor three percent (3%) of its Gross Revenues received for each Operating Year, or portion thereof, during the Lease Term. The amount due Lessor under this Section
5.2 shall be reduced by any Minimum Rent paid by Lessee to Lessor with respect to such Operating Year, provided however, that under no circumstances shall the amount of Rent paid to Lessor be less than the Minimum Rent due under Section
5.1.1 and 5.1.2.

  The term "Consumer Price Index" means the Consumer Price index for
Atlanta, Georgia for Urban Wage Earners and Clerical Workers [1967=100], as published by the Bureau of Labor statistics of the United States Department of Labor. If the publishing of the "Consumer Price Index" shall cease, then the most comparable and similar index published by any department or agency of the United States government shall be used.

  The term "Current Month" number which is applicable to the Operating Year means the Consumer Price Index number published for the last month of the last Operating Year which immediately precedes the beginning of the then current Operating Year (and if no Consumer Price Index is published for said month, then the number published for the most recent month prior thereto shall be used.

  The term "Base Month" number means the Consumer Price Index number published for the last month of the fifth Operating Year (and if no Consumer Price Index is published for the last month of the fifth Operating Year, then the number published for the most recent month prior thereto shall be used).

  5.3. Payment of Rent. Lessee shall pay rent to Lessor in monthly installments, in advance, on or before the first day of each and every calendar month during the entire Lease Term. The amount of each such monthly installment shall be equal to one-twelfth (1/12th) of the amount of the Minimum Rent with respect to the applicable Operating Year as provided in Section 5.2 of this
Article 5. (The parties recognize that the first Operating Year [1984] shall not be a complete year and rentals shall be prorated for such year.)

  Within sixty (60) calendar days following the end of each Operating Year, Lessee shall submit to Lessor its annual audited financial statement showing the determination of Gross Revenues with respect to such Operating Year, and for the sixth Operating Year and each Operating Year thereafter in the event that three percent (3%) of the Gross Revenues for such sixth Operating Year and thereafter shall exceed the amount of Rent paid for such Operating Year pursuant to this Section, then Lessee shall remit and pay to Lessor the balance of the Rent due in accordance with Section 5.1.2.

  5.4. Books and Records. During the Lease Term, Lessee shall maintain complete and accurate records, in accordance with generally accepted accounting principles consistently applied, of all Gross Revenues received and earned with respect to the Demised Premises by Lessee during each Operating Year, and such other records, data and facts necessary to determine Gross Revenues hereunder as Lessor say reasonably require.

  Lessor expressly reserves the right to examine and audit all of said records, including sales, entertainment, business and occupation tax reports to the extent that said records and reports contain information relating to Gross Revenues derived by Lessee from the Demised Premises. The right of examination and audit may be exercised at any time during normal business hours. If Lessee fails to make the aforesaid records available to Lessor in Atlanta, Georgia, then Lessee shall pay all reasonable expenses incurred by Lessor to examine and audit said records in the place where they are located and maintained.

  Lessee agrees to keep, maintain and preserve for four (4) years following the expiration of each Operating Year all records required under this Section, or adequate photostatic copies thereof. In the event Lessor shall dispute the amount of Gross Revenues during said four-year period, Lessee agrees to preserve all such records until such dispute is resolved; and if Lessor shall not, within said four-year period, dispute the accuracy of the statement of Gross Revenues furnished by Lessee to Lessor, then such statement shall be conclusive on Lessor and Lessee with respect to the amount of Gross Revenues received by Lessee with respect to such Operating Year.

  6. TAXES AND OTHER IMPOSITIONS.

  6.1. Payment. Lessee shall bear and pay to the public officer charged with the collection thereof, before the same shall become delinquent, and shall indemnify, save and hold harmless Lessor from the payment of, any and all taxes, assessments, license fees, excises, imposts, fees and charges of every sort, nature and kind, which during the Lease Term are levied, assessed, charged or imposed upon or against the Demised Premises (including any Improvements) during the Lease Term for which the Lessee is liable at law, to the extent of all installments becoming due in connection therewith during the term of the Lease. The parties, however, recognize the restricted and limited interest conveyed by the lease as described in Section 2.4 above.

  6.2. Contest. If any Imposition (including without limitation, any tax, assessment, license fee, excise, impost, fee or charge) shall be deemed by Lessee to be improper, illegal or excessive, Lessee may, at no cost or expense to Lessor and in Lessee's own name, dispute and contest the same and, in such case, such item need not be paid only if and to the extent that the laws or regulations governing such contest permit postponement of payment; provided, however, that Lessee shall first furnish to Lessor, if requested by Notice to Lessee from Lessor, reasonable security for the payment of such item so contested. Unless so contested by Lessee, all such Impositions shall be paid by Lessee within the time provided by law, and if contested, any such Imposition shall be paid before the issuance of an execution on the final judgment.

  6.3. Receipts. After all payments are made by Lessee pursuant to and in conformity with Sections 6.1 and 6.2 of this Article 6, Lessee shall at once furnish to Lessor duplicate receipts or other satisfactory evidence of such payment.

  6.4. Utilities. Lessee is to be responsible for and shall pay all water, sanitation, gas, heat, light, power, steam and telephone services and any and all other services supplied to the Demised Premises.

  6.5. Performance by Lessor. If Lessee fails to procure insurance, as hereinafter provided, or wrongfully fails to pay any Impositions (including taxes, assessments, license fees, excises, imposts and fees), utility charges or premiums of insurance, Lessor may, at Lessor's option, after ten (10) days following Notice to Lessee by Lessor, and an behalf of Lessee, procure any such insurance and make any such payment or payments as may be reasonably necessary.

  6.6. Reimbursement. Any reasonable amount paid or expended by Lessor under the provisions of Section 6.5 of this Article 6 shall be reimbursed and paid to Lessor by Lessee on demand.

  7. USE OF DEMISED PREMISES.

  7.1. Purposes and Compliance With Laws.

  7.1.1. Lessee agrees that the dominant theme in the development of the Demised Premises shall be in connection with the entertainment field, production of film and television programming and complimentary uses and activities, as now exist or as may be developed in the future.

     Lessor acknowledges and agrees that the Demised Premises may be used for any lawful purpose or use connected with or related to the production of motion pictures, television programming and similar or related entertainment, commercial and production activities, and all sorts and types of visual and sound recording, copying, producing and processing, and for retail stores, lodging, office buildings and complexes and related entertainment and commercial activities. Such uses, purposes and facilities for which the Demised Premises may be used shall include, without limitation, studios, sound stages, outdoor lots, recording studios, studio manufacturing, film processing laboratories, educational facilities for vocational and academic training, auditoriums, theatres and exhibition halls, lodging, office buildings and complexes, retail stores, food, beverage and entertainment facilities, parking, warehouses, fairs and special events, public tours, and entertainment facilities and parks. Further, the Demised Premises may he used for public entertainment, including, without limitation, such events as automobile and motorcycle races, expositions, demonstrations, trade shows, and any and all other presentations and performances which are lawful; and such other uses and purposes as shall from time to time be approved by Lessor upon application of Lessee. Lessee expressly covenants not to operate horse racing, dog racing, or any other events or undertakings involving wagering in connection with horse racing or dog racing without the express consent of Lessor.

  7.1.2. At all times, Lessee shall conform to, obey and comply with all present and future laws and ordinances, and all lawful requirements, rules and regulations of all legally constituted authorities, existing at the commencement of the Lease Term, or at any time during the continuance of the Lease Term, which in any way affect the Demised Premises or the use of the Demised Premises, or any repair, replacement, demolition, renovation, construction, restoration or excavation being done on or to the Demised Premises, or in any way affecting this Agreement. The right to contest the validity thereof in good faith, at Lessee's sole cost and expense and in Lessee's own name, is hereby reserved to Lessee.

  7.2. Condition of Demised Premises. Lessor shall not be liable or responsible for the condition of the Demised Premises, or for maintenance of the Demised Premises, or for the safety and suitability of the Demised Premises for any uses for which the Demised Premises may be employed by Lessee; nor shall Lessor be liable or responsible for any loss, damage or injury which may occur from any cause whatsoever to Lessee, or the property, agents, employees, patrols, exhibitors, licensees or concessionaires of Lessee, or any other person whatsoever, occurring on the Demised Premises or in or about the Improvements. Lessee hereby acknowledges that Lessee has inspected and is familiar with the condition of the Demised Premises including the terrain features of the property and the Existing Improvements located thereon, and accepts such in the present condition thereof. Provided, however, that Lessee accepts the premises subject to the agreement of Lessor that Lessor will maintain the dam and related facilities located on the Premises and the drainage of water from the lake impounded by such dam. Provided further, however, that the Lessor, recognizing Lessee's desire to relocate the dam, lake and drainage system now in place to accommodate better uses of the race track facilities on the Demised Premises agrees to have its Department of Environment and Streets study possible alternatives to the present lake and dam, with a view toward cooperating with Lessee in this regard if it is determined to be both economically and environmentally feasible.

  7.3. 0ptional Improvements and Demolition of Improvements.

  7.3.1. If Lessee desires to undertake any material alteration or demolition of the grandstand, or of any of the four main exhibit buildings now located on the premises, Lessee must first obtain approval of such action by Lessor, acting through Lessor's governing body. In the event that material alteration or demolition of any of these five (5) specified structures is approved by Lessor, any salvage from these specified structures shall belong to Lessor.

  7.3.2. Lessee may, at no cost or expense to Lessor, either add to, renovate or construct anew any of the Existing Improvements and to construct new Improvements, or remove or demolish any of the Existing Improvements or any other Improvements (at any time and from time to time during the Lease Term) including, but not limited to, the destruction of the racetrack and grandstands on the Demised Premises to permit the use of all of the Demised Premises as in accordance with Section 7.1.1. for such other or additional uses or construction as Lessee may determine and desire, except that approval by Lessor must be obtained with regard to the five (5) structures specified in Section 7.3.1 above. No prior approval shall be required as to other alterations or demolitions. Any salvage resulting from any such additions, renovations, construction or demolition during the Term of the Lease shall belong to Lessee, except the salvage from the five (5) specified structures in Section 7.3.1. Any Existing Improvements (excluding the lake, racetrack and grandstands) which are demolished by Lessee shall be replaced by new Improvements of equal or greater value in accordance with Lessor's development plan for the Demised Premises. As long as any law, rule or regulation shall require that the lake on the Demised Premises must be maintained, Lessor agrees to maintain, repair, restore and rebuild (if necessary) the lake, dam and all facilities related thereto. If Lessee shall become aware of any condition of this lake which may require any action by Lessor, Lessee agrees to give Lessor written notice thereof. At such time as the lake is no longer required to be maintained as aforesaid, Lessee may drain the lake and demolish the dam and related facilities for the purpose of using the area comprising the lake for such purposes as are permitted under
Section 7.1.1. hereof.

  7.3.3. Lessee's Development Plan. Lessee pledges its good faith efforts throughout the term of this lease to implement a development plan for capital improvements on the Demised Premises, substantially along the lines of the proposed plan set forth in Exhibit "E" to this Agreement. It is understood and agreed between the parties that in the event that economic necessity or legitimate business considerations require alterations in the plan as set forth, such alterations shall not be grounds for declaring Lessee in default under this Agreement, in the absence of actual fraud or manifest bad faith.

  7.4. Protection of Adjacent Property. While any excavation, demolition or construction is being performed on the Demised Premises or any portion thereof, Lessee shall protect all adjacent property.

  7.5. Liens. Lessee shall permit no Liens to attach to the reversionary estate of Lessor in the Demised Premises as a result of any excavation, demolition or construction upon the Demised Premises or any portion thereof, unless Lessee shall remove such Liens, within ninety (90) days from and after recordation thereof, by discharge, bonding or other proceeding; provided that this Section 7.5 shall not, and shall not be deemed to, authorize or empower Lessee to cause or permit any lien whatsoever to attach to Lessor's reversionary estate in tbe Demised Premises, which shall always remain superior to Lessee's interest hereunder.

  7.6. Title. Any Improvements constructed by Lessee shall become a part of the Demised Premises, but the legal title to the same shall not vest in Lessor until the termination of this Agreement, whether by expiration of the Lease Term or otherwise. Title to all Improvements, facilities and betterments of any sort whatsoever which are constructed hereafter or placed upon any portion of the Demised Premises, and any and all depreciation and investment Tax Credit generated thereby or available in connection therewith shall belong to and accrue to the benefit of Lessee during the Lease Term.

  7.7. Removal of Property. Lessee and all other persons and entities shall have the right to remove from the Demised Premises all temporary buildings, temporary facilities, trade fixtures and personal property of any kind which belong to Lessee or any other person or entity which have been placed upon the Demised Premises by Lessee or by such persons or entities. The removal thereof shall be made within sixty (60) days from and after the termination of this Agreement, or at any time prior thereto.

  7.8. Subleases and Occupancy Leases. The voluntary, involuntary or other surrender or termination of this Agreement during the term of this Agreement shall not terminate or affect any then existing Subleases, but such Subleases shall continue in full force and effect according to their terms and shall be binding on Lessor, provided the person or entity holding any portion of the Demised Premises under such Sublease is not then in default thereunder and shall promptly and faithfully thereafter perform all covenants and agreements contained therein and shall, in writing, agree to attorn to the Lessor with respect to such SubLeases. No Sublease shall extend beyond the Lease Term specified in Section 2.2 of Article 2, or, as extended pursuant to Section 2.3. In the event of such termination of this Agreement, outstanding occupancy leases shall also be honored by Lessor as to terms and conditions relating to occupancy of the premises and rentals, but any other terms or conditions must be expressly ratified by Lessor, provided the person or entity holding such occupancy Lease is not then in default, and agrees in writing to attorn to Lessor herein. No term in such Occupancy Lease which has not been expressly ratified by Lessor may bind Lessor to expend monies in excess of rental due from the holder of said Occupancy Lease.

  7.9. Repair. Lessee shall, at all times during the Lease Term, at Lessee's sole cost and expense, keep and maintain the Demised Premises in good and sanitary order, condition and repair.

  7.10. Future Requirements. In the event, at any time during the Lease
Term, any alteration, demolition, renovation, repair, replacement or other work of any nature, structural or otherwise, shall be required or ordered or becomes necessary on account of any governmental rule or regulation now in effect or hereafter adopted which affects the Demised Premises or with respect to any and all other buildings, other structures, alterations or improvements that may thereafter be constructed, located on, in or made a part of the Demised Premises, the entire cost and expense thereof (regardless of when the same shall be incurred or become due) shall be the liability of Lessee and in no event shall Lessor be called upon to contribute thereto or to do or pay for any work performed, materials furnished or obligations incurred by Lessee, except as otherwise provided in this Lease.

  8. INSURANCE.

  8.1. Public Liability Insurance. Lessee shall purchase and maintain public liability insurance with responsible insurance companies authorized to do business in the State of Georgia, having a duly designated agent or agents upon whom process in any suit or action in the courts of the State of Georgia or of the United States of America can be served, insuring Lessee against liability for injuries to persons (including death) and property caused by Lessee's negligent use and occupancy of the Demised Premises or otherwise caused by the negligence of Lessee on the Demised Premises, the policy limits thereof to be in an amount of not less than Five Hundred Thousand Dollars ($500,000.00) for any one person and not less than Three Million Dollars ($3,000,000.00) for any one occurrence involving injury (including death), to more than one person and an amount of not less than One Hundred Thousand Dollars ($100,000.00) for property damage resulting from any one occurrence. The Lessor shall be an additional named insured in all such policies.

  8.2. Motor Vehicle Liability Insurance. Lessee shall purchase and maintain during the term of this Agreement motor vehicle liability insurance on all motor vehicles owned, leased or otherwise used by Lessee upon the Demised Premises in an amount of not less than Three Hundred Thousand Dollars ($300,000.00) for injury (including death) to any one person and an amount of not less than One Million dollars ($1,000,000.00) for any one occurrance involving injury (including death) to more than one person, and in an amount of not less than Twenty-five Thousand Dollars ($25,000.00) for property damage resulting from any one occurrence.

  8.3. Worker's Compensation Insurance. Leasee shall provide for and maintain adequate Workmen's Compensation Insurance for all of Lessee's employees upon the Demised Premises, as required by statute, and employer's liability insurance for protection of such of Lessee's employees upon the Demised Premises as cannot be covered by Worker's Compensation in an amount not less than One Hundred Thousand Dollars ($100,000.00).

  8.4. Improvement Insurance. Lessee shall purchase and maintain fire, lightning, extended coverage, windstorm and malicious mischief and casualty insurance, including vandalism, on the five (5) buildings specified in Section
7.3.1 above in the amount of their full, insurable value. The determination of full, insurable value shall be made by Lessee at least once every other Operating Year during the Lease Term, and the insurance coverage shall be adjusted to reflect such valuations. Lessee shall pay the expense of such determination.

  8.5. Insurance Polices. Leasse shall furnish to Lessor a photostatic copy of all policies of insurance obtained pursuant to this Article 8. With respect to the first of such policies obtained, Lessee shall furnish Lessor copies of binders evidencing that such coverage is in force within fifteen (15) calendar days after the date of this Agreement and shall furnish copies of all such policies within sixty
(60) calendar days after the date of this Agreement. Such policies shall provide that the coverage shall not be amended to decrease the protection below the limits specified herein or be subject to cancellation without at Least thirty
(30) calendar days advance notice to the Commissioner of Finance of Lessor and, if desired by Lessee, to Lessee and any mortgagee. Such policies obtained in accordance with Sections 8.1 and 8.4 of this Article 8 shall also include in addition to Lessee, Lessor as an additional named insured and, if desired by Lessee, any Mortgagee.

  8.6. Coverage by Others. Lessee shall require that all persons and entities occupying any portion of the Demised Premises under any Sublease shall provide and maintain during such person's use or occupancy of the Demised Premises liability insurance with limits of liability of not less than $300,000.00 for any injury (including death) to any one person, not less than $1,000.000.00 for injuries (including death) to more than one person in any one occurrence and not less than $25,000.00 for property damage in any one occurrence. Lessee and Lessor, and, if desired by Lessee, any Mortgagees, shall appear as additional named insureds on all such policies. Unless Lessor shall object to the valuations as determined by Lessee within thirty (30) days from receipt of notice from Lessee of such determination, the same shall be deemed to have been agreed to by Lessor.

  8.7. Indemnification. Notwithstanding the foregoing, Lessee shall indemnify and hold Lessor and the officers, agents and employees of Lessor harmless against any and all claims of any kind or character resulting from negligent acts or omissions of Lessee or the officers, agents, exhibitors, licensees, employees or concessionaires of Lessee in the use and occupancy of the

Demised Premises, or resulting from the failure of Lessee to perform any of Lessee's obligations hereunder or to comply with any of the terms thereof, or otherwise resulting from the negligence of Lessee or the officers or employees of Lessee. The obligation of Lessee to hold Lessor and the officers, agents and employees of Lessor harmless shall not be restricted to the limits of the liability insurance required to be purchased pursuant to this Article 8.

  8.8. Insurance Trustee. If required by any Mortgagee, the Net Insurance Proceeds of payment for any loss under the policies described in Section 8.4 of this Article 8 shall be paid to the Insurance Trustee, for the benefit of Lessor and Lessee, to the end that the Insurance Trustee shall be entitled to collect for the use and benefit of such Mortgagee, Lessor and Lessee the Net Insurance Proceeds in the event of and by reason of the loss or damage of any Improvements. Lessor and Lessee hereby authorize and direct any carrier of such insurance to so pay the Insurance Proceeds to the Insurance Trustee.

  8.9. Damage, Destruction and Restoration. If at any time any Improvements are destroyed or damaged (in whole or in part) by fire or other casualty, Lessee shall promptly give Notice thereof to the Insurance Trustee, and Lessee shall give all notices required under insurance policies and shall prosecute all claims to the extent it deems it economically feasible to do so, and Lessor shall cooperate with Lessee in such prosecution of claims. All Net Insurance Proceeds of insurance resulting from such claims for Lessee shall be paid to and held by the Insurance Trustee in a separate trust account. Lessee, upon request of the Insurance Trustee, shall apply the Net Insurance Proceeds to repair the Improvements or to construct new Improvements which shall approximate in value the damaged or destroyed Improvements; provided, however, in the event such damage or destruction affects a material portion of the Improvements, then Lessee shall have the option to cancel this Agreement, whereupon all Net Insurance Proceeds shall be paid over to Lessor and become the sole property of Lessor. The foregoing option must be exercised by Lessee, if at all, by Notice to Lessor from Lessee within ninety (90) calendar days from and after the event of such damage or destruction.

  8.10. Application of Net Insurance Proceeds. All Net insurance Proceeds, whether held by Lessor, Lessee or the Insurance Trustee, shall be made available to Lessee for the purpose of any repair, rebuilding or restoration by Lessee pursuant to Section 8.9 of this Article 8. Upon completion by Lessee during the Lease Term of the repair, restoration or construction of such Improvements, any unexpended portion of the Net Insurance Proceeds shall inure to Lessee and any Mortgagee, as their interests may appear.

  8.11. Termination. In the event of the termination of this Agreement by reason of an Event of Default before the expenditure of the full amount of the Net Insurance Proceeds, any unexpended balance remaining thereof, including any interest previously earned by such balance, shall inure to and become the sole property of Lessor, subject to the rights of any Mortgagee having an interest therein.

  8.12. Investments. Any moneys held by the Insurance Trustee under the provisions of Section 8.8 of this Article 8 shall, at the written request of Lessee, be invested or reinvested by the Insurance Trustee as specified by Lessee in such request, or in the absence of such specification, in such investments as the Insurance Trustee shall deem proper.

  8.13. Evidence of Payment. Lessee shall promptly furnish to Lessor duplicate receipts or satisfactory evidence of the payment of all premiums on any and all insurance required to be carried by Lessee in accordance with this Agreement.

  8.14. Invalidation. Lessee agrees and covenants that Lessee will not do or permit to be done in, to, or about the Demised Premises, any act or thing which will invalidate any insurance pertaining to any Improvements; and, further, Lessee will not permit any Improvements at any time to be put, kept or maintained on the Demised Premises in such condition that the same cannot be insurable in the amount of the full insurable value thereof.

  9. MORTGAGES.

  9.1. Encumbrances. Lessee shall have the right to encumber by Mortgage (or Mortgages) all or any portion of Lessee's rights and interests hereunder including, without limiting the generality of the foregoing, all or any portion of Lessee's rights and interests in and to all Improvements on the Demised Premises. In all respects, however, any Mortgagee's interests shall be subordinate, inferior and junior to Lessor's rights, title, privileges, liens and interests as provided in this Agreement, subject to the rights of any such Mortgagee to cure any Event of Default by Lessee as herein provided. Lessee shall not have the right to, in any way, burden or encumber Lessor's fee simple title and reversionary interest in and to the Demised Premises.

  9.2. Notices to Mortgagees. If, at any time after the execution and recording in the Office of the Clerk of the Superior Court of Fulton County, Georgia, of any Mortgage, the Mortgagee thereunder shall notify Lessor in writing that such mortgage has been given and executed by Lessee, and shall at the same time furnish Lessor with a copy of such Mortgage certified as true and correct by the said Clerk, and the address to which such Mortgagee desires Notices and copies of suits as hereinbelow provided to be mailed, Lessor hereby agrees that Lessor will mail to such Mortgagee, as a notice, duplicate copies of any and all suits filed by Lessor against Lessee and such Notices as Lessor has agreed to provide to Mortgagees under Section 10.4 of Article 10 of this Agreement. Notification by any Mortgagee shall cease to be effective upon written notice by such Mortgagee to Lessor of the satisfaction of the Mortgage held by such Mortgagee.

  9.3. Cure by Mortgagees. To the extent that Lessee grants such right to any Mortgagee, such Mortgagee may, at the option of such Mortgagee, at any time before Lessor shall have terminated this Agreement as provided in Section 10.4 of Article 10 of this Agreement, pay any amount or do any act or thing required of Lessee by the terms of this Agreement. All payments so made and all acts or things so done and performed by any such Mortgagee shall be as effective to prevent a forfeiture of the rights and interests of Lessee hereunder as the same would have been if done and performed by Lessee instead of any such Mortgagee. Lessor shall not modify, terminate, cancel or surrender this Lease without the prior written consent of any Mortgagee entitled to Notice under Section 9.2, except upon the occurrence of an Event of Default as defined in Section 10.2 and then only if all conditions and provisions of Articles 9 and 10 have been fully complied with by Lessor and such Event of Default continues and has not been cured pursuant to the provisions of Article 10.

  9.4. Subrogation. Any Mortgage given by Lessee may be so conditioned as to provide that as between Lessee and any Mortgagee under such Mortgage, such Mortgagee, on curing any circumstances which might ripen into an Event of Default, shall be thereby subrogated to any and all of the rights of Lessee under the provisions, covenants, terms and conditions of this Agreement.

  10. DEFAULT AND TERMINATION.

  10.1. Interest Conditional. The Lessee's interest created by this
Agreement is granted on the condition that should any Event of Default occur and be continuing, then Lessor may, subject to all of the terms, conditions and provisions hereof, terminate this Agreement and such Lessee's interest as provided in this Article 10.

  10.2. Events of a Default. The following conditions and events shall constitute Events of Default for purposes of this Agreement:

  a. Lessee fails to make or pay any fees, charges or other payments required hereunder when due to City within fifteen (15) days after receipt of written notice from Commissioner of Finance of Non-payment thereof;

  b. Forty-nine percent (49%), or more, of the ownership of Lessee is in any calendar year transferred, passes to or devolves upon (by operation of law or otherwise) any other person, firm or corporation without the written consent of the Lessor, unless such transfer of interest is approved or permitted under Articles 3, 9, or 11;

  c. Lessee fails to keep, perform and observe each and every promise, covenant and condition set forth in this Agreement on its part to be kept, performed or observed for thirty (30) days after receipt of written notice of default from Comissioner of Finance, except where fulfillment of such obligation requires activity over a period of time and Lessee has commenced to perform whatever may be required within thirty (30) days after receipt of such notice from the Comissioner of Finance and continues such perfomances without interruption except for causes beyond its control;

  d. The levy of any attachment or execution, or the appointment of any receiver, or the execution of any other process of any court of competent jurisdiction which is not vacated, dismissed or set aside within a period of ninety (90) days and which does, or as a direct consequence of such process will, interfere with Lessee's use of the Demised Premises or with its operations under this Agreement;

  e. Lessee becomes insolvent, or takes the benefit of any present or future insolvency statute, or makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy, or a petition or answer seeking an arrangement for reorganization, or for readjustment of indebtedness under the federal bankruptcy laws or under any other law or statute of the United States, or of any state law, or consents to the appointment of a receiver, trustee or liquidator of all or substantially all of its property located within the Demised Premises;

  f. By order or decree of court, Lessee is adjudged bankrupt, or an order is made approving a petition filed by any of the creditors or stockholders of Lessee seeking the reorganization or the readjustment of its indebtedness under the federal bankruptcy laws, or under any law or statute of the United States, or any state thereof;

  g. A petition under any part of the federal bankruptcy laws, or an action under any present or future solvency law or statute is filed against Lessee and is not dismissed within one hundred twenty (120) days;

  h. By, pursuant to or under authority of (1) any legislative act, resolution or rule, or (2) any order or decree of any court, governmental board, agency or officer having jurisdiction, a receiver trustee or liquidator takes possession or control of all or substantially all of the property of Lessee, and such possession or control continues in effect for a period of one hundred twenty (120) days;

  i. Any lien is filed against the Demised Premises because of any act or omission of Lessee or a sub-tenant and such lien is not removed, enjoined or a bond for satisfaction of such lien is not posted within sixty (60) days after Lessee has actual knowledge of the filing of such lien; or

  j. Lessee voluntarily abandons, deserts or vacates the Demised Premises.

  10.2.1. Lessee's Right to Contest and Effect of Acceptance.

  a. Nothing in this Section 10.2 shall prohibit Lessee from contesting in good faith any governmental authority's requirements or its duty to pay any tax, lien, claim, charge or demand, but Lessee shall comply with all laws, ordinances, rules, regulations, orders and other governmental directives until and unless relieved from doing so by a court of competent jurisdiction.

  b. No acceptance by Lessor of the fees and charges or other payments specified herein, in whole or in part, and for any period or periods, after a default in complying with any of the terms, covenants and conditions to be performed, kept or observed by Lessee shall be deemed a waiver of any right on the part of Lessor to cancel or terminate this Agreement on account of such default, so long as such default continues.

  10.2.2. Lessor's Rights of Re-Entry. Subject to the provisions of Article
9 and Section 10.3 through 10.9, Lessor shall, as a non-exclusive remedy, upon the giving of written notice of cancellation or termination as above provided, have the right to re-enter the Demised Premises and every part thereof on the effective date of cancellation or termination without further notice of any kind, remove any and all persons therefrom and may regain and resume possession either with or without the institution of summary or legal proceedings or otherwise. Such re-entry, however, shall not in any manner affect, alter or diminish any of the obligations of Lessee under this Agreement.

  10.2.3. Additional Rights of Lessor. Lessor, upon termination or cancellation of this Agreement, or upon re-entry, regaining or resumption of possession of the Demised Premises, pursuant to 10.2 hereof, may occupy said premises and shall have the right to permit any person, firm or corporation to enter upon the Demised Premises and use the same. Such occupation by others may be of only a part of said Premises, or the whole thereof or a part thereof together with other premises, and for a period of time the same as or different from the balance of the term remaining hereunder, and on terms and conditions the same as or different from those set forth in this Agreement. Lessor shall also have the right to repair or to make such structural or other changes in the Demised Premises as are necessary in its judgment to maintain the suitability thereof for uses and purposes similar to those granted under this Agreement without affecting, altering or diminishing the obligations of Lessee hereunder.

  10.2.4. Survival of Lessee's Obligations. In the event this Agreement is terminated or cancelled by Lessor pursuant to the provisions of this Agreement, or in the event Lessor re-enters, regains or resumes possession of the Demised Premises, Lessor shall be entitled to recover damages to be computed in the following manner: Subject to Lessor's obligation to mitigate damages, Lessor shall be entitled to recover the amount or amounts of fees and charges which would have been due and payable to Lessor to the same extent, at the same time or times, and in the same manner as if no termination, cancellation, re-entry, regaining or resumption of possession had taken place. Lessor shall have the responsibility to diligently seek mitigation of damages in the event of such termination, cancellation or resumption of possession.

  10.2.5. Waiver of Redemption and Damages. Lessee hereby waives any and all rights of redemption and damages granted by or under any present or future law or statute in the event it is dispossessed by reason of an uncured default, and Lessor obtains or retains possession of the Demised Premises in any lawful manner.

  10.3 Force Majeure. For the purpose of any of the provisions of this Agreement, neither Lessor nor Lessee, as the case may be, nor any successor in interest, shall be considered in breach of, or default in, the obligations thereof with respect to this Agreement in the event of enforced delay in the performance of such obligations due to unforeseeable causes beyond the control and without the fault or negligence thereof, including, but not restricted to, acts of God, acts of the public enemy, acts of the Federal Government, acts of the other party, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather or delays of any contractor or subcontractors due to such causes; it being the purpose and intent of this
Section 10.3 that in the event of the occurrence of any such enforced delay, the time or times for perfomance of the obligations of Lessor or Lessee, as the case may be, with respect to this Agreement shall be extended for the period of the enforced delay; provided that the party seeking the benefit of the provisions of this Section 10.3 shall, within ten (10) calendar days after the beginning of any such enforced delay, have first notified the other party thereof by Notice, and of the cause of causes thereof, and requested an extension for the period of the enforced delay.

  10.4. Remedies. If an Event of Default has occurred and is continuing, Lessor may, at Lessor's option, upon giving sixty (60) calendar days prior Notice to any Mortgagee entitled to such Notice as provided In Section 9.2 of
Article 9 of this Agreement of the circumstances which may ripen into any such Event of Default (which Notice may be given concurrently with any Notice to Lessee from Lessor required pursuant to Section

10.2 of the Article l0), except as otherwise provided in Section 10.5 of this
Article 10, unless such Mortgagee is in compliance with either Section 10.4 or
Section 10.5 of this Article 10, in good faith instituted proceedings necessary to secure such possession and if Mortgagee proceeds with due diligence to cure the circumstances which may ripen into such Event of Default, Lessor will not terminate this Agreement provided Mortgagee, for the period from the inception to the cure of such circumstances, pay all Rent and other monetary sums due Lessor under this Agreement and otherwise performs all the other obligations required by this Agreement to be performed by Lessee, which Mortgagee is able to perform under the circumstances.

  10.5. Foreclosure by Mortgagee. If the nature of the circumstances which may ripen into an Event of Default (as declared by Lessor under Section 10.4 of this Article 10) is such that the same cannot be cured by Mortgagee, then if Mortgagee, after receiving Notice of such circumstances and prior to the expiration of the first thirty (30) days of the sixty (60) calendar days grace period in Section 10.4 of this Article 10, promptly institutes foreclosure proceedings to foreclose the Mortgage held by such Mortgagee, and proceeds with due diligence to prosecute such foreclosure proceedings to a conclusion, Lessor will not terminate this Agreement provided Mortgagee, for the period from the inception of such circumstances until such foreclosure proceedings are concluded, pays all Rent and other monetary sums due Lessor under this Agreement and otherwise performs all other obligations required by this Agreement to be performed by Lessee, which Mortgagee is able to perform under the circumstances. Such Mortgagee, following foreclosure thereby upon any interest of Lessee under this Agreement and Mortgagee's purchase of Lessee's interest at such foreclosure, shall be obligated as the successor to Lessee under this Agreement for such obligations as mature under the terms of this Agreement only during the time that the title to the Lessee's interest is and remains vested in such Mortgagee.

  Any purchaser at any foreclosure sale shall not have the right to transfer, sell, convey and assign the interest and title purchased at such sale without the approval or consent of Lessor. Said approval or consent shall not be unreasonably withheld.

  10.6. New Lease. If any Mortgagee shall effect a cure of circumstances which may ripen into an Event of Default, as allowed by Sections 10.4 and 10.5 of this Article 10, such Mortgagee, at its option, shall have the right to notify Lessor by Notice within ten (10) calendar days after such Mortgagee shall have effected such cure that such Mortgagee is desirous of assuming this Agreement for the remainder of the Lease Term, provided such Mortgagee in said Notice obligates itself to immediately (i) pay to Lessor all unpaid Rent and other monetary sums which are due, or which except for such termination would otherwise be due, under this Agreement up to and including the date of commencement of the term following such assumption of this Agreement; and (ii) pay to Lessor all expenses and reasonable attorney's fees incurred by Lessor in connection with any such circumstances which might have ripened into an Event of Default.

  10.7. Operation by Lessor. Lessor agrees that after a circumstance which may ripen into an Event of Default until the assumption of this Agreement as contemplated by Section 10.6 of this Article l0, Lessor will do nothing which would give rise to any liens against the Demised Premises, and Lessor shall have the right, but not the obligation, to operate the Demised Premises. If Lessor shall elect to operate the Demised Premises, then Lessor shall pay over to Mortgagee the net income or rental received by Lessor, if any, derived from the operation of the Demised Premises from the date Lessor commenced such operation, or Mortgagee shall pay over to Lessor the net deficit to Lessor from such operation, both determined in accordance with an audit prepared for and certified to Lessor and Mortgagee by an independent certified public accountant registered and licensed in the State of Georgia and approved in writing by Lessor and Mortgagee. The cost and expense of the said audit shall be borne by Mortgagee.

  10.8. Possession. If any Mortgagee shall become entitled to possess the Demised Premises, whether by reason of foreclosure, succession to the Lessee's interests, by assumption of this Agreement or otherwise, Lessor shall, at the request, cost and expense of Mortgagee take all appropriate steps and action to remove any persons from possession and to put Mortgage (or its assigns) in possession of the Demised Premises, but Lessor shall not be liable to Mortgagee or to any person for any damages resulting from any delay in delivering possession of Demised Premises, and there shall be no abatement of rental under any new Lease Agreement or otherwise by reason of any delay.

  11. ASSIGNMENTS, SUBLEASES AND OCCUPANCY LEASES.

  11.1. Assignments and Transfers. Lessee shall not sell, assign or otherwise convey its title and interest in the Demised Premises or any part thereof except as permitted by Section 9.1, 11.2 and 11.3 of this Agreement or as may otherwise be approved by Lessor, which approval shall not be reasonably withheld. There shall be no transfer within any calendar year of forty-nine percent (49%) or more of the ownership of Lessee to any person, firm or entity (excluding transfers to the immediate family and trusts for the immediate family of the transferor) without approval by Lessor, which approval shall not be unreasonably withheld.

  11.2. Occupancy Leases and Subleases. Lessee may enter into Occupancy Leases as defined herein for the whole or any portion of the Demised Premises and/or Improvements without reference to or approval by the Lessor.

  Lessee may enter into subleases as defined herein for the whole or any portion of the Demised Premises and/or Improve-ments after obtaining approval by Lessor, acting through its governing body. All such subleases must contain language concerning nondiscrimination as required by
Section 14.12 infra.

  11.3. Effect of Termination. All Occupancy Leases and all Subleases shall be subordinate to this Agreement (subject to the provisions of Paragraph 7.8) and shall contain a covenant on the part of the tenant thereunder to the effect that neither the termination of this Agreement nor the institution of any suit, action, or proceeding by Lessor to recover possession of the Demised Premises shall by operation of law, or otherwise, result in the cancellation or termination of such Occupancy Leases or Subleases (or of any of the obligations of tenant therein or thereunder) so long as no uncured default exists thereunder, and if such tenant shall attorn to Lessor or Lessor's successor in interest. The requirements of any Mortgagee holding a Mortgage, with respect to any of such Subleases or Occupancy Leases shall govern the relative priorities of such Mortgage and such Occupancy Leases and such Subleases and the rights of such Mortgagee concerning such Occupancy Leases and such Subleases which are not inconsistent with these provisions.

  12. CONDEMNATION.

  12.1. Condemnation Proceedings. If, during the Lease Term, the Demised Premises or any portion thereof be condemned and taken by the United States of America, the State of Georgia or by other body having power of eminent domain thereover, then the provisions of this Section 12.1 shall apply.

  12.1.1. The amount of any awards from any condemnation shall be made separately to Lessor and Lessee to adequately compensate Lessor and Lessee for the fair market value of each of their respective interests in the Demised Premises without reference to or consideration of any termination of this Lease or the obligations hereunder relating to the portion of the Demised Premises condemned.

  12.1.2. If all of the Demised Premises is condemned, or such portion thereof is condemned so that the residue has substantially no commercial value to Lessee, then the obligations of Lessee to pay Rent which would accrue after the date that condemnor takes possession of the condemned property shall terminate. If, after a condemnation occurs, the residue of the Demised Premises has commercial value to Lessee, then Lessor and Lessee shall mutually select a qualified, independent real estate appraiser who shall, as expeditiously as possible, determine the commercial value to Lessee of the residue of the property remaining after such condemnation. If Lessor and Lessee are unable to agree in their selection of such appraiser, then an appraiser shall be appointed by the presiding judge of the Superior Court of Fulton County, Georgia, and the appraiser so selected shall determine the commercial value to Lessee of said residue of such Demised Premises. The Minimum Rent, as adjusted, and the percentage rent payable under the provisions of Article 5 of this Agreement shall be reduced to that percentage thereof which the value of said residue (as so determined), bears to the sum of said value and the amount paid by award to Lessor and Lessee under Section 12.1.1 hereof.

  12.1.3. No Acknowledgement. This Article 12 shall not constitute an acknowledgment or be construed as constituting an acknowledgment by Lessor or Lessee or either or both of them that Lessor's rights as an entity of government in and to the reversionary fee simple estate in the Demised Premises are in any manner subject to any power of eminent domain vested in any government or other body.

  13.   NOTICES.

  13.1. Notices. All Notices provided for or permitted to be given pursuant to this Agreement must be in writing and shall be deemed to have been properly given or served by depositing such in the United States Mail, postpaid and registered or certified return receipt requested, and addressed as hereinafter provided. All Notices shall be effective upon being deposited in the united states mail, however, the time period in which a response to any Notice must be given, if any, shall commence to run from the date of receipt on the return receipt of the Notice by the addressed thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice. In the event that registered or certified mail is not being accepted for prompt delivery, notices may then be served by personal service on the person to whose attention notices are to be addressed as herein provided. By giving at least thirty (30) days notice thereof, Lessor, Lessee, the Insurance Trustee and any Mortgagee shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

  13.2. Address. Notices shall be addressed as provided in Subsections
13.2.1 and 13.2.2 of this Section 13.2. This Section 13.2 shall from time to time be supplemented by Lessor and Lessee as required to add hereto the addresses for Notice to the Insurance Trustee and Mortgagees, and to reflect changes in the address of the parties.

  13.2.1. A11 Notices to Lessor shall be addressed to:

         City of Atlanta
         68 Mitchell Street, S.W.
         Atlanta, Georgia 30303
         Attention: The Commissioner of Finance

  13.2.2. All notices to Lessee shall be addressed to:

         Filmworks U.S.A., Inc.
         2000 Lakewood Way, S.E.
         Atlanta, Georgia 30315

  14. MISCELLANEOUS.

  14.1 Inspection. Lessor or the agents of Lessor may, but shall be under no duty to, enter the Demised Premises at reasonable time and hours and without unreasonable interference with the use of the Demised Premises, to inspect the Demised Premises in order to determine whether or not Lessee is complying with the undertakings, duties and obligations of Lessee under this Agreement and Lessor shall indemnify Lessee from any loss or damage sustained as a result of inspections.

  14-2. Zoning. Without limiting the covenants and warranties of Lessor set forth in Section 3.2 of Article 3 of this Agreement, Lessee takes the Demised Premises subject to all zoning regulations and ordinances now in force, including but not limited to, those as to building line and setback. Upon written request of Lessee, Lessor shall initiate appropriate zoning proceedings necessary to allow uses of the property contemplated by this Agreement at no cost to Lessee. Lessee agrees to assist and participate in such proceedings at no cost to Lessor. In the event such rezoning has not occurred within five (5) months after initiated, Lessee shall have the option to terminate this Agreement, and thereafter stand relieved of any and all responsibilities, duties and obligations to Lessor. Lessee at Lessee's own expense may, in good faith, contest and litigate as to validity of any ordinance, rule, regulation, resolution or statute of any govermental body affecting the Demised Premises at Lessee's use or occupancy thereof if said ordinance, rule, regulation, resolution or statute is considered by Lessee to be invalid.

  14.3. Holding Over. Lessee shall not use or remain in possession of the Demised Premises after the expiration of the Lease Term. Any holding over, or continued use and/or occupancy by Lessee, after the expiration of the Lease Term, without written consent of Lessor, shall not constitute a tenant at will interest in behalf of Lessee; but Lessee shall become a tenant at sufferance at the annual rate of Rent for the last year of the Lease Term set out above. If Lessor accepts Rent from Lessee as a tenant at sufferance, such tenancy shall be terminable by either Lessor or Lessee upon one hundred eighty (180) days prior notice to the other. There shall be no renewal whatsoever of this Agreement by operation of law.

  14-4. Non-Waiver. No failure of Lessor to exercise any power given Lessor hereunder or to insist upon strict compliance by Lessee with the undertakings, duties and obligations of Lessee hereunder, and no custom or practice of Lessor and Lessee at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the provisions, covenants, terms and conditions of this Agreement.

  14.5. Rights Cumulative. All rights, powers and privileges conferred herein upon both Lessor and Lessee shall be cumulative.

  14.6. Successors and Assigns. It is mutually covenanted, understood and agreed by and between Lessor and Lessee that each of the stipulations, expressions, phrases, provisions, covenants, terms and conditions of this Agreement shall apply, extend to, be binding upon and inure to the benefit or detriment not only of the parties hereto, but to the legal representatives, successors and assigns of Lessor and Lessee, and shall be deemed and treated as covenants real running with the Demised Premises during the Lease Term. Whenever a reference to the parties hereto is made, such reference shall be deemed to include the legal representatives, successors and assigns of said party, the same as if in each case expressed.

  14.7. Governing Law. It is mutually covenanted, understood and agreed by and between Lessor and Lessee that this Agreement and the leasehold estate created hereby shall be governed, construed, performed and enforced in accordance with the laws of the State of Georgia.

  14.8. Termination. The words "terminate" or "termination" as used herein shall refer to the end of the Lease

Term whether due to the expiration thereof or the earlier end of this Agreement by reason of an Event of Default.

  14.9. Terminology. Whenever the singular or plural number, or masculine, feminine, or neuter gender is used in this Agreement, it shall equally apply to, extend to and include the other. The headings of Articles and Sections herein are included only for convenience of reference, and shall not be considered in the interpretation of this Agreement.

  14.10. Estoppel Certificates. Lessor and Lessee agree that at any time and from time to time upon not less than ten (10) days prior notice by the other, Lessor or Lessee will execute, acknowledge and deliver to the other a statement in writing certifying (a) that this Agreement is unmodified and in full force and effect or if there have been modifications that the same is in full force and affect as modified and identifying the modifications, (b) the date to which the Rent and other charges have been paid, and (c) that so far as the certified knows, there is no default (regardless of whether such shall have ripened into an Event of Default, specifying the nature of same. Estoppel Certificates may be relied upon by any person or entity proposing to acquire Lessor's or Lessee's interests hereunder, or any portion thereof or interest therein, as the case may be, and by any Mortgagee or prospective Mortgagee (or any Assignee thereof) now or hereafter having any present or prospective interest in the right, title or Interest of Lessor or Lessee created hereby or existing hereunder.

  14.11. Time of the Essence. All time limits stated in this Agreement are of the essence.

  14.12. Non-Discrimination. As a contractor with Lessor, Lessee hereby agrees with Lessor that Lessee shall be bound by the valid laws of the United States, the State of Georgia and all valid ordinances and laws of the City of Atlanta, Georgia with reference to prohibitions against discrimination on the basis of race, religion, color, sex or national origin, and specifically, Lessee acknowledges that Lessee has been made fully aware of the provisions of Section 5-5153 through 5-5154 of the Code of Ordinances of the City of Atlanta, and that Lessee shall be bound by the provisions thereof as the same exist upon the date of the execution of this Agreement. Said provisions are attached hereto marked Exhibit F and incorporated herein by reference. In any event, at a minimum, Lessee pledges that with respect to all capital improvements made upon the Demised Premises at least twenty-five percent (25%) of all expenditures during each Operating Year for such capital improvements shall be made in connection with contracts awarded to certified minority or joint venture contractors approved by the Contract Compliance officer of the City of Atlanta. Provided however, that foe Purposes of this section interest payments made on loans for capital improvements shall not be included in the computation hereunder.

  Furthermore, Lessee pledges that at least twenty-five percent (25%) of all expenditures during each Operating Year for operating expenses in connection with its operations on the Demised Premises shall consist of purchases made from vendors who are certified as approved minority or joint-venture vendors by the Contract Compliance Officer of the City of Atlanta.

  For purposes of this Section, compliance with the percentage requirements herein shall be determined annually conmencing with the first Operating Year.

  For purposes of determining compliance with this section Lessor shall have the right at any time to request production of any and all information available to Lessee concerning its expenditures within the meaning of this section.

  All Subleases entered into pursuant to this Agreement shall contain language similar in substance to this Section 14.12 with regard to the obligations of the Subleases.

  14.13. Lessee acknowledges that Lessee has been fully informed concerning
Code of Ordinances of the City of Atlanta requirements relating to equal employment opportunity provisions of public contracts of the City of Atlanta, and Lessee declares its intention and obligation under the terms of this Agreement to fully comply with all of the provisions of said Code of Ordinances.

  14.14. Complete Agreement. This Agreement constitutes the full, complete and entire agreement between and among Lessor and Lessee concerning the Demised Premises; no agent, officer or representative of Lessor or Lessee has authority to make, or has made, any statement, agreement, representation or contemporaneous agreement, oral or written, in connection herewith modifying, adding to or changing the provisions, convenants, terms and conditions hereof. No modification or amendment of this Agreement shall be binding unless such modification or amendment shall be in writing and signed by both Lessor and Lessee.

  14.13. Transactions with Affiliates.

  14.15.1. All transactions between Lessee and any Affiliate of Lessee with respect to the use or occupancy of the Demised Premises or any portion thereof shall be entered into upon an "arms-length" basis such that the rentals or other charges payable to Lessee are as if the same space or services had been leased by an Entity having no common ownership with Lessee. Lessee and Lessor acknowledge and agree that the purpose of the foregoing is to assure that for such transaction the Gross Revenues of Lessee, upon which percentage rental is due Lessor pursuant to this Agreement, are not less than such Gross Revenues would have been if Lessee had dealt with an independent Entity instead of with such Affiliate.

  14.15.2. Lessee shall, within sixty (60) calendar days followinq the end of each Operating Year, deliver to Lessor a schedule of all transactions with respect to the use of the

Demised Premises between Lessee and any Affiliate of Lessee entered into during the preceeding Operating Year, listing the amount paid Lessee with respect to each such transaction.

  14.16. UDAG Application. Lessor has been requested by Lessee to prepare and file an application for an Urban Development Action Grant with the Department of Housing and Urban Development of the United States Government for assistance in the development of the Demised Premises. The parties agree to seek such grant by cooperating with one another in approval of the application.

  14.17. Industrial Development Bonds. The parties recognize that it is the intention of Lessee to seek approval by the Fulton County Development Authority of an Industrial Revenue Bond Issue by said Authority for the purpose of financing certain improvements of the Demised Premises. Lessor agrees to cooperate fully with Lessee in connection with the procedures required to obtain such approval and the issuance of said bonds.

  14.18. Historic Designation of Demised Premises. The parties agree that certain structures and areas on the Demised Premises may be eligible for inclusion on the National Register of Historic Places or for other designations as historic places or historic structures by a governmental entity.

  Either party may request assistance from the other in preparing and processing an application for such historic designation, and the other party will provide assistance as reasonably requested in making such application. Such assistance shall include, but not necessarily be limited to, staff assistance and access to records necessary to promote the application.

  14.19. Existing Leases and Subleases. Lessor agrees to transfer all existing leases and subleases now in force upon the Demised Premises to Lessee and to prorate rentals as of the date of this Instrument.

  14.20. Survey. Lessee, at it option, or Lessor, at its option, may at any time cause to be prepared a certified survey of the property (including but not limited to a definition of the Park Parcel) by a Georgia Registered Surveyor and shall furnish a copy of any such survey to the other party hereunder.

  14.21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

  IN WITNESS WHEREOF, Lessor and Lessee, acting through their respective proper and duly authorized officers, have executed this Agreement on the day and year hereinabove first written.


ATTEST:                                   CITY OF ATLANTA, a Municipal
                              Corporation Chartered Pursuant to
                              the Laws of the State of Georgia
                              ("Lessor")

/s/ [Illegible]                           /s/ [Illegible]
----------------------------              --------------------------------------
Clerk of Council                          Mayor

                              Recommended:

                             /s/ [Illegible]
                             --------------------------------------
                             Chief Administrative Officer

As to the Mayor, Deputy City              Approved as to form on behalf of
Clerk and Chief Administrative            the City of Atlanta:
Officer, signed, sealed and
delivered in the presence of:

/s/ [Illegible]
----------------------------              --------------------------------------
Unofficial Witness                        Commissioner, Parks, Recreation
                                 and Cultural Affairs


/s/ [Illegible]                           /s/ [Illegible]
----------------------------              --------------------------------------
Notary Public [Illegible]                 Commissioner of Finance


                    Approved as to form on behalf of
                    the City of Atlanta:

                    /s/ [Illegible]
                    --------------------------------------
                    Assistant City Attorney
                                CORP.
                                SEAL

As to Filmworks U.S.A., Inc.              FILMWORKS U.S.A., INC.
and the execution by its
officers, signed, sealed and
delivered in the presence of:             By: /s/ [Illegible]
                                              ----------------------------------
/s/ [Illegible]                               President
----------------------------
Unofficial Witness
                                              /s/ [Illegible]
                                              ----------------------------------
/s/ [Illegible]                               Secretary
----------------------------
Notary Public  [Illegible]

[ILLEGIBLE]

A SUBSTITUTE ORDINANCE BY COUNCILMEMBERS
DEBBY McCARTY, BARBARA ASHER, ROBB PITTS
AND DOZIER SMITH:

    AN ORDINANCE TO AUTHORIZE THE ACCEPTANCE AND
    APPROVAL ON BEHALF OF THE CITY OF ATLANTA OF A
    MODIFIED PLAN IN BANKRUPTCY COURT IMPLEMENTING
    THE TRANSFER AND ASSIGNMENT OF THE PRESENT LEASE
    HELD BY ATLANTA LAKEWOOD ENTERPRISES, LTD., TO
    FILMWORKS USA, INC., AND TO AUTHORIZE THE MAYOR
    TO EXECUTE AN AMENDED LEASE WITH SAID FILMWORKS
    USA, INC., FOR THE PURPOSE OF DEVELOPING THE
    COMPLEX AT LAKEWOOD FAIRGROUNDS AS A MOVIE
    PRODUCTION FACILITY, AND FOR OTHER PURPOSES.

WHEREAS, in May, 1979, the City of Atlanta entered into a contract with Atlanta Lakewood Enterprises, Ltd., whereby the City leased Lakewood Fairgrounds for the purpose of developing a movie production facility; and

WHEREAS, the said Atlanta Lakewood Enterprises, Ltd., never paid any rent, thereby defaulting on its lawful obligations to the City; and

WHEREAS, the said Atlanta Lakewood Enterprises, Ltd., filed petition in bankruptcy on September 19, 1980, and the court entered an order preventing the City from terminating the leases at that time; and

WHEREAS, the aforesaid bankrupt, Atlanta Lakewood Enterprises, Ltd., submitted to the bankruptcy court a plan of reorganization whereby the bankrupt would transfer and assign its only asset, to wit: the aforementioned lease for Lakewood Fairgrounds, to a new purchaser if one were found and approved, with the stipulation that the funds realized in the purchase and assignment of the lease would pay a certain percentage of the debts of the bankrupt corporation; and

WHEREAS, said plan of reorganization was approved by the Honorable David A. Kahn, Bankruptcy Judge in the United States District Court for the Northern District of Georgia, in March, 1981; and

WHEREAS, after numerous appeals said order approving the plan of reorganization finally became effective in December, 1982; and

WHEREAS, due to the high cost of funding the reorganization plan approved by Judge Kahn no potential purchaser has been able or willing to pay into bankruptcy court the sum of money necessary to implement the transfer of the lease; and


WHEREAS, the practical result of the continued existence of the reorganization plan unfulfilled has been to make virtually useless a valuable asset belonging to the City of Atlanta, to wit: Lakewood Fairgrounds; and

WHEREAS, a potential new purchaser has approached the bankrupt company with a proposal for a modification of the original plan in bankruptcy, under which modification the potential new purchaser of the lease proposes to pay the sum of $100,000 into bankruptcy court to fund the modified plan in exchange for the liquidation of all encumbrances against the bankrupt company's lease and the transfer and assignment of the lease on Lakewood Fairgrounds to the potential new purchaser; and

WHEREAS, the bankrupt company, Atlanta Lakewood Enterprises, Ltd., has agreed with the potential new purchaser on the proposal for the modification of the plan in bankruptcy; and

WHEREAS, on November 21, 1983, Atlanta Lakewood Enterprises, Ltd., filed a petition in bankruptcy court setting forth the agreed-upon proposed modification of the plan, a copy of which petition setting forth the modified plan is attached hereto as Exhibit "A" to this ordinance; and

WHEREAS, the aforesaid potential new purchaser, a Georgia corporation known as Filmworks USA, Inc., has proposed pursuant to the modified plan shown here as Exhibit "A" to take an assignment of the Atlanta Lakewood Enterprises, Ltd., lease and thereupon to amend the lease in accordance with the terms set forth in the proposed amended lease, a copy of which is attached hereto as Exhibit "B" to this ordinance; and

WHEREAS, the potential new purchaser, Filmworks USA, Inc., appears to have the resources, energy and ability necessary to make viable the plan as modified; and

WHEREAS, Lakewood Fairgrounds is potentially a valuable asset to the people and to the economy of this City and should be utilized to its fullest for the betterment of the citizenry;

NOW, THEREFORE, BE IT ORDAINED BY THE COUNCIL OF THE CITY OF ATLANTA, GEORGIA:

SECTION ONE. THAT the City Attorney be, and she hereby is, authorized to consent in the United States Bankruptcy Court for the Northern District of Georgia to an order setting aside the previous order of that Court confirming a reorganization plan and instituting a modified plan of reorganization in substantially the form as set forth in Exhibit "A", to this ordinance;

SECTION TWO. THAT the Mayor be, and he hereby is, authorized on behalf of the City of Atlanta to execute an amended lease with Filmworks USA, Inc., for the lease of Lakewood Fairgrounds as a movie production facility for a term of thirty-five (35) years with an option to extend for an additional fifteen (15) years in substantially the from as the proposed amended lease attached hereto as exhibit "B" to this ordinance and incorporated herein by reference;


SECTION THREE. THAT in exchange for the leasing of the Lakewood Fairgrounds the lease shall provide that Filmworks USA, Inc., shall pay as rent during the term of the lease certain sums of money according to the following schedule:

    Base Rent. Subject to the subsequent provision herein for a Minimum Rent, Filmworks USA, Inc., shall pay a base rental of three (3%) percent of its annual gross revenues, commencing with the Sixth Operating Year.

    Minimum Rent. In any event, Filmworks USA, Inc., shall pay as a minimum rent annually the sum of $100,000 during the first three (3) operating years of the amended lease term; the sum of $150,000 during the fourth (4th) and fifth (5th) operating years; and for the sixth (6th) operating year and thereafter Filmworks USA, Inc., shall pay a minimum annual rental equal to the sum of $150,000 multiplied by a fraction the numerator of which is the Consumer Price Index for the Current Month immediately prior to the commencement of the Operating Year in question and the denominator of which is the Consumer
    Price Index for the Base Month, which Base Month is defined as the last month immediately preceding the end of the fifth (5th) operating year for which a Consumer Price Index is reported; and

SECTION FOUR. THAT the lease, as amended, between the City of Atlanta and Filmworks USA, Inc., shall be in substantially the same from as the proposed lease attached hereto as Exhibit "B" to this ordinance; THAT it shall be approved as to form by the City Attorney prior to its execution by the Mayor; THAT it shall not be executed until all conditions precedent as set forth in the proposed modified plan (Exhibit "A") have been satisfied; and THAT the lease shall not be effective and binding upon the City of Atlanta until it shall have been executed by the Mayor and an executed copy delivered to Filmworks USA, Inc.; and


SECTION FIVE. THAT all ordinances in conflict herewith are hereby repealed to the extent of said conflict, PROVIDED, HOWEVER, that nothing in this repealer shall be construed as a repeal, implied or otherwise, of those portions of that certain Ordinance No. 1983-52, approved by Council and signed into law by the Mayor on the 21st day of July, 1983, relative to the equality of participation of women and minorities in the performance of City of Atlanta contracts and subcontracts in connection therewith, which relevant part of said ordinance is codified at Section 5-5153 and 5-5154 of the Code of Ordinances of the City of Atlanta.

0-83-054

A true copy                ADOPTED by City Council Jan 3, 1984
/S/ [ILLEGIBLE]            APPROVED by the Mayor   Jan 3, 1984


                        Filed in U.S. Bankruptcy Court
                              Atlanta, Georgia

                                 DEC. 8, 1983

                            Johnny [ILLEGIBLE], Clerk

                         By: /s/ [ILLEGIBLE]
                             -----------------------------
                               Deputy Clerk

                                  RECEIVED

                                 DEC 16, 1983

                        UNITED STATES BANKRUPTCY COURT
                         NORTHERN DISTRICT OF GEORGIA
                               ATLANTA DIVISION


IN THE MATTER OF:                     :           CASE NUMBER
                                      :
ATLANTA LAKEWOOD ENTERPRISES,         :           80-03317A
LTD.,                                 :
                                      :           IN PROCEEDINGS UNDER
                                      :           CHAPTER 11 OF THE
 DEBTOR.                              :           BANKRUPTCY CODE

                ORDER AND NOTICE APPROVING DISCLOSURE STATEMENT
         AND FIXING TIME FOR FILING ACCEPTANCE OR REJECTION OF SECOND
              MODIFIED PLAN, AND NOTICE OF CONFIRMATION HEARING,
             AND NOTICE OF THE TIME FIXED FOR FILING OBJECTIONS TO
                  TO CONFIRMATION OF THE SECOND MODIFIED PLAN

    A disclosure statement under Chapter 11 of the Bankruptcy Code, 11
U.S.C. ss.101 et seq., having been filed by the Debtor in the above-styled case on November 21, 1983, referring to a second modified plan under Chapter 11 of the Code, also filed by the Debtor on November 21, 1983; and

    It having been determined after hearing on notice that the disclosure statement contains adequate information;

    IT IS ORDERED, AND NOTICE IS HEREBY GIVEN THAT:

    A. The disclosure statement filed by the Debtor in the above-styled case, dated November 21, is approved.

    B. January 5, 1984, is fixed as the last day for filing written acceptances or rejections of the plan referred to above.

    C. Within 4 days after the entry of this order, the plan, the disclosure statement, and a ballot conforming to Official Form No. 30, shall be transmitted by mail to creditors, equity security holders and other parties in interest, as provided in Rule 3017 (d).

    D. January 11, 1984, is fixed for the hearing on confirmation of the plan. Said hearing shall be held at 2:30 o'clock P.M., in Courtroom 1707, of the United States Courthouse, 75 Spring Street, S.W., Atlanta, Georgia, before the undersigned. Said hearing may be adjourned from time to time by announcement made in open court without further written notice to parties in interest.

    E. January 5, 1984, is fixed as the last day for filing and serving pursuant to Rule 302 [ILLEGIBLE] written objections to confirmation of the plan. Any such objections shall be filed with the Clerk, United States Bankruptcy Court, Room 1340, United States Courthouse, 75 Spring Street, S.W., Atlanta, Georgia 30303.

    IT IS SO ORDERED.

    At Atlanta, Georgia, this 6 day of December, 1983.



                                   /s/ A.D. Kahn
                                   ------------------------------------
                                    A. D. KAHN
                                    UNITED STATES BANKRUPTCY JUDGE


                        Filed in U.S. Bankruptcy Court
                               Atlanta, Georgia

                                  NOV 21 1983

                           Johnny [ILLEGIBLE], Clerk

                           By: /s/ [ILLEGIBLE]
                              -----------------------------
                               Deputy Clerk

                        UNITED STATES BANKRUPTCY COURT
                         NORTHERN DISTRICT OF GEORGIA
                               ATLANTA DIVISION

                                   RECEIVED

                                 DEC 16, 1983

                                LAW DEPARTMENT

IN RE:                          :         CHAPTER 11
                                :
ATLANTA LAKEWOOD ENTERPRISES,   :         CASE NO. 80-03317A
LTD.,                           :
                                :
                                :
       Debtor                   :

                             DISCLOSURE STATEMENT
                  FOR SECOND MODIFIED PLAN OF REORGANIZATION

                                      I.

                                 INTRODUCTION

    Atlanta Lakewood Enterprise, Ltd., the Debtor, provides this
Disclosure Statement for all of its known holders of a claim or interest in order to disclose that information deemed by the Debtor to be material, important, and necessary for the holders of a claim or interest to arrive at an informed decision in exercising their right to vote for acceptance of the Second Modified Plan of Reorganization (hereinafter "the Plan") which has been filed by the Debtor. A copy of the Plan accompanies this Statement.

     At a later date the Court, by Order, will fix a date for a hearing on the acceptance of the Plan. Creditors may vote on the Plan by filling out and mailing the Acceptance form, which will be attached to the Order, to the Clerk, Bankruptcy Court, Room 1240, 75 Spring Street, S.W., Atlanta, Georgia 30335, or may attend such hearing and present the Acceptance in person at that time.

    NO REPRESENTATIONS CONCERNING THE DEBTOR OR THE PLAN ARE AUTHORIZED
BY THE DEBTOR OTHER THAN AS SET FORTH IN THIS STATEMENT. ANY REPRESENTATION OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE WHICH ARE OTHER THAN AS CONTAINED IN THIS STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION.

                                      II.

                                  BACKGROUND

           Debtor is a Georgia corporation formed in February, 1979.


    The corporation was formed for the purpose of acquiring a lease from the City of Atlanta on the property known generally as Lakewood Fairgrounds. On May 1, 1979, debtor did become a Lessee of the property.

    It was the intention of Debtor to develop the leased property into a facility for the production of films and related entertainment activities. Although the Debtor operated in this fashion, it has been unable to develop the enterprise to the extent necessary to become a profitable operation and on September 19, 1980 this Chapter 11 case was instituted by the Debtor. At that time Debtor was in arrears on the lease liabilities to the City of Atlanta, and the City had advised that it intended to terminate the lease.

    Debtor had determined that it was not capable of reorganizing itself in order to continue business and had submitted its Modified Plan of Reorganization filed with the court January 19, 1981, which was subsequently confirmed by the Court; however, that Plan required funds in excess of $300,000.00 and Debtor has been unable to find an Acquiring Party willing to pay that sum. Through the efforts of Debtor's principals an Acquiring Party willing to pay $100,000.00 for Debtor's assets has been found and your Debtor has submitted its Second Modified Plan of Reorganization.

    As reflected in the Schedule of Assets and Liabilities, as amended, filed with the Court, Debtor had general obligations of approximately $230,000.00, claims of holders of Debtor's Five (5) Year ten (10%) percent Registered Debentures Notes in the amount of $200,000.00 plus interest, an unknown sum due the City of Atlanta for accrued rentals, and an amount less than $1,000.00 owed to taxing authorities. Additionally there may be a liability of Debtor of approximately $100,000.00 for a security deposit made by a third party to the City of Atlanta.

    The Assets of the Debtor at this time consists only of the Indenture of Lease to the City of Atlanta.

                                     III.

                            PLAN OF REORGANIZATION

    The Plan is a liquidation Plan and provides for distribution to the creditors of all funds to be received for the transfer of all of Debtor's Assets.

    The Plan will be funded by the assignment of Debtor assets to an Acquiring Party for the sum of one Hundred Thousand ($100,000.00) Dollars, to be paid in cash upon Confirmation of the Plan.

    The Plan provides for the divisions of creditors into classes. Class I and Class II creditors, administrative and tax liabilities, are entitled to priority in payment under the Bankruptcy Code and they are to be paid in full when the Orders allowing such claims become non-appealable and the assets are transferred.

    Class III consists of secured creditors. With the exception of utility companies and leasing entities holding deposits, the Debtor knows of no secured creditors. Under the Plan the parties holding deposits will be allowed to offset these deposits against the amounts owed to them and any balance due and owing will become a Class VI claim.

    Class IV is comprised of creditors holding $200,000.00 of five (5) year, ten percent (10%) registered debenture notes, together with accrued, but unpaid interest, computed to the date of Confirmation. These creditors, along with the Class VI creditors, shall receive all the sums received from the Acquiring Party after the satisfaction of Class I, Class II, and Class III creditors, it being anticipated that the dividend to Class IV and Class VI creditors shall be between 17% and 19% of their allowed claim.

    Class V consists solely of the City of Atlanta with regard to all delinquent obligations under the existing lease between the City as Lessor and the Debtor as Lessee. At the time of transfer of the Lease, the City of Atlanta will, after applying all security deposits placed with it pursuant to the Indenture of Lease by or on behalf of the Debtor and after accounting for post-filing receipts and disbursements, withdraw all claims against the Debtor.

    Class VI creditors are all other holders of claims against the Debtor, including claims which may arise out of the rejection of executory contracts, and including claims of secured creditors to the extent that the Court finds the same to be unsecured in whole or in part. These creditors, along with the Class IV creditors, shall receive all the sums received from the Acquiring Party after the satisfaction of Class I, Class II, and Class III creditors, it being anticipated that the dividend to Class IV and Class VI creditors shall be between 17% and 19% of their allowed claim.


     Class VII is comprised of the ownership interests of the stockholders of Debtor. As the sums to be received for the transfer of Debtor's assets will be insufficient to pay all creditors in full, the stockholders will receive nothing for their ownership interests.

                                      IV.

                              MEANS FOR EXECUTION
                                  OF THE PLAN

    All funds to be paid to creditors will be obtained from the Acquiring Party of Debtor's assets. However, the obligation to pay these funds, and thereby consummate this Plan, is subject to:

    (a) The Lease between Debtor and City of Atlanta dated May 1, 1979, being amended in the manner to be specified by Acquiring Party; and

    (b) Approval of the Council of the City of Atlanta to the assignment of said Lease by Debtor to Acquiring Party; and

    (c) A Court Order which is not appealed approving the transfer of the Lease as amended; and

    (d) Confirmation of the Plan; and

    (e) All of which shall occur within seventy-five (75) days after the filing of this Plan.

Debtor believes these conditions can be met.

                                      V.

                                  CONCLUSION

    It is the intention of the Debtor that upon the transfer of its assets and distribution to creditors and the closing of the Chapter 11 case, the Debtor will cease to operate.

    This Plan has been approved by the Board of Directors of Debtor, none of whom are officers, directors, shareholders, or employees of the Acquiring Party.

    This 21st day November, 1983.

                              ATLANTA LAKEWOOD ENTERPRISES, LTD.



                              BY: /s/ [ILLEGIBLE]
                                  -------------------------------------
                                  Richard P. Perry, President
                                  Of Counsel to Debtor

                        Filed in U.S. Bankruptcy Court
                               Atlanta, Georgia

                                  NOV 21 1983

                            Johnny [ILLEGIBLE], Clerk

                                  By: /s/ [ILLEGIBLE]
                                      -----------------------------
                                      Deputy Clerk

                        UNITED STATES BANKRUPTCY COURT
                         NORTHERN DISTRICT OF GEORGIA
                               ATLANTA DIVISION

                                   RECEIVED

                                 DEC 16, 1983

                                LAW DEPARTMENT

IN RE:                              :     CHAPTER 11
                                    :
ATLANTA LAKEWOOD ENTERPRISES,       :     CASE NO. 80-03317A
LTD.,                               :
                                    :
       Debtor                       :


                                SECOND MODIFIED
                            PLAN OF REORGANIZATION

    ATLANTA LAKEWOOD ENTERPRISES, LTD., Debtor, proposes this Plan of Reorganization.

                                  DEFINITIONS

    The following terms, when used in this Plan of Reorganization shall, unless the context otherwise requires, have the following meanings, respectively:

    Debtor: Atlanta Lakewood Enterprises, Ltd., a Georgia Corporation.

    Chapter 11: Chapter 11 of the Bankruptcy Code.

    Reorganization Case: The case for the reorganization of the Debtor commenced by voluntary petition under Chapter 11 on September 19, 1980, and now pending in this Court as styled above.

    Court: The United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division, acting in this case.

    Plan: This Plan of Reorganization.

    Assets: All of the assets of the Estate of Debtor.

    Acquiring Party: The entity taking assignment of the Assets.

    Stock: The common stock and convertible preferred stock of Debtor.

    Confirmation of the Plan: The entry by this Court of an Order confirming the Plan in accordance with Chapter 11.

    Effective Date: The date on which the transfer provided in the Plan occurs which shall be one day after the later of (1) the date on which the Order of Confirmation of the Plan becomes non-appealable with no appeal having been filed; or (2) if an appeal is filed the date on which all appeal orders affirming confirmation become non-appealable.

                                   ARTICLE I

                    CLASSIFICATION OF CLAIMS AND INTERESTS

    1.1 Class I - Costs and expenses of administration as defined in the Bankruptcy Code for which application for allowance or a claim is filed prior to the Effective Date, as the same are allowed and ordered paid by the Court.

    1.2 Class II - Claims entitled to priority by sections 507(a)(3) and 507(a)(6) of the Bankruptcy Code, as the same are allowed and ordered paid by the Court.

    1.3 Class III - Claims of secured creditors.

    1.4 Class IV - Claims of creditors arising from Debtor's 5 year 10% Registered Debenture Notes and claims of creditors arising by virtue of any security deposits made on behalf of the Debtor.

    1.5 Class V - Claims of the City of Atlanta arising out of the Lease between the City of Atlanta and Debtor dated May 1, 1979.

    1.6 Class VI - Claims of all other creditors of the Debtor, excluding those in classes I, II, III, IV, and V, as the same are allowed and ordered paid by the Court, including, but not limited to creditors whose claims may arise out of the rejection of executory contracts and secured creditors to the extent that the Court finds the same unsecured in whole or in part.

    1.7 Class VII - The interests of the holders of Stock of the Debtor.

                                  ARTICLE II

               CLAIMS AND INTERESTS NOT IMPAIRED UNDER THE PLAN

    2.1 Class I shall be paid in full on the later of the Effective Date or the Date on which the Orders allowing such claims become non-appealable.


    2.2 Class II shall be paid in full on the later of the Effective
Date or the date on which the Orders allowing such claims become non-appealable.

    2.3 Class III shall be paid in full on the Effective Date of the Plan to the extent of the value of the collateral unless other terms are agreed to by the parties; to the extent any such claim exceeds the value of the collateral such excess shall be a Class VI claim.

    2.4 Class VII shall receive nothing as the assets of Debtor are insufficient to pay all creditors in full.

    These classes are not impaired under the Plan.

                                  ARTICLE III

                    TREATMENT OF CLASSES THAT ARE IMPAIRED
                                UNDER THE PLAN

    3.1 Class V shall withdraw all claims against the Debtor as of the Effective Date after giving credit for any security deposits placed with Class V Creditor by or on behalf of the Debtor and including all claims for post-Chapter 11 filing receipts and disbursements.

    3.2 Creditors in class IV and Class VI which receive, after the payment of claims and interests to Class I, Class II, and Class III Creditors, the balance of the sum to be paid by Acquiring Party to the Debtor pursuant to
Section 4.1 hereof.

                                  ARTICLE IV

                               CONDITIONS OF AND
                        MEANS FOR EXECUTION OF THE PLAN

    4.1 Assets of Debtor shall be transferred to Acquiring Party for a sum of One Hundred Thousand ($100,000.00) Dollars, payment by Acquiring Party to be made as follows:

    (a) Fifteen Thousand ($15,000.00) Dollars shall be deposited by Acquiring Party with the Clerk of the United States Bankruptcy Court on or before the 5th day of December, 1983, to be held pursuant to the terms of
  Section 4.3 hereof and, in the event of Confirmation of this Plan, applied to the sums to be delivered to Debtor pursuant hereto or in the event of default of Acquiring Party delivered over to the Debtor as liquidated damages for such default; and


    (b) The balance of said sum to be paid by Acquiring Party to Debtor within ten (10) days next following the day on which Order of Confirmation becomes non-appealable.

    4.2 Acquiring Party's obligation to acquire Assets and make payment is conditioned upon:

    (a) The Lease between Debtor and City of Atlanta dated May 1, 1979, being amended in the manner to be specified by Acquiring Party; and

    (b) Approval of the Council of the City of Atlanta of the assignment of said Lease by Debtor to Acquiring Party; and

    (c) A Court Order, which is not appealed, approving the transfer of the Lease as amended; and

    (d) Confirmation of the Plan; and

    (e) all of which shall occur within seventy-five (75) days after the filing of this Plan.

Acquiring Party may waive any of the foregoing conditions in its sole discretion.

    4.3 Any and all sums deposited with the Clerk of the United States Bankruptcy Court pursuant hereto by Acquiring Party, as a condition to Confirmation, shall remain the property of Acquiring Party and all of said sums, together with any earnings thereon, shall, provided Acquiring Party is not in default hereunder, be returned to Acquiring Party if the Assets are not transferred to Acquiring Party in accordance with the terms hereof; it is an express provision hereof that there shall be no invasion of sums deposited or earnings thereon for any purpose, other than as liquidated damages for Acquiring Party's default, if the transfer of Assets is not consummated in accordance with the terms of this Plan.

                                   ARTICLE V

                    PROVISIONS FOR ASSUMPTION AND REJECTION
                       OF LEASES AND EXECUTORY CONTRACTS

    5.1 The Lease between Debtor and the City of Atlanta is assumed subject to the provisions of Article IV.

    5.2 All existing Leases between Debtor as Lessor and tenants as Lessees are assumed, subject to the provisions of paragraph 5.1, unless rejected prior to Confirmation of the Plan.

    5.3 All other contracts which exist between Debtor and any individual or entity, whether such contracts be in writing or oral, which have not heretofore been rejected or heretofore been approved by orders of the Court are hereby specifically rejected.

                                  ARTICLE VI

                              GENERAL PROVISIONS

    6.1 Upon distribution of all funds of the Estate of Debtor as provided in this Plan, Debtor shall have no further business.

    6.2 The Court shall retain jurisdiction to hear and determine all claims against the Debtor and to enforce all causes of action which may exist on behalf of the Debtor, and until the case is closed, the Court shall retain jurisdiction of the Reorganization Case for all purposes to insure that the purpose and intent of this Plan are fulfilled.

DATED: November 21, 1983               ATLANTA LAKEWOOD ENTERPRISES, LTD.



                BY: /s/ Richard P. Perry
                    -------------------------------------
                    Richard P. Perry, President
                    and of Counsel to the Debtor

                                  EXHIBIT "B"
                    [Description of Existing Improvements]

All buildings, structures, lakes, ponds, parking areas, rail tracks and other railroad installations, roads, driveways, racetracks, gatehouses, gates, fences, plazas, paved areas and other improvements existing upon the Property as of the date of the Indenture of Lease to which this Exhibit "B" is attached, including (but not by way of limitation) the Benton Administration Building, the Home Building, the Agriculture-Education Building, the Commerce Building, the Rabbit House, Gatehouse No. 1, Gatehouse No. 2, Gatehouse No. 3, Gatehouse No. 4, the Municipal Building-Fire Station, the Georgia Livestock Exhibition Building, the Livestock Feeder, the Office (rear of Livestock Feeder), the Grandstand and the Press Box.


                                                              BOOK 8831 PAGE 316

                                  EXHIBIT "C"
                         [Description of the Property]


All that tract or parcel of land lying and being in Land Lots 58, 71 and 72 of the 14th District of Fulton County, Georgia and being more particularly described as follows:

BEGINNING at a nail placed in the intersection formed by the centerline of South Pryor Road (abandoned on June 4, 1958) and the southwest line of the right--of--way of Claire Drive (being a 50 foot right-of-way); running thence southeasterly along the southwest line of the right-of-way of Claire Drive, and following the curvature thereof, a distance of 1379.3 feet to an iron pin placed; running thence south 35 degrees 48 minutes west a distance of 481.9 feet to an iron pin placed; running thence south 51 degrees 17 minutes 00 seconds east a distance of 1096.0 feet to an iron pin placed; running thence south 45 degrees 14 minutes 30 seconds east a distance of 220.0 feet to an iron pin placed; running thence south 74 degrees 29 minutes east a distance of 320.0 feet to the center of a manhole; running thence south 46 degrees 29 minutes east a distance of 326.3 feet to an iron pin placed on the northwest line of the right-of-way of Lakewood Avenue (being a 60 foot right-of-way), said iron pin placed being at a point 518.0 feet southwest, as measured along the northwest line of the right-of-way of Lakewood Avenue, from the intersection formed by the northwest line of the right-of-way of Lakewood Avenue and the southwest line of the right-of-way of Shadydale Avenue; running thence southwesterly along the northwest line of the right-of-way of Lakewood Avenue, and following the curvature thereof, a distance of 1733.1 feet to an iron pin placed; running thence north 84 degrees 50 minutes west a distance of 56.6 feet to an iron pin placed; running thence south 29 degrees 45 minutes west a distance of 33.6 feet to an iron pin placed; running thence in a westerly and northwesterly direction, along the arc of a curve having a chord bearing north 65 degrees 22 minutes west for 967.8 feet, a distance of 970.8 feet to an iron pin placed; running thence south 87 degrees 46 minutes west along the north line of the right-of-way of Lakewood Way (being a 60 foot right-of-way) a distance of 1176.2 feet to an iron pin found in the intersection formed by the north line of the right-of-way of Lakewood Way and the east line of the right-of-way of Pryor Road (being a 50 foot right-of-way); running thence north 00 degrees 32 minutes east along the east line of the right-of-way of Pryor Road a distance of 1598.7 feet to a nail placed in the intersection formed by the east line of the right-of-way of Pryor Road and the centerline of South Pryor Road (abandoned June 4, 1958); running thence in a northeasterly, easterly, southeasterly, northeasterly and northerly direction along the centerline of South Pryor Road and following the curvature thereof a distance of 2796.3 feet to the POINT OF BEGINNING (said course of 2796.3 feet being comprised of the arcs of the following chords: begin at the nail placed in the intersection formed by the east line of the right-of-way of Pryor Road and the centerline of South Pryor Road and run thence north 63 degrees 34 minutes east for 251.9 feet, run thence north 88 degrees 47 minutes east for 357.8 feet, run thence north 89 degrees 44 minutes east for 272.2 feet, run thence south 74 degrees 27 minutes east for 458.1 feet, run thence north 55 degrees 49 minutes east for 353.8 feet, run thence north 00 degrees 14 minutes east for 569.8 feet and run thence north 00 degrees 00 minutes west for 563.4 feet to the nail placed in the intersection formed by the centerline of South Pryor Road and the southwest line of the right-of-way of Claire Drive); being property depicted as 132.62 acres on that certain blueprint of survey, to which reference is made for all purposes, prepared by Watts & Browning, Engineers, dated May 20, 1970, and bearing the certification of A. W. Browning, Georgia Registered Land Surveyor No. 490.

TOGETHER WITH all other property, if any, owned by the City of Atlanta in Land Lots 58, 71 and 72 of the 14th District of Fulton County, Georgia, within the area which is bounded on the west by the above

                                                              BOOK 8831 PAGE 317
described property, on the south by Lakewood Avenue, on the east by Shadydale Avenue and on the north by Claire Drive, BUT NOT INCLUDING the rights of the City of Atlanta in and to (i) the right-of-way of any road, street or highway dedicated to public use or (ii) any utility easements or installations.


TOGETHER WITH all rights, members and appurtenances (except as hereinabove expressly limited) pertaining to the above described property.

LESS AND EXCEPT that portion of the above-described property lying and being in Land Lot 71 of the 14th District of Fulton County, Georgia and being more particularly described as follows:

BEGINNING at an iron pin found in the intersection formed by the east line of the right-of-way of Pryor Road and the north line of the right-of-way of Lakewood Way and running thence north 00 degrees 49 minutes 17 seconds west along the east line of right-of-way of Pryor Road a distance of 27.80 feet to an iron pin found in the intersection formed by the east line of the right-of-way of Pryor Road and the southeast side of Lakewood Park Entrance Road; running thence north 62 degrees 40 minutes 00 seconds east along the southeast side of Lakewood Park Entrance Road a distance of 299.83 feet to an iron pin found; running thence in a southeasterly, easterly and northeasterly direction, along the arc of a curve having a chord running north 82 degrees 47 minutes 17 seconds east for 156.00 feet, a distance of 173.40 feet to an iron pin set; running thence north 61 degrees 21 minutes 01 seconds east a distance of 92.00 feet to an iron pin found on the south side of Lakewood Park Entrance Road; running thence south 86 degrees 17 minutes 01 seconds east along the south side of Lakewood Park Entrance Road a distance of 277.56 feet to an iron pin found; running thence south 82 degrees 22 minutes 59 seconds east along the south side of Lakewood Park Entrance Road a distance of 230.00 feet to an iron pin set; running south 39 degrees 14 minutes 49 seconds east along the southwest side of Lakewood Park Entrance Road a distance of 45.00 feet to an iron pin set; running thence south 57 degrees 45 minutes 17 seconds east along the southwest side of Lakewood Park Entrance at a distance of 125.00 feet to an iron pin found; running thence south 05 degrees 25 minutes 06 seconds west along the west side of Lakewood Park Entrance Road a distance of 25.05 feet to an iron pin found in the intersection formed by the west side of Lakewood Park Entrance Road and the north line of the right-of-way of Lakewood Way; running thence south 86 degrees 31 minutes 57 seconds west along the north line of the right-of-way of Lakewood Way a distance of 1,119.33 feet to an iron pin found; running thence north 57 degrees 14 minutes 39 seconds west along the northeast line of the right-of-way of Lakewood Way a distance of 24.92 feet to the POINT OF BEGINNING; being property depicted as 3.80 acres on that certain blueprint of survey, to which reference is made for all purposes, prepared by and bearing the certification of Donald K. Stokes, Georgia Registered Land Surveyor No. 1896, dated April 1977; being property developed as the Southeast Atlanta Neighborhood Facility pursuant to a Resolution proposed by the Human Resources Committee under date of August 3, 1976, adopted by the Council of the City of Atlanta on August 16, 1976 and approved by the Mayor on August 20, 1976.

                                                              BOOK 8831 PAGE 318

LESS AND EXCEPT that portion of the above-described property lying and being in Land Lot 72 of the 14th District of Fulton County, Georgia and being an area of
5.42 acres as shown on General Site Plan of the Lakewood Substation as attached hereto and made a part hereof and also filed in the Office of Engineering, Department of Environment and Streets, City of Atlanta.

                                                         EXHIBIT "C" (continued)


                                                              BOOK 8831 PAGE 319

                                  EXHIBIT "D"
                [Description of Zoning and Other Encumbrances]

The Property is not subject to any Zoning restrictions, and there are no other Zoning and Other Encumbrances.

                                                                     EXHIBIT "D"


                                                              BOOK 8831 PAGE 320

                                                                               1
                              LAKEWOOD FAIRGOUNDS
                              CASH FLOW ANALYSIS

Most Likely

($000)                     1st Year    2nd Year  3rd Year   4th Year   5th Year
                           --------    --------  --------   --------   --------

Revenues                     $   60     $1,037     $1,250     $1,500     $1,750

Expenses                      1,764      3,416      3,453      3,552      2,248

Net Profit (Loss)            (1,704)    (2,379)    (2,203)    (2,052)      (498)

Less Depreciation               494      1,840      1,840      1,840        494

Cash Flow                    (1,210)      (539)      (363)      (212)        (4)

(Before Tax)

Tax Credits

-Corporate Income               852      1,190      1,102      1,026        249

-ITC                          1,063        425         --         --         --

Cash Flow                       705      1,076        738        814        245

Cumulative

Cash Flow                       705      1,781      2,519      3,333      3,578


                                  Exhibit "E"
                              (Development Plan)


                                                              BOOK 8831 PAGE 285

                             LAKEW00D FAIRGROUNDS                             2
                                 REVENUE PLAN
                               PHASE I - YEAR #1

* Assume $60,000.00 from present tenants and miscellaneous revenues.

                             LAKEWOOD FAIRGROUNDS
                                 REVENUE PLAN
                               PHASE I - YEAR #2

BUILDING D
  1)    Sound Stage
        @ $500/day x 150 days                       $ 75,000
  2)    Screening Room @ $800/day x 150 days
        capacity                                     120,000
  3)    Offices
        4,000 sq. ft. x 10.00 sq. ft.                 40,000
                                                   ---------

        TOTAL                                      $ 235,000
                                                   =========

BUILDING A

  1)    Video Tape Studio
        @ $2,400/day x 150 days                    $ 360,000
  2)    Sound Recording Studio
        @ $100/hr. x 20 hrs. x 30 wks.                60,000
  3)    Miscellaneous Income
        @ 20% of $405,000                            101,250
                                                   ---------

        TOTAL                                       $521,250
                                                   =========

BUILDING E


Studio Service Space
  @ 36,000 sq. ft. x 250 sq. ft.                         $90,000
                                                         =======

MISCELLANEOUS INCOME

 1)    Backlot Shooting $100/day
       x 150 days/yr.                                    $15,000
 2)    Parking Lot Storage or
       Staging of Equipment, Vehicles,
       other                                              25,000
 3)    Current Tenants                                    60,000
                                                        --------   ---------
       TOTAL                                             $97,000    $943,250
                                                         =======   =========
   + Error Factor                                                   $ 93,750
                                                                   ---------

                                                                  $1,037,000
                                                                  ==========

3rd - 5th Years

    * Assume 20% Escalation


                                                              BOOK 8831 PAGE 286

                             LAKEWOOD FAIRGOUNDS
                          FIVE YEAR EXPENSE FORECAST

       Expense                       1       2       3       4       5
       -------                    ------  ------  ------  ------  ------

1.  Operating Personnel           $  223  $  445  $  467  $  498  $  523

2.  Lease of Land & Buildings        100     100     100     150     150

3.  Insurance                         15      25      28      31      34

4.  Maintenance & Repair              35      39      43      47      52

5.  Utilities                         50     100     112     123     135

6.  Office Expenses                   42      46      51      56      62

7.  Marketing Expense                 95     103     113     124     136

8.  Depreciation                     494   1,840   1,840   1,840     494

9.  Interest on Debt                 480     660     660     660     660

10.  Interest on Working Capital     130      58      39      23       2

11.  City of Atlanta -
      Bankruptcy Payment             100      --      --      --      --


Total Expense                     $1,764  $3,416  $3,453  $3,552  $2,248


                                                              BOOK 8831 PAGE 287


                          LAKEWOOD FAIRGOUNDS                             4

Operating Expenses

1. Operating Personnel

      a. First Year -- Pre-Construction and Construction Phase

         o Administrative                                       (1) @ $30,000    $ 30,000
         o Accounting                                           (1) @  25,000      25,000
         o Marketing                                            (1) @  36,000      36,000
         o Maintenance                                          (2) @  15,000      30,000
         o Security                                             (5) @  13,000      65,000
                                                                                 --------
                                                                                 $186,000
                                                      Fringe @ 20%                 37,200
                                                                                 --------

                                                                                 $223,200

      b. 2nd -- 5th Years

         o Administrative                              (2) @ $35,000 & 18,000   $  53,000
         o Accounting                                  (2) 1 @30,000 & 12,000      42,000
         o Marketing                                   (1) @  40,000               40,000
         o Maintenance                                 (5) @  15,000               45,000
         o Security                                    (5) @  14,300               71,500
                                                                                 --------

                                                                                 $371,500
                                                        Fringe @ 20%               74,300
                                                                                 --------

                                                                                 $445,800

   Escalation @ 5% 3rd - 5th years

2.  Lease of Land and Buildings

          o 1st year - 100,000
          o 2nd year - 100,000
          o 3rd year - 100,000
          o 4th year - 150,000
          o 5th year - 150,000


                                                              BOOK 8831 PAGE 288


1st year          2nd year     3 - 5 years
                  --------   ----------------

3.  Insurance
                   $15,000           $25,000
                   -------
                   $15,000           $25,000   + 10% Escalation

4.  Maintenance and Repairs

          o  Estimated @ $35,000, increasing 10% per year

5.  Utilities

          o $50,000 estimate -- 1st year
          o $ 8,350 monthly 2nd year
          o + 10% increase 3rd -- 5th year

6.  Office Expense

          o $3,500/mo. x 12 = $42,000 yr. + 10% yearly increase

7. Marketing Expense

      1st Year
          o Advertising               $10,000
          o Brochures                   2,500
          o Travel                     75,000
          o Promotions                  5,000
          o Miscellaneous               2,500
                                      -------
                                      $95,000 + 10% yearly Escalation


                                                              BOOK 8831 PAGE 289

6.  Depreciation

          o Use 15 year straight line for Real Property

          o Use 5 year straight line for Personal Property
             1st year
          o Real Property
             $4,250,000 (less 1/2 x $1,062,500 = $531,250 = $3,718,750
             $1,230,000 / 15 years =                                  $ 247,916

          o Personal Property
             $1,230,000 / 5 years =                                      246,000
                                                                       ---------
                                                                       $ 493,916
   2nd year - 5th year

          o Real Property - Equipment
             $4,250,000 (less 1/2 $ 425,000 = $212,500) = $4,037,500
             $4,037,500 / 3 = $1,346,000                              $1,346,000
                                                                      ----------

                                                                      $1,346,000

                                                + 1st year               493,916
                                                                      ----------

                                                                      $1,839,916

Investment Tax Credit

          o Historic -- Must Be Assigned Dept. of Interior Project Number

          o Basis 25% of Capital Improvements for Real Property

          o 1st year  $4,250,000 x .25 = $1,062,500

          o Equipment $4,250,000 x .10 = $  425,000

Income Tax Credit

          o 50% of operating loss is credited back as income tax savings

9. Interest on Debt

   Debt Service Basis

          o Investment Funds            = $5,500,000 - 12% - 20 yrs.
            1st year $4,000,000 debt x 12% = $ 480,000
            2nd year $5,500,000 debt x 12% = $ 660,000
            3rd - 5th year                   $ 660,000 Estimated


                                                              BOOK 8831 PAGE 290

10.  Interest on Working Capital

           o 1st year
               Expenses         $1,634,000
               less Depr.          494,000
                               -----------

                                $1,140,000
               less Revenue         60,000
                               -----------

               Cash Flow Loss  ($1,080,000)

         Cost of Work Capital   $1,080,000 x 12% = $129,600

           o 2nd year
               Expenses         $3,358,000
               less Depr.        1,840,000
                               -----------

                                $1,518,000
               less Revenue      1,037,000
                               -----------

               Cash Flow Loss  ($  481,000)

         Cost of Work Capital   $  481,000 x 12% = $ 57,720

          o 3rd year
              Expenses          $3,414,000
              less Depr.         1,840,000
                               -----------

                                $1,574,000
              less Revenue       1,250,000
                               -----------

              Cash Flow Loss   ($  324,000)

         Cost of Work Capital   $  324,000  x 12%    = $     38,880

          o 4th year
              Expenses          $3,529,000
              less Depr.         1,840,000
                               -----------

                                $1,689,000
              less Revenue       1,500,000
                               -----------
         Cash Flow Loss        ($  189,000)

         Cost of Work Capital   $  189,000 x 12% = $ 22,680


                                                              BOOK 8831 PAGE 291

          o 5th year
              Expenses            $2,246,000
              less Depr.             494,000
                                 -----------

                                  $1,752,000
              Less Revenue         1,750,000
                                 -----------

              Cash Flow Loss     ($    2,000)

            Cost of Work Capital  $    2,000 x 12% =  $ 240

11. Start Up Expense

         o $100,000 - Required to clear up existing bankruptcy.


                                                              BOOK 8831 PAGE 292

                             LAKEWOOD FAIRGROUNDS
                           Budget Allowances - Total
                              Phase I Development


Soft Costs ( Arch., Electrical, Mechanical)                           $  300,000

Roofing                                                                  296,500

Plaster & Stucco                                                         163,750

Landscaping                                                              252,000

Electrical                                                               250,000

Painting                                                                 184,000

Paving                                                                    25,000

Glass & Glazing                                                          140,000

Building E Interior                                                      544,000

Building D Interior                                                    1,037,500

Building A Interior                                                    1,077,187

Lake and Raceway                                                          62,500

Overhead @ 15%                                                           649,866

Profit @ 10%                                                             498,230
                                                                      ----------
Total                                                                 $5,480,533
                                                                      ==========


                                                              BOOK 8831 PAGE 293

                             LAKEWOOD FAIRGROUNDS

                      PHASE I CONSTRUCTION BUDGET DETAIL

                                INTERIORS ONLY



PRIORITY #1
--------------------------------------------------------------------------------
                                                Cost/      Budget
Building    Level            Use                Sq. Ft.    Estimate
--------------------------------------------------------------------------------

D-#4      Main Floor     Sound Stage            10,200     $70.00    $714,000.00

D-#4      Main Floor     Screening Room          1,100      55.00      60,500.00

D-#4      2nd Floor      Offices                 4,000      25.00     100,000.00

D-#4          --         Cat Walk                2,460      50.00     123,000.00

D-#4      Main           Conference              1,600      25.00      40,000.00
                                                                    ------------
                                                                   $1,037,500.00
                                                                    ============


PRIORITY #2
--------------------------------------------------------------------------------
                                                Cost/      Budget
Building  Level            Use                Sq. Ft.      Estimate
--------------------------------------------------------------------------------

A-#2  1) Main Floor  Video-Tape Studio           12,375     $40.00 = $495,000.00

A-#2     Interior    Sound Wall                  1,875       3.50 =     6,562.50

A-#2  2) Main Floor  Sound Recording Studio      6,750      40.00 =   270,000.00

A-#2     Interior    Sound Wall                  1,875       3.50 =     6,562.50

A-#2  3) Main Floor  Post Production             5,625      25.00 =   140,625.00

A-#2     Interior       Sound Wall               1,875       3.50 =     6,562.50

A-#2  4) 2nd Floor      Post Production          5,625      25.00 =   140,625.00

A-#2  5) Main           Sound Truck Storage      1,125      10.00 =    11,250.00
                                                                    ------------

                                                                   $1,077,187.50
                                                                    ============


                                                              BOOK 8831 PAGE 294

                             LAKEWOOD FAIRGROUNDS                            11
                         PHASE I - CONSTRUCTION BUDGET


    PRE-CONSTRUCTION
                                                                                         CONSTRUCTION
----------------------------------------------------------------------------------------------------------------------
Prio
#       1            2             3           4            5             6            7         8           9
----------------------------------------------------------------------------------------------------------------------

1      37,500    163,012      175,212      194,112        169,212     140,140     142,140     132,267      73,880

2                                                          95,000      95,000     205,000     205,000     205,000

3                                                                      75,000     100,000     225,000     225,000

4                                                                      61,200      90,000     112,164     112,164

5                                                          18,750      18,750      18,750

-----------------------------------------------------------------------------------------------------------------

T.C.   37,500    163,012      175,212      194,112        282,962     390,090     555,890     674,431     616,044

O.15    5,625     24,451       26,282       29,117         42,444      58,514      83,384     101,165      92,406

P.10    4,313     18,746       20,149       22,323         32,541      44,860      63,927      77,560      70,845

-----------------------------------------------------------------------------------------------------------------

T.     47,438    206,209      221,643      245,552        357,947     493,464     703,201     853,156     779,295

C.     47,438    253,647      475,290      720,842      1,078,789   1,572,253   2,275,454   3,128,610   3,907,905


   CONSTRUCTION
--------------------------------------------------------------------------------

Prio
#             10             11          12          13          14          15          16     TOTALS
---------------------------------------------------------------------------------------------------------

1           21,250         82,025      12,500      10,000      10,000      10,000      40,000   1,413,250

2          105,000         95,000      41,250                 116,250                           1,162,500

3          225,000         95,000      90,168                 115,019                           1,150,187

4           60,000         54,072                  54,400                                         544,000

5            6,250                                                                                 62,500

---------------------------------------------------------------------------------------------------------

T.C.       417,500        326,097     143,918      64,400     241,269      10,000      40,000   4,332,437

O.15        62,625         48,915      21,588       9,660      36,190       1,500       6,000     649,866

P.10        48,013         37,500      16,551       7,406      27,746       1,150       4,600     498,230

---------------------------------------------------------------------------------------------------------

T.         528,138        412,512     182,057      81,466     305,205      12,650      50,600   5,480,533

C.       4,436,043      4,848,555   5,030,612   5,112,078   5,417,283   5,429,933   5,480,533

#1  Site Development
 2  Building D (incl. 125,000 Elect)
 3  Building A (incl. 73,000 Elect)
 4  Building E
 5  Lake, Grandstand, Raceway


                                                              BOOK 8831 PAGE 295

                             LAKEWOOD FAIRGROUNDS
                                FINANCIAL PLAN

                              PHASE I DEVELOPMENT

REVENUE PLAN:

  The Phase I plan as detailed on page 2 addresses itself to the phased occupancy of Building D, Building A, and Building E. Assumptions are based upon 50% occupancy at a prevailing rate comparable to our competition in Charlotte, N.C. and Dallas, Texas. The rates are approximately 50% of those charged by Hollywood, California studios. Other general rates for office, storage, and industrial type space are based on the local Atlanta metro market.

EXPENSE FORECAST:

  The Phase I operating costs are detailed for five years. Escalations range from 5% to 10% per year. A review of the significant criteria of each expense category is detailed as follows:

  -Operating Personnel - a staff of 7 is anticipated the first year with 15 the second year.

  -Lease of Land & Buildings - Assumes a favorable 50 year lease that
-begins with $100,000 annual payments for years one through three, escalating to $150,000 per annum in years four and five.

  -Maintenance and Repairs - Costs are material only with labor being provided by operating personnel.

  -Depreciation - Straight line was used although ACRS could be used thus giving a large buildup of depreciation during the first five years.


                                                              BOOK 8831 PAGE 296

LAKEWOOD
FINANCIAL PLAN
PAGE 2


  -Interest on Debt - Assumes the annual carry on 5,500,000.00 will be 12%. Other sources of financing are being addressed and include but are not limited to joint ventures and limited partnerships combined with IRB's.

  -Investment Tax Credit - Due to the historical nature of the buildings, an assumption was used that the investors are entitled to a 25% tax credit of the capital rehabilitation improvements against corporate income taxes.

  -Interest on Working Capital - Due to the negative cash flow during the first five years, there will be a cost of working capital until tax credits can be realized.


                                                              BOOK 8831 PAGE 297

                             LAKEWOOD FAIRGROUNDS
                                    OUTLINE
                                 SCOPE OF WORK
                              PHASE I DEVELOPMENT

ENGINEERING:

  Provide an allowance Of 8 to 9% for the cost of engineering, architectural, and special consulting fees.

ROOFING:

  Repair and replace as necessary roof flashing, membrane, planking, gutter, downspouts to Buildings 1, 2, 3, & 4. Spray two coats of fibrated aluminum paint on Buildings 5 & 5A. Reroof Firehouse Building with asphalt shingles.

PLASTER & STUCCO:

  Repair all plaster and stucco damage to Buildings 1, 2, 3, 4, and Firehouse. Add stucco facade to front and sides of Buildings 5 & 5A matching existing architectural design.

LANDSCAPING:

  Landscape the area immediately located around Buildings 1, 2, 3, 4, and the Lakewood Avenue entry. Included work is removal of existing shrubs and trees, metal fences and planting tubs. Establish a planted median strip dividing the entry road and parking lots, remove areas of paving to allow for additional planting. Planting will include azaleas, pear trees, dogwood trees, and crepe myrtle all of large caliber and maturity.


                                                              BOOK 8831 PAGE 298

LAKEWOOD
SCOPE OF WORK
PHASE I DEVELOPMENT
PAGE 2


ELECTRICAL:

  Repair and renovate electrical power supplies in and around Buildings 1, 2, 3, & 4 including the removal of surplus power lines, poles, and transformers.

PAINTING:

  Paint entry structure, Buildings 1, 2, 3, 4, 5, 5A and Firehouse with two coats of masonry paint. Paint finish will be in two hues of tan or buff with the finish colors on all exposed surfaces including the terra cotta roof tiles.

PAVING:

  Repair and reseal all bituminous drive and parking areas including striping and directional indicators.

GLASS & GLAZING:

  Replace all broken and cracked lites. Supply and install bronze aluminum and bronze plate glass structures in selected arched openings in Buildings 1, 2, & 3.

METAL BUILDINGS:

  Rehabilate Buildings 5 & 5A to house motor pool and carpentry shops.
Included will be concrete floors, new lighting, bathroom, office, and inventory control space. The Kirby Building sited next to these metal buildings is to be relocated to an alternative site as directed.


                                                              BOOK 8831 PAGE 299

LAKEWOOD
SCOPE OF WORK
PHASE I DEVELOPMENT
PAGE 3


BUILDING "4":

  Build offices, catwalks, conference room, screening room within Building #4. Add electrical supply and controls adequate for film production.

BUILDING "2":

  Build soundproof interior within Building #2 to house pre & post production.

LAKE AND RACEWAY:

  Drain lake and clean of muck and vegetation, relocate dam and overflow, replace valve and mechanical overflow, and grade track to half-mile configuration.


                                                              BOOK 8831 PAGE 300

                             LAKEWOOD FAIRGROUNDS
                                 REVENUE PLAN
                               PHASE I - YEAR #1

* Assume $60,000.00 from present tenants and miscellaneous revenues.

                             LAKEWOOD FAIRGROUNDS
                                 REVENUE PLAN
                               PHASE I - YEAR #2

BUILDING D

      1)  Sound Stage
          @ $500/day x 150 days                         $  75,000
      2)  Secreening Room
          @ $800/day x 150 days
          capacity                                        120,000
      3)  Offices
          4,000 sq. ft. x 10.00 sq. ft.                    40,000
                                                        ---------
          TOTAL                                         $ 235,000
                                                        =========

BUILDING A

      1)  Video Tape Studio
          @ $2,400/day x 150 days                       $ 360,000
      2)  Sound Recording Studio
          @ $100/hr. x 20 hrs. x 30 wks.                   60,000
      3)  Miscellaneous Income
          @ 20% of $405,000                               101,250
                                                        ---------

          TOTAL                                         $ 521,250
                                                        =========

BUILDING E

Studio Service Space
  @ 36,000 sq. ft. x 250 sq. ft.                          $90,000
                                                          =======

MISCELLANEOUS INCOME

      1)  Backlot Shooting $100/day
          x 150 days/yr.                                  $15,000
      2)  Parking Lot Storage or
          Staging of Equipment, Vehicles,
          other                                            25,000
      3)  Current Tenants                                  60,000
                                                          -------

          TOTAL                                           $97,000  $  943,250
                                                          =======  ==========
                      + Error Factor                               $   93,750
                                                                   ----------

                                                                   $1,037 000
                                                                   ==========

3rd - 5th Years

     * Assume 20% Escalation

                                                              BOOK 8831 PAGE 301

                              LAKEWOOD FAIRGOUNDS
                          FIVE YEAR EXPENSE FORECAST

   Expense                          1        2        3        4        5
   -------                        -----    -----    -----    -----    -----
1.   Operating Personnel          $ 223    $ 445    $ 467    $ 498    $ 523
2.   Lease of Land & Buildings      100      100      100      150      150
3.   Insurance                       15       25       28       31       34
4.   Maintenance & Repair            35       39       43       47       52
5.   Utilities                       50      100      112      123      135
6.   Office Expenses                 42       46       51       56       62
7.   Marketing Expense               95      103      113      124      136
8.   Depreciation                   494    1,840    1,840    1,840      494
9.   Interest on Debt               480      660      660      660      660
10.  Interest on Working Capital    130       58       39       23        2
11.  City of Atlanta -
        Bankruptcy Payment          100       --       --       --       --

     Total Expense               $1,764   $3,416   $3,453   $3,552   $2,248

                              LAKEWOOD FAIRGOUNDS
Operating Expenses

1. Operating Personnel

   a.  First Year - Pre-Construction and Construction Phase

          o Administrative        (1) @$30,000                $ 30,000
          o Accounting             (1) @ 25,000                 25,000
          o Marketing              (1) @ 36,000                 36,000
          o Maintenance            (2) @ 15,000                 30,000
          o Security               (5) @ 13,000                 65,000
                                                              --------
                                                              $186,000

                                   Fringe @ 20%                 37,200
                                                              --------
                                                              $223,200

  b.  2nd - 5th Years

          o Administrative         (2) @ $35,000 & 18,000     $ 53,000
          o Accounting             (2) @ $30,000 $ 12,000       42,000
          o Marketing              (1) @ 40,000                 40,000
          o Maintenance            (5) @ 15,000                 45,000
          o Security               (5) @ 14,300                 71,500
                                                              --------

                                                              $371,500

                                   Fringe @ 20%                 74,300
                                                              --------

                                                              $445,800

          Escalation @ 5% 3rd - 5th years

2. Lease of Land and Buildings

          o 1st year - 100,000
          o 2nd year - 100,000
          o 3rd year - 100,000
          o 4th year - 150,000
          o 5th year - 150,000

                          1st year    2nd year     3 - 5 years
                          --------    --------     -----------
3.    Insurance           $15,000     $25,000
                          -------     -------
                          $15,000     $25,000      + 10% Escalation

4.    Maintenance and Repairs

         o Estimated @ $35,000, increasing 10% per year

5.    Utilities

         o $50,000 estimate - 1st year
         o $8,350 monthly 2nd year
         o + 10% increase 3rd - 5th year

6.    Office Expense

         o $3,500/mo. x 12 = $42,000 yr. + 10% yearly increase

7.    Marketing Expense

      1st year

         o Advertising         $10,000
         o Brochures             2,500
         o Travel               75,000
         o Promotions            5,000
         o Miscellaneous         2,500
                               -------
                               $95,000 + 10% yearly Escalation

8.     Depreciation

       o Use 15 year straight line for Real Property
       o Use 5 year straight line for Personal Property
         1st year
         o Real Property
           $4,250,000 (less 1/2 x $1,062,500 = $531,250 = $3,718,750
           $1,230,000 / 15 years =                                    $247,916
         o Personal Property
           $1,230,000 / 5 years =                                      246,000
                                                                       --------
                                                                      $493,916

         2nd year - 5th year
         o Real Property - Equipment
           $4,250,000 (less 1/2 $425,000 = $212,500) = $4,037,500
           $4,037,500 / 3 = $1,346,000                               1,346,000
                                                                     ----------
                                                                    $1,348,000

                         + 1st year                                    493,916
                                                                     ----------
                                                                    $1,839,916

       Investment Tax Credit

       o Historic - Must Be Assigned Dept. of Interior Project Number
       o Basis 25% of Capital Improvements for Real Property
       o 1st year $4,250,000 x .25 = $1,062,500
       o Equipment $4,250,000 x 10 = $  425,000

     Income Tax Credit

       o 50% of operating loss is credited back as income tax savings

9.   Interest on Debt

     Debt Service Basis

       o Investment Funds         = $5,500,000 - 12% - 20 yrs.

         1st year $4,000,000 debt x 12% = $480,000

         2nd year $5,500,000 debt x 12% = $660,000

         3rd - 5th year                   $660,000 Estimated

10.    Interest on Working Capital
          o 1st year
                     Expenses                 $ 1,634,000
                     less Depr.                   494,000
                                              -----------
                                              $ 1,140,000
                     less Revenue                  60,000
                                              -----------
                     Cash Flow Loss           $(1,080,000)

                     Cost of Work Capital     $ 1,080,000 x 12% = $129,600

          o 2nd year
                     Expenses                 $ 3,358,000
                     less Depr.                 1,840,000
                                              -----------
                                              $ 1,518,000
                     less Revenue               1,037,000
                                              -----------
                     Cash Flow Loss           $ (481,000)

                     Cost of Work Capital     $  481,000 x 12% = $57,720

          o 3rd year
                     Expenses                 $ 3,414,000
                     less Depr.                 1,840.000
                                               ----------
                                              $ 1,574,000
                     less Revenue               1,250,000
                                               ----------
                     Cash Flow Loss           $  (324,000)

                     Cost of Work Capital     $   324,000 x 12% = $38,380

          o 4th year
                     Expenses                 $3,529,000
                     less Dept.                1,840,000
                                               ----------
                                             $ 1,689,000
                     less Revenue              1,500,000
                                              ----------
                     Cash Flow Loss          $  (189,000)

                     Cost of Work Capital    $   189,000 x 12% = $22,160

          o 5th year
               Expenses                 $ 2,246,000
               less Depr.                   494,000
                                        -----------
                                        $ 1,752,000
               Less Revenue               1,750,000
                                         ----------
               Cash Flow Loss           $    (2,000)

               Cost of Work Capital     $     2,000 x 12% = $240

  11.       Start Up Expense


            o $100,000 - Required to clear up existing bankruptcy.

                             LAKEWOOD FAIRGROUNDS
                           Budget Allowances - Total
                              Phase I Development

Soft Costs (Arch., Electrial, Mechanical)           $  300,000
Roofing                                                296,500
Plaster & Stucco                                       163,750
Landscaping                                            252,000
Electrical                                             250,000
Painting                                               184,000
Paving                                                  25,000
Glass & Glazing                                        140,000
Building E Interior                                    544,000
Building D Interior                                  1,037,500
Building A Interior                                  1,077,187
Lake and Raceway                                        62,500
Overhead @ 15%                                         649,866
Profit @ 10%                                           498,230
                                                    ----------
Total                                               $5,480,533
                                                    ==========

                             LAKEWOOD FAIRGROUNDS
                      PHASE I CONSTRUCTION BUDGET DETAIL
                                INTERIORS ONLY

PRIORITY #1
--------------------------------------------------------------------------------
                                                          Cost/        Budget
Building  Level              Use                 Sq. Ft.  Sq. Ft.     Estimate
--------------------------------------------------------------------------------
D-#4      Main Floor     Sound Stage             10,200  $ 70.00  $  714,000.00
D-#4      Main Floor     Screening Room           1,100    55.00      60,500.00
D-#4      2nd Floor      Offices                  4,000    25.00     100,000.00
D-#4        --           Cat Walk                 2,460    50.00     123,000.00
D-#4      Main           Conference               1,600    25.00      40,000.00
                                                                  -------------
                                                                  $1,037,500.00
                                                                  =============

PRIORITY #2
--------------------------------------------------------------------------------
                                                          Cost/        Budget
Building  Level              Use                 Sq. Ft.  Sq. Ft.     Estimate
--------------------------------------------------------------------------------
A-#2      1) Main Floor  Video-Tape Studio       12,375   $40.00 =  $495,000.00
A-#2         Interior    Sound Wall               1,875     3.50 =     6,562.50
A-#2      2) Main Floor  Sound Recording Studio   6,750    40.00 =   270,000.00
A-#2         Interior    Sound Wall               1,875     3.50 =     6,562.50
A-#2      3) Main Floor  Post Production          5,625    25.00 =   140,625.00
A-#2         Interior    Sound Wall               1,875     3.50 =     6,562.50
A-#2      4) 2nd Floor   Post Production          5,625    25.00 =   140,625.00
A-#2      5) Main        Sound Truck Storage      1,125    10.00 =    11,250.00
                                                                  -------------
                                                                  $1,077,187.50
                                                                  =============

LAKEWOOD FAIRGROUNDS
PHASE 1 - CONSTRUCTION BUDGET



CONSTRUCTION

------------------------------------------------------------------------------------------------------------------------------
7           8           9           10           11           12          13          14        15         16        TOTALS
------------------------------------------------------------------------------------------------------------------------------
,140     132,267      73,880      21,250       82,025        12,500      10,000      10,000      10,000     40,000   1,413,250
,000     205,000     205,000     105,000       95,000        41,250          --     116,250          --         --   1,162,500
,000     225,000     225,000     225,000       95,000        90,168          --     115,019          --         --   1,150,187
,000     112,164     112,164      60,000       54,072            --      54,400          --          --         --     544,000
,750        --            --       6,250           --            --          --          --          --         --      62,500
----------------------------------------------------------------------------------------------------------------------------
,890     674,431     616,044     417,500      326,097       143,918      64,400     241,269      10,000     40,000   4,332,437
,384     101,165      92,406      62,625       48,915        21,588       9,660      36,190       1,500      6,000     649,866
,927      77,560      70,845      48,013       37,500        16,551       7,406      27,746       1,150      4,600     498,230
----------------------------------------------------------------------------------------------------------------------------
,201     853,156     779,295     528,138      412,512       182,057      81,466     305,205      12,650     50,600   5,480,533
,454   3,128,610   3,907,905   4,436,043    4,848,555     5,030,612   5,112,078   5,417,283   5,429,933  5,480,533


LAKEWOOD
SCOPE OF WORK
PHASE I DEVELOPMENT
PAGE 2


ELECTRICAL:

  Repair and renovate electrical power supplies in and around Buildings 1, 2, 3, & 4 including the removal of surplus power lines, poles, and transformers.

PAINTING:

  Paint entry structure, Buildings 1, 2, 3, 4, 5, 5A and Firehouse with two coats of masonry paint. Paint finish will be in two hues of tan or buff with the finish colors on all exposed surfaces including the terra cotta roof tiles.

PAVING:

  Repair and reseal all bituminous drive and parking areas including striping and directional indicators.

GLASS & GLAZING:

  Replace all broken and cracked lites. Supply and install bronze aluminum and bronze plate glass structures in selected arched openings in Buildings 1, 2, & 3.

METAL BUILDINGS:

  Rehabilitate Buildings 5 & 5A to house motor pool and carpentry shops. Included will be concrete floors, new lighting, bathroom, office, and inventory control space. The Kirby Building sited next to these metal buildings is to be relocated to an alternative site as directed.

LAKEWOOD
SCOPE OF WORK
PHASE I DEVELOPMENT
PAGE 3


BUILDING "4":

  Build offices, catwalks, conference room, screening room within Building #4. Add electrical supply and controls adequate for film production.

BUILDING "2":

  Build soundproof interior within Building #2 to house pre & post production.

LAKE AND RACEWAY:

  Drain lake and clean of muck and vegetation, relocate dam and overflow, replace valve and mechanical overflow, and grade track to half-mile configuration.

                             LAKEWOOD FAIRGROUNDS
                                FINANCIAL PLAN
                              PHASE I DEVELOPMENT

REVENUE PLAN:

  The Phase I plan as detailed on page 2 addresses itself to the phased occupancy of Building D, Building A, and Building E. Assumptions are based upon 50% occupancy at a prevailing rate comparable to our competition in Charlotte, N.C. and Dallas, Texas. The rates are approximately 50% of those charged by Hollywood, California studios. Other general rates for office, storage, and industrial type space are based on the local Atlanta metro market.

EXPENSE FORECAST:

  The Phase I operating costs are detailed for five years. Escalations range from 5% to 10% per year. A review of the significant criteria of each expense category is detailed as follows:

  -Operating Personnel - a staff of 7 is anticipated the first year with 15 the second year.

  -Lease of Land & Buildings - Assumes a favorable 50 year lease that begins with $100,000 annual payments for years one through three, escalating to $150,000 per annum in years four and five.

  -Maintenance and Repairs - Costs are material only with labor being provided by operating personnel.

  Depreciation - Straight line was used although ACRS could be used thus giving a large buildup of depreciation during the first five years.

                             LAKEWOOD FAIRGROUNDS
                                    OUTLINE
                                 SCOPE OF WORK
                              PHASE I DEVELOPMENT

ENGINEERING:

  Provide an allowance of 8 to 9% for the cost of engineering, architectural, and special consulting fees.

ROOFING:

  Repair and replace as necessary roof flashing, membrane, planking, gutter, downspouts to Buildings 1, 2, 3, & 4. Spray two coats of fibrated aluminum paint on Buildings 5 & 5A. Reroof Firehouse Building with asphalt shingles.

PLASTER & STUCCO:

  Repair all plaster and stucco damage to Buildings 1, 2, 3, 4, and Firehouse. Add stucco facade to front and sides of Buildings 5 & 5A matching existing architectural design.

LANDSCAPING:

  Landscape the area immediately located around Buildings 1, 2, 3, 4, and the Lakewood Avenue entry. Included work is removal of existing shrubs and trees, metal fences and, planting tubs. Establish a planted median strip dividing the entry road and parking lots, remove areas of paving to allow for additional planting. Planting will include azaleas, pear trees, dogwood trees, and crepe myrtle all of large caliber and maturity.

LAKEWOOD
FINANCIAL PLAN
PAGE 2

  -Interest on Debt - Assumes the annual carry on 5,500,000.00 will be 12%. Other sources of financing are being addressed and include but are not limited to joint ventures and limited partnerships combined with IRB's.

  -Investment Tax Credit - Due to the historical nature of the buildings, an assumption was used that the investors are entitled to a 25% tax credit of the capital rehabilitation improvements against corporate income taxes.

  -Interest on Working Capital - Due to the negative cash flow during the first five years, there will be a cost of working capital until tax credits can be realized.

                              LAKEWOOD FAIRGOUNDS
                              CASH FLOW ANALYSIS

Most Likely

($000)                      1st Year   2nd Year   3rd year   4th Year   5th Year
                            --------   --------   --------   --------   --------

Revenues                    $    60    $ 1,037    $ 1,250    $ 1,500    $ 1,750
Expenses                      1,764      3,416      3,453      3,552      2,248
Net Profit (Loss)            (1,704)    (2,379)    (2,203)    (2,052)      (498)
Less Depreciation               494      1,840      1,840      1,840        494
Cash Flow                    (1,210)      (539)      (363)      (212)        (4)
(Before Tax)
Tax Credits
-Corporate Income               852      1,190      1,102      1,026        249
-ITC                          1,063        425         --         --         --
Cash Flow                       705      1,076        738        814        245
Cumulative
Cash Flow                       705      1,781      2,519      3,333      3,578


5-5151                         Atlanta City Code                          5-104

                                   ARTICLE L

                         Equal Employment Opportunity

  Cross Reference: See also ch. 6 of this part.

Section 5-5151   Application.

Section 5-5153   Requirements for execution of city contracts.

  No contract shall be executed on behalf of the City of Atlanta unless at least one (1) of the following requirements is met:

  (1) Fifteen or More Employees - Workforce Reflects Local Labor Pool
Demographics: The contractor has demonstrated that its workforce, if consisting of 15 or more employees, reflects the demographic characteristics of the available pool of labor skills normally utilized by the contractor,

Supp. No. 20, 7-83

5-105                       Administrative Services                       5-5154

according to the United States Equal Employment Opportunity Commission ("EEOC") and Office of Federal Contract Compliance Program ("OFCCP") guidelines, as they may be amended, and that each subcontractor with 15 or more employees has met one (1) of the requirements of this section. If a contractor or subcontractor has an Atlanta-area workforce of 15 or more employees, it shall meet this requirement if its Atlanta-area workforce reflects local demographic characteristics of the available pool of labor skills.

  (2) Affirmative Action Program: The contractor has demonstrated good faith efforts to comply with the contractual requirement of section 5-5055 (Equal Employment Opportunity Clause Requirement) and section 5-5154 (Equal Employment Opportunity Clause). Such good faith is to be demonstrated by an existing affirmative action program, including but not limited to training programs, advertising, recruitment efforts, and goals and timetables, to be approved by the contract compliance officer. The contractor must demonstrate that each subcontractor has met one (1) of the requirements of this section. An affirmative action program shall be approved if it is pursuant to an order of a federal court with jurisdiction over the contractor's employment practices, or if it meets the standard of the EEOC or OFCCP guidelines, as they may be amended; provided, that certification by the EEOC or OFCCP shall be accepted as fulfillment of this requirement only when issued within 30 days of the submission of the contractor's program to the city.

  (3) Emergency or Sole Source Contract: The contract has been determined by the mayor, the mayor's designee or the purchasing agent to be an emergency procurement, pursuant to section 5-5047, or to be available only through a sole source, pursuant to section 5-5046.

  (4) Fourteen or Less Employees: The contractor and all subcontractors, if any, have workforces of 14 or less employees. (Ord. No. 1983-52, Sec. 1, 7/21/93)

Section 5-5154   Equal employment opportunity clause.

  The equal employment opportunity ("EEO") clause required in all city contracts, pursuant to section 5-5055, shall read as follows:

  "During the performance of this agreement, said contractor agrees as follows:

  "(a) The contractor shall not discriminate against any employee, or applicant for employment, because of race, religion, color, sex or national origin. As used here, the words 'shall not discriminate' shall mean and include without limitation the following:

  "Recruited, whether by advertising or other means; compensated, whether in the form of rates of pay, or other forms of compensation; selected for training, including apprenticeship; promoted; upgraded; demoted; downgraded; transferred; laid off; and terminated.

  "The contractor agrees to and shall post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officers setting forth the provisions of the EEO clause.

  "(b) The contractor shall, in all solicitations or advertisements for employees, placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, religion, color, sex or national origin.

  "(c) The contractor shall send to each labor union or representative of workers with which the contractor may have a collective bargaining agreement or other contract or understanding a notice advising the labor union or workers' representative of the contractor's commitments under the equal employment opportunity program of the City of Atlanta and under the Code of Ordinances and shall post copies of the notice in conspicuous places available to employees and applicants for employment. The contractor shall register all workers in the skilled trades who are below the journeyman level with the U.S. Bureau of Apprenticeship and Training.

  "(d) The contractor shall furnish all information and reports required by the Contract Compliance Officer pursuant to the Code of Ordinances, and shall permit access to the books, records, and accounts of the contractor during normal business hours by the Contract Compliance Officer for the purpose of investigation so as to ascertain compliance with the program.

  "(e) The contractor shall take such action with respect to any subcontractor as the City may direct as a means of enforcing the provisions of


Supp. No. 20, 7-83

5-5154                         Atlanta City Code                           5-106

paragraphs (a) through (h) herein, including penalties and sanctions for noncompliance; provided, however, that in the event the contractor becomes involved in or is threatened with litigation as a result of such direction by the City, the City will enter into such litigation as is necessary to protect the interest of the City and to effectuate the equal employment opportunity program of the City; and, in the case of contracts receiving federal assistance, the contractor or the City may request the United States to enter into such litigation to protect the interests of the United States.

  "(f) the contractor and its subcontractors, if any, shall file compliance reports at reasonable times and intervals with the City in the form and to the extent prescribed by the Contract Compliance Officer. Compliance reports filed at such times directed shall contain information as to employment practices, policies, programs and statistics of the contractor and its subcontractors.

  "(g) The contractor shall include the provisions of paragraphs (a) through
(h) of this equal employment opportunity clause in every subcontract or purchase order so that such provisions will be binding upon each subcontractor or vendor.

  "(h) A finding, as hereinafter provided, that a refusal by the contractor or subcontractor to comply with any portion of this program as herein provided and described, may subject the offending party to any or all of the following penalties:

  "(1) Withholding from the contractor in violation all future payments under the involved contract until it is determined that the contractor or subcontractor is in compliance with the provisions of the contract;

  "(2) Refusal of all future bids for any contract with the City of Atlanta or any of its departments or divisions until such time as the contractor or subcontractor demonstrates that there has been established and there shall be carried out all of the provisions of the program as provided in the Code of Ordinances;

  "(3) Cancellation of the public contract.

  "(4) In a case in which there is substantial or material violation, of the compliance procedure herein set forth or as may be provided for by the contract, appropriate proceedings may be brought to enforce those provisions, including the enjoining, within applicable law, of contractors, subcontractors or other organizations, individuals or groups who prevent or seek to prevent directly or indirectly compliance with the policy as herein provided."

(Ord. No. 1983-52, Sec. 1, 7/21/83)


Section 5-5155   Notice to and requirements of bidders and offerors.

Supp. No. 20, 7-83

                         AMENDMENT TO LEASE AGREEMENT

GEORGIA, FULTON COUNTY:

  In accordance with the provisions of an Ordinance adopted by the Council of the City of Atlanta, Georgia ("CITY") on the 3rd day of October, 1988, approved by the Mayor on the 7th day of October, 1988, and approved by resolution of the Board of Directors of FILMWORKS U.S.A., INC., ("FILMWORKS") on the 26th day of April, 1988, CITY and FILMWORKS, for and in consideration of the CITY's approval of the Sublease between FILMWORKS and MCA and for and in consideration of FILMWORKS' agreements and covenants contained herein, do by this Agreement entered into as of the 10th day of October, 1988, hereby amend the "Amended Indenture of Lease" ("LEASE") between them entered into as of the 2nd day of February, 1984, as follows:

                                      1.

  The LEASE is hereby amended by adding a new section, Section 7.3.4, to the original LEASE as now written:

  "7.3.4. Capital Improvements Program.

  "FILMWORKS (Lessee) shall devote at least fifty percent of its gross rental income each year received pursuant to that certain Sublease Agreement between FILMWORKS, U.S.A., INC., and MCA CONCERTS, INC., as executed on January 20, 1988, commencing with the execution of this (1988) amendment to the completion of that definite and certain list of capital improvements attached hereto as EXHIBIT A, subject to the following conditions:

  "(a) A portion of the rental income in the first three years of the life of the Sublease with MCA shall be excluded from the 50% pledge, to wit: $150,000 in the first year and $75,000 in each of the second and third years;

  "(b) 50% of the rental revenues subject to the foregoing limitations shall continue to be pledged until an amount equivalent to the CITY's expenditures, as documented, pursuant to Section 4.2 of that certain agreement between the CITY OF ATLANTA and MCA CONCERTS, INC., dated as of October 10, 1988, not to exceed a cumulative total of $1.5 million, has been expended by FILMWORKS as improvements;

  "(c) The improvements associated with the 50% pledge are to be completed within the first six months of the year following the year in which the rental proceeds are received by FILMWORKS;

  "(d) If expenditures in excess of 50% of rental revenues are expended in any one calendar year, such excess will be credited to subsequent years; and

  "(e) The 50% pledge is to be devoted and dedicated exclusively to capital improvements that will restore and preserve the Exhibit Halls and Fire Station at the Demised Premises as described in the attached EXHIBIT A."

                                      2.

  Section 8.6 of the LEASE ("Coverage by others") is hereby amended by adding the following paragraph to the section as it is now written:

  "In the event that there should be residual payments made to Lessee (FILMWORKS) by virtue of any insurance policy carried upon the premises, either by FILMWORKS or by its sublessees, which residual payments are defined as that portion of insurance proceeds over and above the amounts actually paid to sublessees or used to replace or rebuild casualty losses, then such residual payments shall be devoted by FILMWORKS (Lessee) exclusively to capital improvements to the Demised Premises as approved by the CITY's Department of Parks, Recreation and Cultural Affairs."

                                      3.

  Section 8.7 of the Lease ("Indemnification") is hereby amended by adding the following paragraph to the section as now written:

  "Notwithstanding the foregoing paragraph, to the extent that the CITY's (Lessor's) interest may appear in the same, Lessee (FILMWORKS) hereby and for a valuable consideration (the approval of the Sublease with MCA) assigns its interest in the indemnity given FILMWORKS by MCA in the Sublease to the CITY (Lessor)."

  IN WITNESS WHEREOF, CITY and FILMWORKS, acting through their duly authorized officers, have executed this AMENDMENT TO LEASE under seal, as of the 10th day of October, 1988.

ATTEST:                                CITY OF ATLANTA, a Municipal
                                       Corporation of the State of
                                       Georgia ("Lessor")


/s/ Olivia Parks                       By: /s/ Andrew J. Young
----------------------------               -------------------------------------
Deputy Clerk of Council                    ANDREW J. YOUNG, Mayor
SEAL

                                       Recommended:


                                       /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       Chief Administrative officer

As to the Mayor, Clerk of              Approved:
Council and Chief
Administrative Officer,
signed, sealed and delivered           /s/ [ILLEGIBLE]
in the presence of:                    -----------------------------------------
                                       Commissioner of Finance


                                       /s/ [ILLEGIBLE]
                                       -----------------------------------------
/s/ [ILLEGIBLE]                        Commissioner of Parks,
----------------------------           Recreation & Cultural Affairs
Unofficial Witness
November 8, 1988
                                       /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       Commissioner of Public Works
/s/ [ILLEGIBLE]
----------------------------
Notary Public                          Approved as to Form on Behalf
                                       of the City of Atlanta:
Notary Public, Gwinnett
  County, Georgia                      /s/ [ILLEGIBLE]
My Commission Expires                  -----------------------------------------
  Apr 9, 1992                          Assistant City Attorney


(SIGNATURES CONTINUED)

As to Filmworks, U.S.A.,               FILMWORKS, U.S.A., INC.
Inc., and the execution by
its officers, signed,
sealed, and delivered in               By: /s/ [ILLEGIBLE]
the presence of                            -------------------------------------
                                           President
                                           SEAL


/s/ [ILLEGIBLE]                        By: /s/ [ILLEGIBLE]
---------------------------                -------------------------------------
Unofficial Witness                         Chairman of the Board of
                                           Directors


/s/ [ILLEGIBLE]
----------------------------
Notary Public


Notary Public, Gwinnett County, Georgia
My Commission Expires Mar. 7, 1992

                                   EXHIBIT A

                           Program for Improvements

The 50% pledge is to be invested in capital improvements on the following structures:

    Exhibit Halls 1, 2, 3, and 4
    Fire House

The improvements include the following major categories of work:

(1.) Roofing Systems -- Replacement of roofing, or repair of roofing where appropriate. Includes decking, eaves, gutters, down spouts, soffets, facia boards, etc.

(2.) Bathrooms -- Renovation of bathroom area and surroundings replacement of fixtures, and elimination of hazardous electrical and plumbing conditions.

(3.) Structural cracks -- Repair and replacement of surfaces on interior and exterior walls.

(4.) Paint -- Renewal of interior and exterior wall surfaces in combination with the other types of improvements stated above.

On an annual basis, a representative from Filmworks U.S.A., Inc. is to present a capital improvements plan (based on the previous calendar year's 50% pledge) to the City's Department of Parks, Recreation and Cultural Affairs and Department of Finance for approval by these departments. So long as this plan will help accomplish the general purpose of this arrangement, restoration and preservation of the major historical buildings at the site, the City's approval cannot be withheld.

In order to assess the scope and structural needs of this restoration effort, consultants will be hired to evaluate the condition of the buildings. The consultants' reports will be included as part of the presentation to City representatives as support for the capital improvements plan proposed by Filmworks.

Should sufficient funds be available or additional needs arise, Filmworks can propose, subject to approval by the City's Department of Parks, Recreation, and Cultural Affairs and Department of Finance, that the work program deviate from the four major categories of work described herein.

                                   EXHIBIT B

                                   SUBLEASE

                               TABLE OF CONTENTS

1. Grant and Term .........................................................  1

     1.1   Demising Agreement..............................................  1

     1.2   Easements.......................................................  1

     1.3   Project Area....................................................  3

     1.4   Adjustments of Project Area.....................................  3

     1.5   Interest Conveyed...............................................  3

     1.6   Lease Term......................................................  3

     1.7   Termination by Tenant...........................................  4

     1.8   Quiet Enjoyment.................................................  4

2. Use; Restrictions on Sublessor..........................................  4

     2.1   Tenant's Use of Site............................................  4

     2.2   Tenant's Exclusive Use..........................................  4

     2.3   Restrictions on Sublessor.......................................  5

     2.4   Sublessor Co-operation..........................................  5

3. Construction............................................................  5

     3.1   Amphitheatre and Primary Parking Area...........................  5

     3.2   Tenant to Complete Initial Construction.........................  6

     3.3   Extension of Utilities..........................................  6

     3.4   Removal of Existing Improvements................................  6

     3.5   Improvements....................................................  6

     3.6   Alterations and New Construction................................  6

     3.7   Protection of Adjacent Property.................................  7

     3.8   Liens...........................................................  7

     3.9   Removal of Property.............................................  7

4. Rent ...................................................................  7

                                      i.


     4.1   Consumer price index............................................  7

     4.2   Minimum Rent....................................................  8

     4.3   Percentage Rent................................................. 10

5. Sublessor Purchase Options.............................................. 15

     5.1   Percentage Rent - Short Fall Option............................. 15

     5.2   11th and 21st Lease Year Options................................ 18

6. Parking................................................................. 20

     6.1   Operation of Primary Parking Area............................... 20

     6.2   Parking Area Taxes and Costs.................................... 21

     6.3   Indemnification and Liability Insurance For Parking Area........ 21

     6.4   Conflict with Other Sublease Provisions......................... 22

7. Taxes and Other Impositions............................................. 22

     7.1   Taxes Based Upon the Project Area............................... 22

     7.2   Taxes Based Upon Amphitheatre................................... 22

     7.3   Taxes Arising with Respect to Business.......................... 22

     7.4   Tax Contest..................................................... 23

8. General Requirements Upon Tenant........................................ 23

     8.1   Compliance with Laws............................................ 23

     8.2   Repair.......................................................... 23

     8.3   Utilities....................................................... 23

     8.4   Costs and Expenses.............................................. 23

     8.5   Event Tickets................................................... 23

9. Insurance and Indemnification........................................... 24

     9.1   Tenant Insurance Requirements................................... 24

     9.2   Tenant Self-Insurance........................................... 24

     9.3   Indemnification by Tenant....................................... 24

                                      ii.


      9.4  Sublessor Waiver................................................ 24

10.   Casualty and Condemnation............................................ 25

     10.1  Casualty........................................................ 25

     10.2  Condemnation.................................................... 25

11. Mortgages.............................................................. 26

     11.1  Tenant's Right to Encumber...................................... 26

     11.2  Mortgagee Requested Modifications............................... 27

     11.3  Mortgage Protection............................................. 27

     11.4  Rent Assignment................................................. 30

     11.5  Possession...................................................... 30

     11.6  No Merger....................................................... 30

     11.7  Limitation on Liability of Mortgagee Parties.................... 31

     11.8  Mortgage Benefitted............................................. 31

12. Tenant Default......................................................... 31

     12.1  Interest Conditional............................................ 31

     12.2  Events of Default............................................... 31

     12.3  Sublessor's Rights of Re-Entry.................................. 33

     12.4  Additional Rights of Sublessor.................................. 33

     12.5  Survival of Tenant's Obligations................................ 33

13. Tenant First Refusal and Consultant Rights............................. 34

     13.1  First Refusal................................................... 34

     13.2  Sublessor Consultation.......................................... 35

14. Tenant Concessions and Subletting; Assignment.......................... 35

     14.1  Concessions and Subletting...................................... 35

     14.2  Assignments by Tenant........................................... 35

15. Miscellaneous.......................................................... 36

     15.1  Waiver.......................................................... 36

                                     iii.


     15.2  No Benefits to Others........................................... 36

     15.3  Entire Agreement................................................ 36

     15.4  Force Majeure................................................... 36

     15.5  Notices; Approvals and Consents................................. 37

     15.6  Captions and Section Numbers.................................... 38

     15.7  Construction of Language........................................ 38

     15.8  Broker's Commission............................................. 38

     15.9  Interest........................................................ 38

     15.10 Persons Indemnified............................................. 39

     15.11 Georgia Law Applies............................................. 39

     15.12 Rights are Cumulative........................................... 39

     15.13 Saving Clause................................................... 39

     15.14 Attorney's Fees................................................. 39

     15.15 Injunctive Relief............................................... 39

     15.16 Affiliate Defined............................................... 39

     15.17 Person Defined.................................................. 39

     15.18 Estoppel Certificates........................................... 40

     15.19 Confidentiality................................................. 40

16. Non-Discrimination..................................................... 40

17. Successors and Assigns................................................. 40

18. Recording of Lease..................................................... 40


                                      iv.


                               GLOSSARY OF TERMS

                                                                            Page
                                                                            ----
1.   Affiliate........................................................       39

2.   Amphitheatre.....................................................        5

3.   City.............................................................        1

4.   CPI..............................................................        7

5.   CPI Escalation...................................................        8

6.   Cure Period......................................................       28

7.   Direct Cost......................................................       11

8.   Easement Areas...................................................        2

9.   Escalation Avoidance Payment.....................................        9

10.  Events of Default................................................       31

11.  Exclusive Party..................................................       20

12.  Existing Minimum Value...........................................        6

13.  Gross receipts from all other sources............................       12

14.  Gross receipt from sponsorships..................................       11

15.  Improvements.....................................................        6

16.  Initial Date.....................................................        1

17.  Lakewood.........................................................        1

18.  Lease Term.......................................................        3

19.  Lease Year.......................................................        3

20.  Master Lease.....................................................        1

21.  Minimum Rent Excess..............................................       13

22.  Mortgage.........................................................       27

23.  Mortgagee........................................................       27

24.  Mortgagee Party..................................................       30

25.  Net Revenues.....................................................       19


                                      v.

                                                                            Page
                                                                            ----
26.  Net Ticket Receipts .............................................       11

27.  Opening Date ....................................................        3

28.  Option Avoidance Payment ........................................       16

29.  Option Exercise Notice ..........................................       15

30.  Option Segment ..................................................       15

31.  Parking Area ....................................................        1

32.  Permitted Activities ............................................        5

33.  Person ..........................................................       39

34.  Percentage Rent Earned ..........................................       14

35.  Prepayment Date .................................................        8

36.  Project Area ....................................................        2

37.  Registered Mortgagee ............................................       27

38.  Rental Arrangements .............................................       11

39.  Rental Net ......................................................       11

40.  Requesting Party ................................................       20

41.  Site ............................................................        1

42.  Start Date ......................................................        3

43.  Stub Period .....................................................        3

44.  Sublessor .......................................................        1

45.  Substantial Completion ..........................................        5

46.  Tenant ..........................................................        1

47.  Voluntary Payments ..............................................       10

                                      vi.

                                   SUBLEASE

     This Sublease is executed as of 1/20, 1988 (the "Initial Date") between Filmworks U.S.A., Inc. ("Sublessor") and MCA Concerts, Inc. ("Tenant").

     This Sublease is entered into with reference to the following facts:

     A. The City of Atlanta (the "City") is the fee owner of an approximately 117 acre parcel commonly known as Lakewood Fairgrounds ("Lakewood"). Sublessor is the lessee of Lakewood under a lease with the City dated February 2, 1984 (the "Master Lease") which, together with the legal description of Lakewood, is attached as Exhibit A. Sublessor represents and warrants to Tenant that: Exhibit A is a true and complete copy of the Master Lease; there are no amendments to the Master Lease; the Master Lease is in full force and effect; there are no uncured defaults by Sublessor under the Master Lease; there are no occurrences, omissions, or states of fact that with the passage of time will constitute a default by Sublessor under the Master Lease; the City has made no claim contrary to any of the above; to the best of Sublessor's knowledge there are no uncured defaults by the City under the Master Lease and no occurrences, omissions or states of fact that with the passage of time will constitute a default by the City under the Master Lease.

     B. The parties believe it to be to their mutual benefit for Sublessor to sublease a portion of Lakewood to Tenant to enable Tenant to construct and operate an outdoor commercial concert facility on a long-term basis.

     Therefore, the parties agree as follows:

Section 1. Grant and Term.

     1.1 Demising Agreement. For and in consideration of the covenants, terms and conditions contained in this Sublease, Sublessor hereby demises, subleases and rents to Tenant, and Tenant hereby agrees to lease and take upon the terms and conditions hereinafter contained, the following premises:

         1.1.1 The "Site," the legal description of which is attached as Exhibit B.

         1.1.2 The "Parking Area," the legal description of which is attached as Exhibit C.

     1.2 Easements. Upon and subject to the terms and conditions contained in this Sublease, Sublessor does hereby grant, bargain, sell and convey unto Tenant, its successors and assigns, a non-exclusive easement, for the benefit of Tenant, its successors and assigns, and also for the benefit of all Subsublessees, licensees, invitees, guests and occupants of the


                                      1.

Project Area (as hereinafter defined) or any portion or portions thereof, and also for the benefit of any and all persons or entities providing the utility services referenced in Subsection 1.2.1 hereinafter set forth, in, over, through, beneath and across those portions of Lakewood, the legal descriptions of which are attached as Exhibit E, and any structures or improvements now or hereafter erected thereon for the following purposes, and any of them, to-wit:

        1.2.1 to establish, install, construct, lay, operate, maintain, repair, remove, demolish and reconstruct all such pipes, wires, conduits, equipment, apparatus and facilities as Tenant, its successors and assigns, shall deem necessary or appropriate for the provision of utility services to the Project Area or any portion thereof, including, but not limited to, water, electricity, steam, natural gas, telephone, sanitary sewer, storm sewer and oil; and

        1.2.2 for vehicular and pedestrian ingress to and egress from the Project Area to and from each of the public rights-of-way abutting Lakewood (or any portion of Lakewood), together with the right to grade, level, fill, drain, pave, construct, maintain, repair, expand, rebuild and replace such roads, ramps, drives, stairways, bridges and passages as Tenant, its successors and assigns, shall deem necessary or appropriate to provide such ingress and egress; and

        1.2.3 for the purpose of entry thereon, passage thereover, deposit of materials and equipment thereon, erection of temporary structures therein or thereon, and for all such other purposes and uses as are at any time and from time to time directly related to and made necessary by the construction, demolition, reconstruction, repair, replacement or alteration of any buildings, other structures or improvements now or hereafter erected in, over, through or upon the Project Area or any portions thereof.

The above easements shall benefit and be appurtenant to the Site, and the Parking Area and shall be binding upon, burden, and run with the land with respect to the portions of Lakewood so described on attached Exhibit E for a period coterminous with the Lease Term. The areas encompassed within the legal descriptions set forth in Exhibit E are hereinafter referred to as the "Easement Areas." Sublessor, its successors and assigns, shall retain the entire leasehold interest conveyed to Sublessor by the Master Lease in the "Easement Areas" except as said interest is specifically burdened by the easements granted in this Subsection 1.2. Further, the parties recognize that Sublessor, as well as its patrons, customers and invitees, shall utilize Easement Areas for ingress and egress in connection with activities of Sublessor; provided that Sublessor shall not permit utilization which would interfere with amphitheatre events or pedestrian and vehicular ingress and egress related to


                                      2.

amphitheatre events or would otherwise interfere with the proper exercise of the rights granted above.

     1.3 Project Area. The "Project Area" consists of the Site, the Parking Area and the Easement Areas.

     1.4 Adjustments of Project Area. Prior to the Opening Date (as defined in Subsection 1.6.2) Sublessor will make such adjustments in the dimensions and specific locations of all or any portion of the areas within the Project Area as Tenant may in good faith request from time to time. Thereafter during the Lease Term Sublessor will agree to make such minor adjustments to all or any of the foregoing as Tenant may reasonably request, provided, however, such minor adjustments will not adversely affect in any material way the then present or contemplated activities of Sublessor or Persons claiming under Sublessor. Sublessor shall not be required to agree to adjustments which would cause the Site to exceed approximately 10 acres or the Parking Area to exceed approximately 50 acres.

     1.5 Interest Conveyed. The interest conveyed by this Sublease consists of a limited and restricted interest (said limitations and restrictions being set forth in this Sublease) and said conveyed interest does not include an estate in real property.

     1.6 Lease Term. The "Lease Term" under this Sublease shall commence on the Initial Date and shall expire midnight, local time in the City of Atlanta, State of Georgia, on December 31, 2033/January 1, 2034, and for as long thereafter as Sublessors rights are extended under the Master Lease, or Sublessor by any other instrument retains a leasehold interest in the areas of Lakewood within the Project Area. Should Sublessor acquire the fee interest in the Project Area or any other interest consistent with the continued maintenance of the relationship contemplated by this Sublease, the term of this Sublease shall also continue as long as Sublessor retains such an interest. Notwithstanding the foregoing, the Lease Term will expire, if not sooner, at the same hour specified above on December 31, 2086/January 1, 2087. Sublessor will exercise any option which it possesses to enable the Lease Term to extend to the December 31, 2033/January 1, 2034 date specified above and to extend further to the maximum duration specified in the preceding sentence. The Lease Term is subject to being terminated as hereinafter provided in this Sublease.

        1.6.1 Notwithstanding the above provisions, the terms and conditions of this Sublease will not become effective until ______________ (the "Start Date").

        1.6.2 The "opening Date" is the date the Amphitheatre (as defined in Subsection ______) is first opened for business to the public.


                                      3.

        1.6.3 The Term "Lease Year" means a calendar year during the Lease Term. If the Opening Date occurs on January 1 of any calendar year, the 1st Lease Year will begin on the Opening Date. If the Opening Date occurs on any day other than January 1, the period of time between the Opening Date and the first day of the following calendar year is the "Stub Period" and the 1st Lease Year shall commence on the first day of the calendar year following the Stub Period. Each successive 12 month period following the 1st Lease Year shall be a separate and successively numbered Lease Year.

     1.7 Termination by Tenant. Effective any time on or after the second anniversary of the Initial Date, Tenant may, upon six months' prior notice, terminate this Sublease and if the termination was solely pursuant to this Subsection 1.7, Sublessor shall be entitled to the Improvements, but Tenant may retain ownership of, and may remove at any time up to 60 days after the termination, all or any of the items which are the same as the items which Tenant is entitled to retain ownership of, and remove, pursuant to Subsection 5.1.3.2.

     1.8 Quiet Enjoyment. Subject to this Sublease, Sublessor covenants and agrees to take all necessary steps to secure and maintain for the benefit of Tenant the quiet and peaceful possession and enjoyment of the Project Area for the full Lease Term (as such Lease Term may be extended as provided in Subsection 1.6), without hindrance, claim, or molestation by Sublessor or any other Person acting by, through or under Sublessor, or by the City or any other fee owner of the Project Area or any other Person acting by, through or under such fee owner.

Section 2. Use; Restrictions on Sublessor; Sublessor Cooperation

     2.1 Tenant's Use of Site. Tenant shall have the right to use the Site for live entertainment, and for commercial concert and arena activities, including without limitation the vending of food, beverages (including but not limited to alcoholic beverages), and merchandise and in addition for any other lawful use which is either not inconsistent with Subsection 7.1.1 of the Master Lease or is otherwise permitted by the City. Sublessor represents and warrants that provided the City approves this Sublease, Tenant will have the right to use the Site (and the rest of the Project Area in conjunction therewith) for all the purposes specified in the prior sentence in the manner contemplated by Tenant without violating any laws, ordinances, regulations and without violating the rights of any Person, provided, however, alcoholic beverages may not be served or sold without complying with the specific laws relating thereto.

     2.2 Tenant's Exclusive Use. Tenant shall have the sole and exclusive right to use, occupy, and enjoy the Site and all improvements erected thereon, except for Sublessor's limited inspection rights as elsewhere provided in the Sublease.


                                      4.

     2.3 Restrictions on Sublessor. During the entire Lease Term, neither Sublessor nor any Person deriving rights directly or indirectly from Sublessor shall on all or any portion of Lakewood engage in any activities at any time which are similar to, or competitive with, the types of activities which at the particular time are normal and customary for commercial concert and arena facilities. Sublessor shall be entitled to use facilities in Lakewood for parties, conventions, dancing, receptions, banquets, film and video production, musical programs, recreational and sports activities and other similar activities; if such activities involve live musical programs or live entertainment they shall not entail audiences of more than 1,000 persons and shall also not be of the type which is normally and customarily held at commercial concert and arena facilities. Although not an activity which has previously been engaged in by Sublessor, Sublessor may, subject to the same qualifications specified above in the prior sentence, conduct a so-called studio tour business on other portions of Lakewood (which may involve more than 1,000 persons for the tour itself, as distinguished from particular shows which are part of the tour). The activities which Sublessor is entitled to engage in, in accordance with the prior two sentences, are referred to as the "Permitted Activities." In addition to the restrictions upon Sublessor for the above, neither Sublessor nor any Person deriving rights from Sublessor will engage in any conduct on any portion of Lakewood which interferes with Tenant's conduct of business or Tenant's use of, enjoyment of, or operations on, the Project Area. Sublessor recognizes that it is of utmost importance that Tenant be free from any competitive activities at Lakewood and also free from any interference. Accordingly, all prohibitions contained in this Subsection 2.3 shall be broadly construed against Sublessor and persons deriving rights from Sublessor and the scope of the Permitted Activities shall be narrowly construed, it being the intention of the parties to prohibit all activities at Lakewood which could be deemed to be competitive with, or to interfere with, Tenant, other than matters which are de minimis.

     2.4 Sublessor Co-operation. Without derogating from the generality of Sublessor's other obligations, Sublessor shall cooperate and coordinate its activities so as to assist and expedite the planning for, and construction of, the improvements contemplated by this Sublease on the Project Area and during the Lease Term support further in every reasonable manner Tenant's activities on the Project Area.

Section 3. Construction.

     3.1 Amphitheatre and Parking Area. Tenant intends to construct an outdoor amphitheatre facility on the Site and to improve the Parking Area so as to accommodate self-parking for approximately 6300 vehicles. The term "Amphitheatre" refers to the aforementioned amphitheatre as constructed on the Site. Tenant agrees to expend a minimum of $5,000,000 for the development of plans and specifications, permit fees, insurance and interest cost (paid or imputed) during construction, cost of


                                      5.

construction, and other direct and indirect costs related to the development and construction of the Amphitheatre and related improvements elsewhere within the Project Area deemed desirable by Tenant.

     3.2 Tenant to Complete Initial Construction. Tenant will, if practical, attempt to complete substantially the Amphitheatre and related improvements so as to enable the Amphitheatre to be opened to the public ("Substantial Completion") by June 16, 1988. However, if this is not accomplished, Tenant will have 24 months from the Start Date in which to complete substantially the Amphitheatre and related improvements which date shall be subject to extension to allow for causes beyond Tenant's control until the first June 16 which occurs at least 36 months from the Start Date.

     3.3 Extension of Utilities; Meters. As part of Tenant's responsibilities under Subsections 3.1 and 3.2, Tenant shall provide for the extension of utilities from their present locations to service the Amphitheatre and Parking Area and for utility meters to measure usage by the Amphitheatre and Parking Area.

     3.4 Removal of Existing Improvements. Tenant shall have the right at any time during the Lease Term to remove any improvements existing on the Project Area as of the Initial Date except Tenant may not remove any improvements located on the Easement Areas which serve or benefit facilities within Lakewood beyond the Site if such removal would materially adversely affect Sublessor unless Tenant takes appropriate action to avoid such result.

     3.5 Improvements. The term "Improvements" means all improvements, betterments, facilities and the like which are at any time constructed or placed upon the Site and/or Parking Area and also includes all improvements, betterments, facilities and the like which are at any time constructed, or placed upon the Easement Areas which benefit or serve the Site and/or the Parking Area or which are constructed or placed upon the Easement Areas by Tenant or any Person deriving rights from Tenant. Any Improvements within the Project Area shall become part of the Project Area, but the legal title to the same shall not vest in Sublessor or the City until the termination of this Sublease, whether expiration of the Lease Term or otherwise. Title to all Improvements, any and all depreciation and investment tax credits generated thereby or available in connection therewith, shall belong to, and accrue to the benefit of, Tenant during the Lease Term.

     3.6 Alterations and New Construction. Tenant shall have the right from time to time to engage in any alterations, modifications, demolition, and new construction as Tenant may desire, subject to the same qualification with respect to Improvements on the Easement Areas as specified in Subsection 3.5. The term "Existing Minimum Value" means what the


                                      6.

approximate fair market value would have been at the particular point of time if an amphitheatre appropriate for the commercial concert business costing $5,000,000 (with costs including those items specified in Subsection 3.1) had been completed by the Opening Date and thereafter had been maintained in accordance with the provisions of this Sublease. If after the completion of the original facilities contemplated by Subsection 3.1, Tenant exercises Tenant's right to modify, alter or demolish any Improvements, Tenant may only do so if the fair market value of the Improvements which will exist on the Project Area after the completion of the particular work will at the time have a value at least equal to the Existing Minimum Value.

     3.7 Protection of Adjacent Property. While any excavation, demolition or construction is being performed within the Project Area or any portion thereof, Tenant shall to the full extent required by applicable law protect all adjacent property from reasonably foreseeable adverse effects of such excavation, demolition or construction.

     3.8 Liens. Tenant shall permit no liens to attach to the interest in Lakewood of either Sublessor or the city as the result of any excavation, demolition or construction upon the Project Area or any portion thereof, unless Tenant shall remove such liens, within 120 days from and after recordation thereof, by discharge, bonding or other proceeding; provided that this Subsection 3.8 shall not, and shall not be deemed to, authorize or empower the Tenant to cause or permit any lien whatsoever to attach to Sublessor's or the City's interest in Lakewood.

     3.9 Removal of Property. Tenant and other Persons claiming under Tenant shall have the right to remove from the Project Area all or any of the items which, pursuant to Subsection 5.1.3.2 are specified as being subject to Tenant's retained ownership and Tenant's right to remove. The removal of such items, to the extent that Tenant elects to do so, may be accomplished at any time and from time to time during the Lease Term, and/or within 60 days from and after the termination or expiration of the Lease Term.

Section 4. Rent

4.1 Consumer Price Index.

     4.1.1 "CPI" means the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1967=100). If the aforementioned Index ceases to exist in substantially its form as of the Initial Date, a substitute index shall be utilized, which index shall be reasonably comparable to the index specified in the prior sentence as agreed upon by the parties, or if the parties disagree, established by the presiding Judge of the United States District Court for the Northern District of Georgia, Atlanta Division.


                                      7.

     4.1.2 "CPI Escalation" means multiplying the dollar figure which is the subject of the escalation by a fraction the denominator of which is the CPI for the second month prior to the month in which the date occurs which is the beginning of the comparison period and the numerator of which is the CPI for the second month prior to the month in which the later date used in the comparison occurs.

4.2 Minimum Rent

     4.2.1 During the period from the Initial Date up to the Opening Date minimum rent shall be payable at the rate of $12,500 per month. The first $__________ of minimum rent payable under this Sublease (i.e. rent for the period ending _____________) has been prepaid. If the date to which minimum rent has been prepaid (the "Prepayment Date") occurs on a date other than the first day of a calendar month, then on the after the Prepayment Date Tenant shall pay to Sublessor rent for the partial month occurring between such day and the first day of the next calendar month on the basis of the pro-rated amount of $12,500. Subject to the preceding sentence, minimum rent of $12,500 per month following the Prepayment Date shall be payable in advance on the first day of each calendar month. If the opening Date is other than the first day of a calendar year, then minimum rent during the period from the Opening Date to the first day of the 1st Lease Year shall continue to be payable at the same rate and in the same manner.

     4.2.2 Minimum rent starting with the 1st Lease Year and continuing through the 20th Lease Year shall be payable in the following annual amounts (which shall be divided into 12 equal monthly installments and each such installment shall be payable in advance on the first day of each calendar month of the particular Lease Year): For the 1st through 5th Lease Years the minimum annual rent shall be $150,000, for the 6th and 7th Lease Years the minimum annual rent shall be $160,000 and for the 7th through the 20th Lease Years the minimum annual rent shall be $170,000. The minimum annual rent starting with the 21st Lease Year shall be determined in accordance with the formula specified in Subsection 4.2.3.

     4.2.3 In order to determine the minimum annual rent applicable to each Lease Year beginning with the 21st Lease Year a hypothetical adjustment to the minimum annual rent shall be made with respect to the Lease Years beginning with the 11th Lease Year and continuing through the 20th Lease Year. There shall be established four Measuring Segments. The first Measuring Segment shall be the three Lease Years beginning with the 11th Lease Year; the second Measuring Segment shall be the three Lease Years beginning with the 14th Lease Year; the third Measuring Segment shall be the three Lease Years beginning with the 17th Lease Year and the fourth Measuring Segment shall be the 20th Lease Year.

                                      8.

There shall be a hypothetical adjustment to the minimum annual rent for each of the Lease Years of each Measuring Segment based upon the CPI Escalation between the beginning of the 10th Lease Year and the beginning of the first Lease Year of the particular Measuring Segment. The hypothetically adjusted minimum annual rent shall remain at the same level for all three years of each of the first three Measuring Segments. If the aggregate percentage rent earned with respect to the entire period covered by a Measuring Segment is less than the aggregate hypothetically adjusted minimum annual rent for the same period, and if Tenant does not elect to make an "Escalation Avoidance Payment" which means a payment of the deficiency within 60 days following the last day of the aforementioned Measuring Segment, then the hypothetical assumption shall be that the minimum annual rent during the Measuring Segment was increased to reflect the above described CPI Escalation. If, on the other hand, the percentage rent earned with respect to the Measuring Segment did equal or exceed the hypothetically adjusted minimum annual rent applicable to such Measuring Segment or Tenant elects to make an Escalation Avoidance Payment, then the CPI Escalation which was otherwise presumed to have gone into effect as of the beginning of the particular Measuring Segment shall be cancelled, and the minimum annual rent for each year of the Measuring Segment shall be deemed to be the same as the minimum annual rent in effect in the last year prior to the particular Measuring Segment. Therefore, by way of example, if, in accordance with the above hypothetical calculation, the hypothetical minimum annual rent for the first Measuring Segment did not increase above $170,000 because sufficient percentage rent was payable with respect to that period (or Tenant made the Escalation Avoidance Payment with respect thereto) and if the same conditions exist during the second Measuring Segment, the hypothetical minimum annual rent during the second Measuring Segment will continue to be $170,000. In making the calculations specified in this Subsection 4.2.3, regardless of the increase in the CPI, in no event will the hypothetical minimum annual rent at any time during the 11th through the 20th Lease Years be deemed to exceed $250,000 for purposes of making the above calculation. The minimum annual rent for each Lease Year beginning with the 21st Lease Year and continuing until the end of the term shall be the same as the final determination of the hypothetically calculated minimum annual rent for the 20th Lease Year. Therefore in no event will the minimum annual rent for any Lease Year starting with the 21st Lease Year exceed $250,000 and such minimum annual rent may be as low as $170,000 regardless of any increases in the CPI. The sole purpose of this Subsection 4.2.3 is to provide the mechanism for determining the minimum annual rent applicable to each Lease Year beginning with the 21st Lease Year. Accordingly, notwithstanding anything contained above, Tenant shall not under any circumstances be obligated for any Lease Year from the 10th through the 20th Lease Years to pay any rent of

                                      9.

more than the greater of $170,000 or the percentage rent payable pursuant to Subsection 4.3 (although Tenant may elect to pay more in the form of Voluntary Payments (which term is defined in Subsection 4.2.4)).

     4.2.4 Any Escalation Avoidance Payment made pursuant to Subsection 4.2.3, and any Option Avoidance Payment made pursuant to Subsection 5.1.2 (these two types of payments are hereinafter collectively referred to as a "Voluntary Payments") shall also be deemed a payment of the other two above described Voluntary Payments for any Lease Year or Segment which overlaps the period with respect to which the particular Voluntary Payment was made.

4.3 Percentage Rent.

     4.3.1 Tenant shall pay to Sublessor, with respect to the Stub Period and each Lease Year, a percentage of the gross receipts received by Tenant during the Stub Period, or such Lease Year, as the case may be, from the operation of the Amphitheatre and the Parking Area.

     4.3.2 First, there shall be determined for the Stub Period and for each Lease Year (except for the specific provisions below which are applicable only to the periods stated herein), the amount of percentage rent earned which shall be the sum of the product of multiplying each category specified below of a particular period's gross receipts by the percentage applicable to that category:

        4.3.2.1 3-1/2% of net ticket revenues up to $6,000,000 in the Stub Period and in the particular Lease Year, respectively, plus 4-1/2% of net ticket revenues in excess of $6,000,000 in such period.

        4.3.2.2 For the Stub Period and for the 1st Lease Year, 3% of gross receipts received by Tenant during the Stub Period and during the 1st Lease Year respectively from sponsorships, whether such receipts are in cash or other valuable consideration.

        4.3.2.3 3% of any valuable consideration, other than cash, received by Tenant from sponsorships during the particular Lease Year after the 1st Lease Year.

        4.3.2.4 25% of Rental Net received by Tenant for the Stub
     Period and in the particular Lease Year, respectively.

        4.3.2.5 On gross receipts of Tenant from all other sources (i.e., sources not specified above in this Subsection 4.3.2), in the aggregate for the Stub Period and in the particular Lease Year, respectively, 5.5% on the first $2,000,000 in such period, escalating to 6% of the next $3,000,000 in such period and

                                      10.

     escalating to 7% on any additional gross receipts over and above $5,000,000 in such period (the base upon which the percentages specified in this Subsection 4.3.2.4 are predicated shall include, after the 1st Lease Year, cash received by Tenant from sponsorships).

        4.3.3 The categories of gross receipts referred to in Subsection
4.3.2 are defined as follows:

        4.3.3.1 The terms "net ticket receipts" and "net ticket revenues" mean gross receipts from all ticket sales and other admission or entry fees less returns, commissions on sales, credit card charges on sales and charge backs, discounts from face value, excise, sales, seat, entertainment and similar taxes, and shall include any receipts by Tenant in the form of any rebate or reimbursement from authorized ticket agents;

        4.3.3.2 The term "gross receipts from sponsorships" (and variants thereof) shall refer to cash or other valuable consideration received by Tenant for signage, building identification, and advertising tie-ins (the latter term not to be confused with advertising or other benefits received by Tenant in consideration of admission tickets) and from such other activities, if any, as are considered at the time to be sponsorship in accordance with the practices then generally prevailing in the commercial concert business;

        4.3.3.3 "Rental Arrangements" means a transaction in which Tenant's subsublessee or licensee pays essentially a flat fee and does not pay on the basis of such entity's own receipts. Should there be a transaction which would qualify as a Rental Arrangement except that the transaction is with an Affiliate of Tenant, the gross receipts of the Affiliate shall be treated the same as Tenant's gross receipts (i.e. pursuant to Subsections 4.3.2.1, and 4.3.2.5), and the transaction shall not be deemed a Rental Arrangement. "Rental Net" means the amount of rent received by Tenant from a subsublessee or licensee of the Amphitheatre and the Parking Area pursuant to a Rental Arrangement, less Direct Costs. "Direct Costs" means those costs which are directly incurred for each particular Rental Arrangement. Direct Costs do not include those continuing costs to Tenant such as costs for administration, management, continuing insurance, permanent security, standard utility costs and all such similar costs to the extent they would have been incurred regardless of whether the Rental Arrangement had occurred. Direct Costs do include the costs for stage crews, parking attendants, ticket sellers, ushers, additional security, event insurance, and all such similar costs which are incurred and paid by

                                      11.

     Tenant which are directly required for the particular Rental Arrangement. As an example only, assume that B rents the Amphitheatre and the Parking Area from Tenant for one evening and pays Tenant a rental fee of $25,000 and Tenant retains the right to engage in the activities generating all of the sources of income described in 4.3.2 except the right to sell tickets and charge for parking. Further, assume that the rental agreement requires Tenant to provide a stage crew at a cost of $1,000, ticket sellers and parking attendants at a cost of $600, and ushers at a cost of $900, and B furnishes its own sound and light technicians, security forces and pays all other costs of production of the event. In this case, the Rental Arrangements rate of 25% provided for in Subsection 4.3.2.4 would be applied to a Rental Net of $22,500 ($25,000 less the sum of $1,000 and $600 and $900) which would result in percentage rental payment of $5,625 to Sublessor, as well as all percentage rent set forth in Subsection 4.3.2.5 (excluding parking), but Sublessor would receive no percentage rent based upon ticket sales and upon parking. As a further example, if pursuant to the particular Rental Arrangement, Tenant had retained the right to charge for parking, the costs relating to parking would not be deducted in computing Rental Net and Tenant would be accountable under Subsection
     4.3.2.5 for parking receipts.

        4.3.3.4 The term "gross receipts from all other sources" (and variants thereof) refers to gross operating revenue from other activities directly related to the Amphitheatre including revenues from food, beverage, and merchandise sales, parking charges, cash receipts from sponsorships which are received after the 1st Lease Year, and other operating income not otherwise excluded.

     4.3.4 The following principles shall govern the determination of the composition and amount of gross receipts.

        4.3.4.1 Gross receipts (except for the specific provisions above relating to receipts from sponsorship) shall be computed only upon the cash receipts of Tenant unless and to the extent that the reason Tenant did not receive cash receipts, but received consideration in some other form, was primarily to enable Tenant to avoid paying percentage rent to Sublessor with respect to such transaction or Sublessor can establish that the receipt by Tenant of non-cash consideration was inconsistent with practices which at the time were generally prevailing in the commercial concert business.


                                      12.

       4.3.4.2 There shall be deducted in computing all types of gross receipts, returns, commissions on sales, credit card charges on sales and chargebacks, discount from face value and similar "off the top" charges as well as all taxes (other than net income taxes) paid to governmental entities in connection with Tenant's business, activities and/or any property, and any payments made by licensees, subsublessees or the like which are primarily "pass-through" items or expense reimbursement (such as amounts equal to any taxes, license fees, insurance premiums, and personnel charges paid to Tenant by concessionaires, sublessees of Tenant or the like for transmittal to licensing agencies and insurance companies).

       The gross receipts which are subject to percentage rent are in all cases operating income directly related to activities at the Amphitheatre and Parking Area and includes only operating income as distinguished from income received from sources such as the sale of capital assets, the receipts of insurance proceeds, payment of the proceeds of a judgment obtained against third parties and other non-operating income.

       4.3.4.4 Subject to Subsection 4.3.4.5, the receipts of concessionaires, subsublessees and licensees of Tenant shall be treated the same as if the income were received directly by Tenant and in those instances, any concession fees, rental fees or the like paid by such concessionaire, sublessee of Tenant or licensee shall be excluded from the computation of gross receipts.

       4.3.4.5 In cases in which Tenant enters into Rental
    Arrangements the receipts of the subsublessee or licensee of Tenant shall not be included in gross receipts.

    4.3.5 After the amount of the percentage rent earned has been determined, the amount of percentage rent which Tenant shall be required to pay shall be the percentage rent earned less the following adjustments:

       4.3.5.1 The minimum annual rent paid with respect to a particular Lease Year shall be credited against the percentage rent earned with respect to the same Lease Year. If the minimum annual rent paid with respect to such Lease Year exceeds the amount of percentage rent earned with respect to the same Lease Year, the excess is hereinafter referred to as the "Minimum Rent Excess." (If there is a Stub Period, then the entire minimum annual rent payable with respect to the calendar year in which the Stub Period occurs shall be subtracted from the percentage rent


                                      13.

    earned with respect to the Stub Period and if the Minimum Annual Rent exceeded the amount of percentage rent payable with respect to the Stub Period, that excess shall also constitute a Minimum Rent Excess.).

       4.3.5.2 The Minimum Rent Excess from the two most recent Lease Years (or Stub Period) prior to the Lease Year for which the amount of percentage rent payable is being determined shall be credited against percentage rent earned with respect to the Lease Year for which the amount of percentage rent payable is being determined, to the extent not previously credited. The oldest Minimum Rent Excess shall be the first to be credited.

       4.3.5.3 Any Voluntary Payment shall be credited against percentage rent earned, in the two Lease Years following the end of the Lease Year (or the end of the last Lease Year in the Measuring Segment or the Option Segment) for which the Voluntary Payment was made. The oldest Voluntary Payment shall be the first to be credited. To the extent that any Voluntary Payment arising from a particular Lease Year or Measuring Segment is credited against percentage rent earned in the next Lease Year, the amount of such Voluntary Payment available to be credited in the following Lease Year shall be reduced.

       4.3.5.4 References elsewhere in this Sublease to "percentage rent earned" means the percentage rent earned before giving effect to the adjustments and credit provided for in this Subsection 4.3.5.

    4.3.6 Sublessor shall be bound by Tenant's good faith allocation of receipts which relate to the Amphitheatre and other facilities where the receipts involved are not identified or allocated to specific facilities.

    4.3.7 Within 30 days following the end of each Lease Year (and if there was a Stub Period or a partial Lease Year at the end of the lease term, then within 30 days following the end of the Stub Period or partial Lease Year, as the case may be) Tenant shall provide a report to Sublessor showing the amount of percentage rent earned and the amount of the credits to which Tenant is entitled with respect to the particular period and shall accompany such report (providing such details and line entries as the parties mutually agree are appropriate) with the payment of percentage rent payable, if any, with respect to that period. Tenant shall maintain complete and accurate records with respect to matters relevant to the computation of percentage rent. Sublessor shall have the right, on no more than two occasions in any one year period, to inspect and audit, at its own expense, Tenant's books and records upon 30 days notice to Tenant; upon exercising this right Tenant


                                      14.

  shall make such books and records available to Sublessor at a location designated by Tenant in the greater Atlanta area. If within 15 months after Sublessor's receipt of Tenant's report of percentage rent with respect to the Stub Period or a particular Lease Year, Sublessor has not commenced an action, and served a summons and complaint with respect to such action upon Tenant, Sublessor shall be deemed to have accepted the report for all purposes and waived its right to raise any objection at a later date; the fact that information is reiterated or presented in a cumulative fashion in later reports shall not extend the time within which Sublessor must object or be deemed to have waived its right to do so.

Section 5. Sublessor Purchase Options

  5.1 Percentage Rent - Short Fall Option

    5.1.1 There shall be a hypothetical adjustment to the minimum annual rent for the 11th Lease Year based upon the CPI Escalation between the beginning of the 11th Lease Year and the beginning of the 12th Lease Year and if the percentage rent earned with respect to the 11th Lease Year does not equal or exceed such hypothetically adjusted minimum annual rent, Sublessor shall have the Option to purchase Tenant's leasehold interest. The 11th Lease Year is hereinafter referred to as an "Option Segment". Similarly, there shall be established three successive Option Segments. One Option Segment shall be the three Lease Years beginning with the 12th Lease Year; the next option segment shall be the three Lease Years beginning with the 15th Lease Year; and the last Option Segment shall be the three Lease Years beginning with the 18th Lease Year. There shall be a hypothetical adjustment to the minimum annual rent for each of the three Lease Years of each Option Segment following the 11th Lease Year Option Segment based upon the CPI Escalation between the beginning of the 11th Lease Year and the beginning of the first year of the particular Option Segment; the hypothetically adjusted minimum annual rent shall remain at the same level for all three years of the particular Option Segment. If the aggregate percentage rent earned with respect to the entire period covered by the particular Option Segment is less than the aggregate hypothetically adjusted minimum annual rent for the same period, Sublessor shall have an option following the end of the particular Option Segment as to which there was a deficiency in the amount of percentage rate earned in accordance with the preceding formula, to purchase the leasehold interest of Tenant.

    5.1.2 In order for Sublessor to exercise an option which has come into effect in accordance with the provisions of Subsection 5.1.1, Sublessor must, within 60 days following the date upon which Tenant rendered its report with respect to percentage rent for the period, give notice


                                      15.

  (the "Option Exercise Notice") to Tenant that Sublessor will exercise its purchase option. Tenant shall have the right to advise Sublessor of Tenant's good faith estimate of the purchase price which will be payable pursuant to Subsection 5.1.3. Sublessor's Option Exercise Notice will be void if not given within the 60 day period specified above or if within 30 days following Tenant's advice concerning the estimated purchase price, Sublessor does not provide Tenant with an unconditional letter of credit or other security satisfactory to Tenant to assure Tenant that Sublessor will have sufficient cash to close the purchase of the leasehold interest. Tenant will also have 60 days from giving of the Sublessor's exercise of the Option Exercise Notice in which to void the Sublessor's exercise of the option by making an "Option Avoidance Payment" in an amount equal to the sum by which the aggregate of the hypothetically adjusted minimum annual rent for the period in question. If Tenant does make the Option Avoidance Payment within the aforementioned time period, the option exercise by Sublessor shall be of no force or effect.

    5.1.3 If, pursuant to the above provisions, Sublessor properly exercised its purchase option and provided Tenant with the required letter of credit or other security and Tenant did not make the Option Avoidance Payment, then Sublessor shall purchase, and Tenant shall sell, Tenant's leasehold interest on the following terms:

       5.1.3.1 The sale of the leasehold interest shall close one year from the date of the Option Exercise Notice unless within 90 days from the giving of the Option Exercise Notice, Tenant notifies Sublessor of an earlier closing date in which case the date designated by Tenant shall be the closing date.

       5.1.3.2 Tenant shall, at the closing, convey Tenant's leasehold interest, free of any liens and encumbrances incurred by Tenant without Sublessor's consent to Sublessor. Included in the conveyance will be the Improvements, but Tenant may retain ownership of, and may remove at any time up to 60 days after the closing, all or any of the temporary buildings, temporary facilities, personal property of any kind, sound equipment, lighting equipment, stage equipment, kitchen and commissary equipment, seating and benches, concessionaire kiosks and similar installations and trade fixtures whether all or not any of the foregoing are attached.

       5.1.3.3 The purchase price shall be payable entirely in cash at the closing. Rent (minimum annual, pro-rated to the closing, and percentage rent) shall continue to be payable until the closing. Premiums on insurance policies, utilities and any pre-paid items which cover periods or services which will continue or


                                      16.

    will occur after the closing will be pro-rated to the closing. Any cost of the transaction will be borne in the manner customary in Atlanta, Georgia.

       5.1.3.4 The purchase price shall be the higher of (i) the depreciated value of the Improvements and of all equipment and trade fixtures (notwithstanding Sublessor's removal rights), or (ii) 50% of the appraised fair market value thereof.

         5.1.3.4.1 The depreciated value of the Improvements, equipment and trade fixtures shall be determined by taking their historical cost and reducing that cost by the amount of depreciation/amortization which would have been taken to the date of sale, computed on a straight line basis over the longest period which could be utilized by Tenant under generally accepted accounting principles (regardless of whether a shorter period or different method were in fact utilized).

         5.1.3.4.2 The determination of the appraised value of the Improvements, equipment and trade fixtures shall be made by three disinterested appraisers who shall be members of the American Institute of Real Estate Appraisers of the National Association of Realtors with at least ten years experience in the appraisal of business and real property in the greater Atlanta area and shall have generally recognized current competence in the evaluation of business property. If the parties are unable to agree upon the selection of three appraisers within the 90 day period specified in Subsection 5.1.3.1, then a petition may be made by either party to the presiding judge of the United States District Court for Northern District of Georgia, Atlanta Division for such selection. Each party shall, have the right to submit the names of three appraisers so qualified, and the judge shall select three appraisers from the names so submitted. Each appraiser so selected shall furnish the parties with a written appraisal within 30 days of selection, setting forth his determination of the fair market value of the properties. The average of the two closest evaluations shall be treated as the fair market value of the properties. The fair market value shall be determined as of the date of the appraisal. In determining the fair market value, the appraisers shall work on the hypothesis that Tenant owned the unencumbered fee of the Project Area and shall then disregard the value of the land. The determination of the appraiser shall be final and binding on the parties and a judgment upon the determination of the appraisers may be


                                      17.

       entered and enforced in any court of competent jurisdiction. The parties shall each bear one-half of the cost of the appraisal.

  5.2 11th and 21st Lease Year Options

    5.2.1 In addition to the options described in subsections 5.1 and 5.3, Sublessor shall have the option, exercisable during the 11th Lease Year and if not so exercised in the 11th Lease Year, then exercisable in the 21st Lease Year to purchase the leasehold interest of Tenant.

    5.2.2 In order for Sublessor to exercise the option specified above in Subsection 5.2.1, Sublessor must give Tenant an Option Exercise Notice anytime during the 11th Lease Year, or during the 21st Lease Year, as the case may be. Tenant shall have the right to advise Sublessor of Tenant's good faith estimate of the purchase price which will be payable pursuant to Subsection 5.2.3. Sublessor's Option Exercise Notice will be void if not given within the 11th or 21st Lease Years or if within 30 days following Tenant's advice concerning the estimated purchase price, Sublessor does not provide Tenant with an unconditional letter of credit or other security satisfactory to Tenant to assure Tenant that Sublessor will have sufficient cash to close the purchase of the leasehold interest.

    5.2.3 If, pursuant to the above provisions, Sublessor properly exercised its purchase option and provided Tenant with the required letter of credit or other security, then the provisions of Subsections 5.1.3.1 and 5.1.3.2 shall be applicable except that the sale of the leasehold interest shall close two years from the date of the Option Exercise Notice (instead of one year) unless an earlier date is specified by Tenant in accordance with the provisions of Subsection 5.1.3.1. Furthermore, anytime during the period following Landlord's giving of the Option Exercise Notice and prior to the date upon which the sale would otherwise close, Tenant may accelerate or further accelerate the closing date by notice to Sublessor of a new closing date which new closing date may not be less than six months later than the date upon which Tenant gives the notice so accelerating the closing date.

    5.2.4 The purchase price shall be the highest of (i) depreciated value of the Improvements and of all equipment and trade fixtures or (ii) 50% of the appraised fair market value thereof, or (iii) the value to Tenant of the projected net revenues for the remainder of the lease term. The provisions of Subsections 5.1.3.4.1 and 5.1.3.4.2 shall, respectively, be applicable to determining the values described in (i) and (ii) above. The value to Tenant of the projected net revenue for the remainder of the


                                      18.

  lease term shall be determined as follows. First, the net revenues shall be determined for each of the five most recent Lease Years prior to the date of sale, with the year in which the sale takes place being included as the most recent year if the sale will close on or after October 1 of the then current calendar year. For this purpose "net revenues" means the total gross revenues received by Tenant from the exploitation of the Amphitheatre and Parking Area during a particular Lease Year, less all expenses associated with those gross receipts, including all sums due Sublessor under this Sublease, all artists' and other performers' fees, the cost of goods sold, amount of sales and ticket commissions, credit card charges and other sums charged against gross ticket sales, the cost of labor, materials, and contractors incurred in producing events, but excluding the expense of managerial and executive personnel of Tenant who are not signed exclusively to manage the Amphitheatre and also excluding interest, other non-operating expenses, and depreciation/amortization. Next, Tenant shall designate two of the aforementioned five Lease Years, the net revenue from which shall be used for the computation. Next, the net revenues from each of the two Lease Years designated by Tenant shall be increased by CPI Escalation occurring between the beginning of the particular Lease Year and the date which is 120 days after the date upon which the Option Exercise Notice was given. The total CPI adjusted net revenues for each of the aforementioned two Lease Years shall then be averaged to give an assumed base year net revenue figure. The assumed net revenue base increased at the rate of 7% per year, compounded annually, for each Lease Year (or partial Lease Year) in the formula hereinafter specified in this sentence shall be multiplied by the number of Lease Years (and partial Lease Year) between the date of sale and December 31, 2033 (or such later date as the lease term had been extended prior to Sublessor's Option Exercise Notice) and the product shall then be discounted to then present value by using a 10% factor.

    5.2.5 As a material part of the consideration from Sublessor to Tenant in connection with the purchase of Tenant's leasehold interest, Sublessor agrees that no portion of the Project Area will be used for the commercial concert business for a period of 10 years from the closing of Sublessor's purchase of Tenant's leasehold interest. Tenant shall be entitled to injunctive relief to enforce the provisions of the prior sentence and in addition to recover 25% of the gross receipts of Sublessor and of any Person occupying or doing business on any portion of the Project Area arising from the commercial concert business during the aforementioned 10 year period. Sublessor will execute such instruments as Tenant requires in order to give record notice of the provisions of this Subsection which instruments will include such other provisions as Tenant may require in order to assure Tenant of the enforceability of these provisions and to assist Tenant in the enforcement


                                      19.

  thereof; such instruments shall provide for covenants which will burden the Project Area and run with the land, and will, at Tenant's request, be recorded concurrently with the closing.

Section 6. Parking.

  6.1 Operation of Parking Area.

    6.1.1 Tenant will have the right of exclusive use and occupancy of the Parking Area from 6:00 P.M. each evening until 6:00 A.M. of the next day during the entire Lease Term. Sublessor will have the right of exclusive use and occupancy of the Parking Area from 6:00 A.M. in the morning until 6:00 P.M. in the evening each day during the entire Lease Term. The income realized by each party from the Parking Area will be solely for such party's benefit (subject, however, in the case of Tenant, to Tenant's obligation to include such income in the computation of percentage rent under Subsection 4.3). Each party will provide competent management and employees including parking attendants in connection with its use of the Parking Area.

    6.1.2 If one of the parties (the "Requesting Party") desires to use the Parking Area during the hours of any day or series of days, which hours, pursuant to Subsection 6.1.1 are subject to the exclusive rights of the other party (the "Exclusive Party"), the Requesting Party may notify the Exclusive Party of the specifics of its intended use at any time at least 10 days before its intended use. If the Exclusive Party in good faith believes that the intended use of the Parking Area by the Requesting Party for all or a portion of the requested period will not likely cause an interference with the Exclusive Party's use and enjoyment of the Parking Area, the Exclusive Party may notify the Requesting Party within 36 hours of receiving the aforementioned notice from the Requesting Party (and in counting the 36 hours, there shall be excluded the 24 hours of any Saturday, Sunday, or day upon which the United States mails are not regularly delivered) of the Exclusive Party's permission for the Requesting Party to use the Parking Area for the entire period specified in the Requesting Party's notice or for less than the entire period. If and to the extent the Exclusive Party does not give such permission within said 36 hours, the Requesting Party shall have no right to use the Parking Area during the hours when it is subject to the exclusive rights of the Exclusive Party. If the Exclusive Party does give permission, the Requesting Party shall notify the Exclusive Party that it will use the Parking Area in accordance with the permission which notification shall be given at least 4 days before the intended use. The parties shall, on a reasonably regular and periodic basis, exchange schedules of events in which it is anticipated that parking will be required, in order to maximize the use of the Parking Area.


                                      20.

     6.2 Parking Area Taxes and Costs. Taxes and other charges of the character described in Subsection 7.2 which are measured by or based upon the land comprising the Parking Area or by any Improvements on the Easement Areas to the extent they serve the Parking Area shall be borne by Sublessor. The cost of utilities for, and the cost of operating, maintaining, repairing and restoring (including without limitation, after a casualty or condemnation) the Parking Area and any portion of the Easement Areas which serve the Parking Area will be borne by Sublessor, except for those personnel costs and any other costs which are solely caused by Tenant's use of the Parking Area. Sublessor will maintain the Parking Area (including the surface thereof) and any portion of the Easement Areas which serve the Parking Area in as good condition as when Tenant first improved such area. Sublessor shall comply with procedures and requirements imposed by Tenant designed to insure that cars that are parked during hours when the Parking Area is used by Sublessor depart, or are removed, at no cost to Tenant, by 6:00 P.M. each day and by any other time when, pursuant to Subsection 6.1.2, Tenant is entitled to use of the Parking Area. Sublessor shall pay the taxes and other charges of the character described in Subsection 7.3 which are based upon the business or activities of Sublessor on the Parking Area. Subsections 7.3 and 7.4 shall be applicable to the Parking Area.

     6.3 Indemnification and Liability Insurance For Parking Area.

          6.3.1 Tenant shall indemnify and hold Sublessor and the officers, agents, and employees of Sublessor harmless against any and all claims of any kind of character resulting from negligent acts or omissions of Tenant or the officers, agents, licensees, employees or concessionaires of Tenant in the use and occupancy of the Parking Area and the pedestrian and vehicular easements thereto, or resulting from the failure of Tenant to perform any of Tenant's obligations under this Section 6. The obligations of Tenant under the prior sentence shall not be restricted to the limits of liability insurance required to be carried by Tenant. Sublessor shall indemnify and hold Tenant and the officers, agents and employees of Tenant harmless against any and all claims of any kind or character resulting from the negligent acts or omissions of Sublessor, or the officers, agents, licensees, employees or concessionaires of Sublessor in the use and occupancy of the Parking Area and the pedestrian and vehicular easements thereto, or resulting from the failure of Sublessor to perform any of Sublessor's obligations under this Section 6, and furthermore, subject to the first two sentences of this Subsection 6.3.1, the aforementioned indemnification and hold harmless obligation of Sublessor shall extend to any occurrences on or about the Parking Area and the pedestrian and vehicular easements thereto. The obligations of Sublessor under the prior sentence shall not be restricted to the limits of liability insurance required to be carried by Sublessor.

                                      21.

          6.3.2 The insurance required of Tenant under Subsection 9.1 shall be extended to cover the claims with respect to the Parking Area and the pedestrian and vehicular easements thereto, for which Tenant is responsible under Subsection 6.3.1. Sublessor hereby undertakes the same obligations to Tenant as Sublessor undertakes to the City under Subsections 8.1, 8.2, 8.3 and 8.5 of the Master Lease, which provisions are incorporated herein by this reference and the public liability insurance shall be extended to include contractual liability coverage. For purposes of this incorporation, references to "Demised Premises" means the Parking Area and the pedestrian and vehicular easements thereto.

     6.4 Conflict With Other Sublease Provisions. If and to the extent there is any conflict or inconsistency between the provisions of this Section 6 and any other provisions of this Sublease, the provisions of this Section 6. shall prevail.

Section 7. Taxes and Other Impositions.

     7.1 Taxes Based Upon the Project Area. The parties recognize the restricted and limited interest conveyed by the Sublease, as described in Subsection 1.5 and believe that no property or similar tax is payable on the Project Area. However, if and to the extent any tax, assessment, license fee, excise, impost, fee, or charge of any sort is imposed by any governmental entity which, in whole or in part, is measured by or based upon any or all of the land (the term "land" being used herein refers to the land itself alone and excludes any Improvements which may constitute real property and also excludes any personal property located upon or affixed to the land) comprising the Project Area, Sublessor shall pay the same before delinquency.

     7.2 Taxes Based Upon Amphitheatre. Tenant shall pay before delinquency and taxes, assessments, license fees, excises, imposts, fees, and charges of every kind imposed by any governmental entity to the extent the foregoing is measured by or based upon the Amphitheatre or by any Improvements on the Easement Areas (except to the extent such Improvements serve the Parking Area) or by any Tenant-owned (or owned by some Person deriving rights from Tenant) temporary building, temporary facilities, personal property of any kind, sound equipment, lighting equipment, stage equipment, kitchen and commissary equipment, seating and benches, concessionaire kiosks and similar installations, and all trade fixtures. Any tax or other imposition which is payable with respect to a period of time which falls partly within and partly outside the Lease Term shall be pro-rated between Sublessor and Tenant.

     7.3 Taxes Arising with Respect to Business. Tenant shall pay before delinquency any sales tax, gross receipts tax, license fee, excise, impost or fee or charge of any kind which is based upon the business or activities of Tenant or any Person deriving rights from Tenant (but not the business or activities of

                                      22.

Sublessor), and which pertains to activities or business at the Amphitheatre and the Parking Area during the Lease Term.

     7.4 Tax Contest. The party responsible, pursuant to the above provisions of this Section 7, for the payment of any particular, tax, assessment or other charge may, at no cost or expense to the other party, dispute and contest the same and in such case such item need only be paid if and to the extent that the laws or regulations governing such contest permit postponement of payment, provided, however, if the non-payment thereof places the other party or its property at any risk, the other party may require the party who is responsible for the payment to post such reasonable security as the other party may require. If the party not responsible for the payment of the tax must nevertheless join in any protest or contest, such other party shall do so, provided all cost and expense of the contest will be borne by the party responsible for the tax.

Section 8. General Requirements Upon Tenant.

     8.1 Compliance with Laws. During the Lease Term, Tenant shall obey and comply with all present and future laws, ordinances, rules and regulations of all governmental entities which in any way affect the Amphitheatre or any Improvements on the Easement Areas (except to the extent such Improvements serve the Parking Area). Tenant shall have the right at its sole cost and expense to contest the validity of any of the foregoing in good faith and if necessary, Sublessor agrees to join in any such contest, provided however, the cost thereof shall be borne by Tenant. Tenant's obligations under this Subsection 8.1 are subject to Sublessor not being in breach of Sublessor's representations and warranties set forth in Subsection 2.1.

     8.2 Repair. Tenant shall, during the Lease Term, at Tenant's sole cost and expense, keep and maintain the Amphitheatre and all other Improvements in good and sanitary order, condition and repair, fair wear and tear excepted.

     8.3 Utilities. Tenant shall, during the Lease Term, pay for all utilities to the extent used in and on the Amphitheatre and on the Site and Sublessor shall have no responsibility for any interruptions in the supply of such utilities unless and to the extent caused by the negligence of Sublessor, or the officers, agents, licensees, employees or concessionaires of Sublessor.

     8.4 Costs and Expenses. Except as otherwise provided in this Sublease, Tenant shall, during the Lease Term, bear all costs and expenses pertaining to the Site and the Amphitheatre including without limitation the costs and expenses arising out of the activities of Tenant and any concessionaires and subsublessees of Tenant.

     8.5 Event Tickets. Unless and to the extent precluded by contract with an artist, act, or similar Person, Tenant will make

                                      23.

available to Sublessor, 8 tickets for each event at the Amphitheatre other than those held pursuant to Rental Arrangements.

Section 9. Insurance and Indemnification.

     9.1 Tenant Insurance Requirements. Tenant hereby undertakes the same obligations to Sublessor, as Sublessor undertakes to the City under Subsections
8.1. 8.2. 8.3, 8.4 and 8.5 of the Master Lease, which provisions are incorporated herein by this reference (except with respect to Subsection 8.5, Tenant may provide certificates of insurance instead of the actual policies). Furthermore, the public liability insurance shall be extended to include contractual liability coverage. For purposes of this incorporation, references to "Demised Premises" mean the Amphitheatre and the Site and references to the 5 buildings referred to in Subsection 8.4 of the Master Lease means the Amphitheatre. In addition to naming Sublessor as an insured as required by the above referenced incorporated provisions, in those instances where Sublessor is so named, the City shall also be named. Tenant shall also comply with Subsection
8.6 of the Master Lease.

     9.2 Tenant Self-Insurance. In lieu of providing all or any of the insurance required by Subsection 9.1, Tenant may self-insure such risk or risks only if all the following three conditions are met: (i) the coverage afforded under the self-insurance program with respect to the particular risk or risks is not less extensive than the coverage which would have been afforded by a third party carrier; (ii) an independent certified public accountant, an actuary, or a recognized expert in evaluating self-insurance programs (the accountant, actuary, or expert shall be designated by Tenant, but shall be subject to Sublessor's reasonable approval) shall confirm to Sublessor that the self-insurance program is actuarily sound or is otherwise backed by sufficient assets to provide assurance that Sublessor will not be prejudiced by relying upon a self-insurance program as distinguished from insurance provided by a third party carrier; and (iii) the fee owner of the Site waives any objection to the self-insurance program to the extent such a waiver is necessary in order to avoid Sublessor's being in breach of the Master Lease.

     9.3 Indemnification by Tenant hereby undertakes the same obligations to Sublessor as Sublessor has undertaken to the City under subsection 8.7 of the Master Lease, with the references to "Demised Premises" in the aforementioned
8.7 being, for purposes of this incorporation, defined to mean the Amphitheatre.

     9.4 Sublessor Waiver. Sublessor waives any right Sublessor or any of Sublessor's insurers may have to recover from Tenant for any damage caused to the property located in, on, or about Lakewood of Sublessor (or any Person deriving rights from Sublessor) by any act or omission (whether or not such act or

                                      24.

omission was negligent) of Tenant, its officers, agents and employees.

Section 10. Casualty and Condemnation.

     10.1 Casualty.

        10.1.1 If the Amphitheatre or any Improvements on the Easement Areas (except to the extent such Improvements serve the Parking Area) are damaged by fire or other casualty, Tenant shall, to the extent of the insurance proceeds received by Tenant arising out of such casualty, plus the amount of any deductible under such insurance applicable to such casualty, be obligated to repair and restore the damage to the Amphitheatre and the aforementioned Improvements caused by such casualty. If and to the extent the casualty is not of the type required to be insured against by Tenant, or despite Tenant's compliance with the insurance provisions of this Sublease, there are insufficient insurance proceeds to pay for such restoration, Tenant shall nevertheless be obligated to expend its own funds up to $500,000 in order to restore the damage. This Subsection is subject to Subsection 10.1.2.

        10.1.2 If at any time the Amphitheatre is substantially destroyed by casualty (whether or not of the type insured against), or if the cost of restoring the Improvements referred to in Subsection 9.3.1 following the casualty in excess of the available insurance proceeds (and the amounts of any deductibles) would exceed $500,000, or if a casualty (whether or not insured against) occurs during the last five years of the Lease Term and causes damage in excess of $500,000, then Tenant shall have the right in each such instance to terminate this Sublease and to receive that portion of the insurance proceeds, if any are available, as is equal to the purchase price determined under Subsection 5.1.3.4, and Sublessor shall be entitled to the balance, if any, of the insurance proceeds.

     10.2 Condemnation.

        10.2.1 If at any time during the Lease Term, the entire Site and/or Amphitheatre is condemned or taken by any body having the power of eminent domain, then the Lease Term shall automatically terminate on the date that the condemning authority takes possession. If there is a condemnation or taking of a portion of the Project Area, but which does not result in a automatic termination pursuant to the prior sentence, and whether or not such condemnation or taking is of a temporary or permanent nature, if Tenant in good faith determines that such condemnation or taking may likely result in a substantial impairment of its use and enjoyment of the Project Area, then, at any time up to the date upon which that the condemning authority takes

                                      25.

     possession and for 30 days thereafter Tenant shall have the right to terminate the Sublease by notice to Sublessor.

        10.2.2 If there is a condemnation or taking and the Lease Term does not terminate pursuant to the above provisions, then from and after the date possession is taken by the condemning authority, Tenant's non-rental obligations shall be equitably abated and the minimum rent (including without limitation minimum annual rent utilized for the Subsections 4.2.3 and 5.1.1 hypothetical adjustments) shall be abated in accordance with the following formula. The abated minimum rent shall equal that percent of what the minimum rent would otherwise have been as is determined by dividing the fair market value of the land which constitutes the Project Area after the condemnation (i.e., the portion not taken) by the fair market value of the land comprising the Project Area prior to the condemnation; for purposes of both the before condemnation and after condemnation valuation, the value of improvements (including Improvements) and any affect the condemnation (including the activities contemplated following the condemnation) would have on land valuation shall be disregarded. If the parties cannot agree upon the amount of abatement within 30 days following the date possession is taken, the determination shall be made by three disinterested appraisers following the procedures specified in Subsection 5.1.3.4.2, except the third and fourth sentences from the end of said Subsection shall not be applicable.

        10.2.3 If following a condemnation or taking the Lease Term is not terminated, Tenant shall be entitled to such portion of award as is required to compensate it for any consequential or severance damages suffered by it. Subject to the foregoing, the amount of any awards from any condemnation or taking (whether or not the Lease Term is terminated) shall be made separately to Sublessor and Tenant to provide each with just and adequate compensation for each of their respective interests in the Project Area and Improvements and such awards shall be made without reference to or consideration of any termination of this Sublease as if Tenant's leasehold interest had continued for the full Lease Term.

Section 11. Mortgages.

     11.1 Tenant's Right to Encumber. Tenant shall have the right from time to time to encumber by Mortgage or Mortgages all or any portion of Tenant's rights and interests hereunder including, without limiting the generality of the foregoing, all or any portion of Tenant's rights and interests in and to the Project Area and/or all Improvements. In all respects, however, any Mortgagees' interests shall be subordinate, inferior, and junior to Sublessor's rights, title, privileges, liens and interests as provided in this Sublease and also shall be subordinate, inferior, and junior to the City's rights, title,

                                      26.

privileges, liens and interests as provided in the Master Lease, subject to the rights of any Mortgagee as expressly conferred pursuant to this Sublease.

        11.1.1 The term "Mortgage" means any deed to secure debt, deed of trust, mortgage, security agreement or other instrument in the nature thereof at any time from time to time constituting a lien upon Tenant's interest in this Sublease and/or the Project Area and/or Improvements or any portion of any of the foregoing.

        11.1.2 "Mortgagee" means a holder or, collectively the holders of a Mortgage or Mortgages.

     11.2 Mortgagee Requested Modifications. Sublessor agrees to modify this Sublease from time to time for the purpose of incorporating herein such mortgagee protective provisions in addition to those already set forth in this
Section 11 as may be reasonably requested by any proposed or existing Mortgagee; provided such modifications do not result in a change in the payment of rent hereunder or materially modify the obligations of Tenant hereunder, and are not inconsistent with any of the terms and conditions of this Sublease in any material respect and do not increase the obligations of or unduly burden Sublessor.

     11.3 Mortgage Protection. Upon execution and recordation in the Office of Clerk of the Superior Court of Fulton County, Georgia, of any Mortgage, notwithstanding anything to the contrary contained in this Sublease, so long as such Mortgage is a lien on the interest of the Tenant created by this Sublease, Sublessor and Tenant agree as follows:

        11.3.1 If Tenant or any Mortgagee delivers to Sublessor a notice setting forth the address for notice purposes of a Mortgagee, a Mortgagee whose address has been so furnished shall be referred to as a "Registered Mortgagee." Any Registered Mortgagee may change its address by notice to Sublessor. Sublessor shall deliver to each Registered Mortgagee in the same manner as delivered to Tenant, a copy of any notice under this Sublease at the time of giving such notice to Tenant, and as soon as known by Sublessor will give to each Registered Mortgagee notice of any attempted or purported rejection of this Sublease by a trustee in bankruptcy of Tenant or by Tenant as debtor in possession. No termination of this Sublease or termination of Tenant's right of possession of any portion of the Project Area or reletting of any portion of the Project Area by Sublessor predicated on the giving of any notice to Tenant shall be effective unless Sublessor gives to each Registered Mortgagee notice (or a copy of the notice to Tenant) as required by this Subsection 11.3.1.

        11.3.2 In the event of any default by Tenant under the provisions of this Sublease, each Registered Mortgagee will have the same concurrent grace periods as are given Tenant

                                      27.

     for remedying such default or causing it to be remedied, plus, in each case, an additional period of 30 days in the event of a monetary default and 60 days in the event of any non-monetary default after the expiration thereof or after Sublessor has served a notice or a copy of a notice of such default upon such Registered Mortgagee, whichever is later (the "Cure Period").

        11.3.3 If Tenant shall default under any of the provisions of this Sublease, each Registered Mortgagee, without prejudice to its rights against Tenant, shall have the right to cure such default within the Cure Period whether the same consists of the failure to pay rent or the failure to perform any other matter or thing which Tenant is hereby required to do or perform, and Sublessor shall accept such performance on the part of any Registered Mortgagee as though the same had been done or performed by Tenant; for such purpose Sublessor and Tenant hereby authorize any Registered Mortgagee to enter upon the Project Area and to exercise any of Tenant's rights and powers under this Sublease, including without limitation, Tenant's rights under Subsection 12.2.2.

        11.3.4 If there is a default under this Sublease, Sublessor shall not terminate or take any action to effect a termination of this Sublease or reenter, take possession of or relet the Project Area or similarly enforce performance of this Sublease in any manner if within the Cure Period any Registered Mortgagee either (i) cures such default; or (ii) if such default cannot reasonably be cured within the Cure Period, promptly commences and then proceeds with reasonable diligence to cure such default; or (iii) if physical possession of the Project Area is required to cure such default, promptly commences and then proceeds with reasonable diligence to acquire the interest of Tenant by foreclosure or otherwise and thereafter performs all other obligations of Tenant under this Sublease. The provisions of the prior sentence shall apply only if any Registered Mortgagee shall have fully cured any default in the payment of any monetary obligation of Tenant within the Cure Period and shall continue to pay currently such monetary obligations as and when the same are due. If a default is such that it cannot be reasonably cured by a Registered Mortgagee without possession of the Project Site, then Sublessor shall not terminate or take any action to effect a termination of this Sublease or reenter, take possession of or relet the Project Area, or similarly enforce performance of this Sublease in any manner if within the Cure Period any Registered Mortgagee shall promptly commence and then proceed with reasonable diligence to acquire the interest of Tenant by foreclosure or otherwise; provided however, that the provisions of this sentence shall apply only if any Registered Mortgagee shall have fully cured any default in the payment of any monetary obligation of Tenant within the Cure Period and shall continue to pay currently such
                                      28.

     monetary obligations as and when the same are due and after gaining possession of the Project Area any such Registered Mortgagee performs all other obligations of Tenant hereunder as and when the same are due and agrees in writing to be bound as Tenant under this Sublease (subject to Subsection 11.7).

        11.3.5 If this Sublease is terminated by Sublessor on account of a default by Tenant or if Tenant's interest under this Sublease shall be sold, assigned or transferred pursuant to the exercise of any remedy of any Registered Mortgagee, or pursuant to judicial proceedings, and if (i) no rent or other charges shall then be due and payable by Tenant under this Sublease, and (ii) any Registered Mortgagee shall have cured any default of Tenant under this Sublease of the type capable of cure by any such Registered Mortgagee, then Sublessor, within 30 days after receiving a request therefor, which shall be given within 60 days after such termination or transfer, will execute and deliver to any Registered Mortgagee (if there is more than one Registered Mortgagee, the Registered Mortgagee of the highest priority shall be entitled to such new Sublease), its nominee or the purchaser at a foreclosure sale, or a transferee in lieu thereof, a new Sublease for the Project Area for the remainder of the Lease Term of this Sublease containing the same covenants, agreements, terms, provisions and limitations contained herein. Any new Sublease made pursuant to this Subsection 11.3.5 shall have the same priority as this Sublease. All liens, charges or other consentual encumbrances on the interest of Sublessor in the Project Area which are created by Sublessor shall contain express provisions to the effect that (i) such lien, charge or encumbrance shall be subject to such new Sublease to the same extent as such encumbrance was to this Sublease, and (ii) the mortgagee or other beneficiary thereof shall, upon request, confirm to Tenant and any Registered Mortgagee such status.

        11.3.6 If any Registered Mortgagee is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy or insolvency proceeding involving the Tenant or the Subject Area from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the Cure Period specified above for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition; provided, however, that any applicable Registered Mortgagee shall have fully cured any default of payment of any monetary obligations of Tenant under this Sublease and shall continue to pay currently such monetary obligations as and when the same fall due.

        11.3.7 If a default under any Mortgage shall have occurred, any holder of such Mortgage may exercise with respect to the Project Area any right, power or remedy under

                                      29.

     the Mortgage which is not in conflict with the provisions of this Sublease.

        11.3.8 This Sublease may be assigned, without the consent of the Sublessor, upon notice to Sublessor, to or by any applicable Registered Mortgagee or its nominee, pursuant to foreclosure or similar proceedings, or pursuant to the sale, assignment or other transfer of this Sublease in lieu thereof, or pursuant to the exercise of any other right, power or remedy of any Registered Mortgagee. The Registered Mortgagee and any assignee of this Sublease, and any purchaser or transferee of the type described above in this Subsection 11.3.8, is hereinafter referred to as a "Mortgagee Party".

        11.3.9 No surrender of any interest in this Sublease (except a surrender upon the expiration of the Lease Term) by Tenant to Sublessor and no surrender by Tenant of the Project Area (or any part thereof, or of any interest therein), and no termination or rejection of this Sublease by Tenant, shall be valid or effective, and neither this Sublease nor any of the terms hereof may be amended, modified, changed, rejected or cancelled without the prior written consent of each Registered Mortgagee.

     11.4 Rent Assignment. Sublessor consents to a provision in any Mortgage for an assignment of rents, concession revenues, and all other income from any subsublease of the Amphitheatre and from any other source to any Mortgagee, provided that such assignment shall reserve unto Sublessor its rental percentages as described in Section 4.

     11.5 Possession. If any Mortgagee Party shall become entitled to possession of the Project Area (or any portion thereof), whether by reason of foreclosure, succession to the Sublessee's interests by assumption of this Sublease, or otherwise, Sublessor shall, at the request, cost and expense of the Mortgagee Party take all appropriate steps and action to remove any Persons from possession and to put the Mortgagee Party (or its assigns) in possession of such area, but Sublessor shall not be liable to Mortgagee Party or to any Person for any damages resulting from any delay in delivering possession, and there shall be no abatement of rental under any new Sublease or otherwise by reason of delay.

     11.6 No Merger. There shall be no merger of this Sublease or any interest in this Sublease nor of the interest created hereby with the interest of Sublessor or the fee estate in the Project Area by reason of the fact that this Sublease or such interest therein or such interest of Sublessor may be directly or indirectly held by or for the account of any Person who shall hold directly or indirectly, in whole or in part, the interest of Sublessor or the fee estate in the Project, or any interest in either such interest or estate.

                                      30.

     11.7 Limitation on Liability of Mortgagee Parties. No Mortgagee Party shall be or become liable to Sublessor as an assignee of this Sublease or otherwise unless it expressly assumes by written instrument such liability, in which event the Mortgagee Party's liability shall be limited to the period of time it is the owner of the interest created by this Sublease, and no assumption shall be inferred from or result from foreclosure or other appropriate proceedings in the nature thereof or as the result of any other action or remedy provided for by such Mortgage or other instrument or from a conveyance from Tenant pursuant to which the purchaser at foreclosure or grantee shall acquire the rights and interest of Tenant under the terms of this Sublease; provided that nothing in this Section 11.7 shall be deemed to prevent Sublessor from exercising its remedies in accordance with Section 12 (as qualified by this Section 11) if the obligations of Tenant under this Sublease are not subsequently performed as provided in this Sublease. The provisions of this Subsection 11.7 shall apply notwithstanding that any Mortgage may provide for a present assignment of Tenant's rights under this Sublease to the Mortgagee.

     11.8 Mortgage Benefitted. The provisions of this Section 11 are for the benefit of, and are to be enforceable by, any Registered Mortgagee (or Mortgagee where the provision is not qualified by the word "Registered"), including without limitation any successor holder of a Mortgage.

Section 12. Tenant Default.

     12.1 Interest Conditional. The Tenant's interest created by this Sublease is granted on the condition that should any Event of Default occur and be continuing, then Sublessor may, subject to all of the terms, conditions and provisions hereof, terminate this Sublease and Tenant's interest as provided in this Section 12.

     12.2 Events of Default. The following conditions and events shall constitute "Events of Default" for purposes of this Sublease.

        12.2.1 Tenant fails to make or pay any fees, charges or other payments required hereunder when due to Sublessor within 10 days after receipt of notice from Sublessor of non-payment thereof.

        12.2.2 Tenant fails to keep, perform and observe each and every promise, covenant and condition set forth in this Sublease on its part to be kept, performed or observed for 30 days after receipt of notice of such failure from Sublessor, except where fulfillment of such obligation requires activity over a period of time and Tenant has commenced to perform whatever may be required within 30 days after receipt of such notice from Sublessor and continues such performances without interruption except for causes beyond its control. Notwithstanding the foregoing, if

                                      31.

     Tenant within 15 days after the receipt of such notice of default shall in good faith dispute the existence of any such default by notice to Sublessor and, within 45 days after receipt of such notice of default Tenant shall in good faith institute appropriate legal proceedings in a court of competent jurisdiction for declaratory relief or another appropriate remedy for the resolution of such dispute, then so long as such proceedings have not been finally determined and Tenant is prosecuting them, Sublessor shall not have the right to terminate this Sublease or exercise any other remedies of Sublessor hereunder on account of the alleged default, provided however, that the foregoing provisions of this Subsection 12.2.2 shall not be construed to preclude a court of competent jurisdiction from entering temporary orders or otherwise exercising its equitable powers to protect the interests of the parties during the pendency of the above described proceedings. If it shall be finally determined in such proceedings that Tenant is in default, then the time within which Tenant shall have to remedy the same as set forth above shall be computed from the date of such determination but Tenant shall have no further right under this Subsection
     12.2.2 to dispute such default. No such dispute by Tenant or the filing or prosecution of any such proceedings shall operate to relieve Tenant from or permit Tenant to defer the performance of any of its obligations hereunder not specifically under dispute, and Tenant shall not be relieved of any liability to Sublessor for actual damages (including any consequential damages to the extent Sublessor promptly notifies Tenant of the same as soon as Sublessor could reasonably be expected to be aware that such damages may occur) suffered by Sublessor if Tenant contests the existence of the Event of Default by appropriate proceedings as provided above but fails to prevail in such proceedings. If the court of competent jurisdiction in which such proceedings has been instituted determines that such proceeding has not been brought by Tenant in good faith, in addition, such court may also make an award of damages therefor.

        12.2.3 The levy of any attachment or execution, or the appointment of any receiver, or the execution of any other process of any court of competent jurisdiction which is not vacated, dismissed or set aside within a period of 90 days and which substantially interferes with Tenant's use of the Amphitheatre or with Tenant's operations under this Sublease.

        12.2.4 Tenant becomes insolvent, or takes the benefit of any present or future insolvency statute, or makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy, or a petition or answer seeking an arrangement for reorganization, or for readjustment of indebtedness under the federal bankruptcy laws or under any other law or statute of the United States, or of any state law, or consents to the appointment of a

                                      32.

     receiver, trustee or liquidator of all or substantially all of its property located within the Site.

        12.2.5 By order or decree of court, Tenant is adjudged bankrupt, or an order is made approving a petition filed by any of the creditors or stockholders of Tenant seeking the reorganization or the readjustment of its indebtedness under the federal bankruptcy laws, or under any law or statute of the United States, or any state thereof.

        12.2.6 A petition under any part of the federal bankruptcy laws, or an action under any present or future solvency law or statute is filed against Tenant and is not dismissed within 120 days.

        12.2.7 By, pursuant to, or under authority of (1) any legislative act, resolution or rule, or (2) any order or decree of any court, governmental board, agency or officer having jurisdiction, a receiver trustee or liquidator takes possession or control of all or substantially all of the property of Tenant, and such possession or control continues in effect for a period of 120 days.

     12.3 Sublessor's Rights of Re-Entry. Subject to Section 11, and the other provisions of this Sublease, Sublessor shall, as a non-exclusive remedy, upon the giving of notice of cancellation or termination as above provided, have the right to re-enter the Project Area and every part thereof on the effective date of cancellation or termination without further notice of any kind, remove any and all persons therefrom and may regain and resume possession either with or without the institution of summary or legal proceedings or otherwise. Such re-entry, however, shall not in any manner affect, alter or diminish any of the obligations of Tenant under this Sublease.

     12.4 Additional Rights of Sublessor. Sublessor, upon termination or cancellation of this Sublease, or upon re-entry, regaining or resumption of possession of the Project Area pursuant to Subsection 12.3 hereof, may occupy said premises and shall have the right to permit any person, firm or corporation to enter upon the Project Area and use the same. Such occupation by others may be of only a part of said Project Area, or the whole thereof or a part thereof together with other premises, and for a period of time the same as or different from the balance of the term remaining hereunder, and on terms and conditions the same as or different from those set forth in this Sublease. Sublessor shall also have the right to repair or to make such structural or other changes in the Amphitheatre as are reasonably necessary to maintain the suitability thereof for commercial concert and arena activities without affecting, altering or diminishing the obligations of Tenant hereunder.

     12.5 Survival of Tenant's Obligations. If this Sublease is terminated or cancelled by Sublessor pursuant to the provisions of this Sublease or if Sublessor rightfully enters, regains or

                                      33.

resumes possession of the Site, Sublessor shall be entitled to recover damages to be computed in the following manner; subject to Sublessor's obligation to mitigate damages, Sublessor shall be entitled to recover the amount or amounts of fees and charges which would have been due and payable to Sublessor to the same extent, at the same time or times, and in the same manner as if no termination, cancellation or re-entry, regaining or resumption of possession had occurred. Sublessor shall have the responsibility to seek diligently the mitigation of damages in the event of such termination, cancellation, re-entry, regaining or resumption of possession.

Section 13. Tenant First Refusal and Consultation Rights.

     13.1 First Refusal. Before making or accepting an offer with respect to any transaction which would result in the sale or transfer of any interest of Sublessor in the Site or in all or any portion of Lakewood, Sublessor shall first notify Tenant of the best (from the standpoint of Tenant) terms and conditions under which Filmworks would be willing to offer to Tenant the interest of the subject transaction. (Filmworks may, at its option, notify Tenant of alternative terms and conditions with respect to the interest of the subject transaction.) Tenant shall have 15 days following receipt of such notification in which to elect to acquire the interest which was the subject of the transaction on the terms and conditions (or any of the alternative terms and conditions, if any) specified in the Sublessor's notice. If Tenant does not so notify Sublessor, Sublessor shall be free to complete the transaction specified in Sublessor's notice with any third Person on the same terms and conditions (or any alternative terms and conditions, if any) as specified in such notice, or on terms and conditions which, are more favorable, as a whole, to Sublessor than such terms and conditions, as a whole, which are specified in the notice to Tenant; provided, however, if said transaction does not close within six months from the date upon which Sublessor gave such notice, the same procedure shall again be required to be followed, even for the same transaction. Tenant's not exercising the right specified in the prior sentence shall not constitute waiver of Tenant's right of first refusal for any subsequent transactions affecting the Site or the same or different portions of Lakewood (whether owned by Sublessor or some Person who previously acquired an interest which as of the Initial Date was owned by Sublessor) and Tenant shall continue to have such right regardless of the number of successive transactions which occur as to which Tenant does not exercise its right. The parties expressly reserve all remedies, judicial or otherwise, if a dispute should arise concerning whether the terms and conditions of any transaction with any third Party under this subparagraph are in fact the same as or more favorable to Sublessor than those specified in any notice to Tenant.

     Tenant's first refusal rights shall not apply to any transaction which does not affect or pertain to the Site in which Sublessor would retain a controlling interest in a substantial

                                      34.

portion of Lakewood, provided that the transferee would under the terms of the transaction be obligated to actually use the subject property in a particular manner and further provided that the transferee is specially and uniquely qualified and able actually to conduct such uses.

  Any transaction or concurrently contemplated series of transactions pursuant to which either by the issuance of new stock or by the transfer of existing stock, a Person or Persons other than the stockholders existing as of the Initial Date (or the immediate families or trusts for the benefit of the immediate families of such existing stockholders) would acquire 50% or more of the equity or of any class of stock or any class of other security convertible into equity or stock shall be deemed a transaction subject to the first refusal rights specified in this Subsection 13.1, and Tenant's first refusal rights shall apply to and bind the successive owners of any such class of stock, equity or other security convertible into equity or stock.

     13.2 Sublessor Consultation. Sublessor agrees to consult with Tenant prior to undertaking any transactions with a third Person or Persons pertaining to Lakewood or otherwise developing all or any portions of Lakewood, so as to afford Tenant an opportunity to become involved in any transactions within Lakewood.

Section 14. Tenant Concessions and Subsubletting; Assignment.

     14.1 Concessions and Subsubletting. Tenant shall have the unrestricted right at any time to grant concessions and to subsublease all or any portion of the Project Area.

     14.2 Assignments by Tenant.

        14.2.1 Tenant shall have the unrestricted right at any time to assign this Sublease to (i) any Affiliate of Tenant; (ii) any Person acquiring substantially all of Tenant's assets; or (iii) any partnership, joint venture, or other entity in which Tenant or an Affiliate of Tenant or a successor of the type described in (ii) retains both an equity interest and a role in management.

        14.2.3 Tenant shall have the unrestricted right at any time after the last to occur of Substantial Completion and the Opening Date to assign this Sublease to any Person.

        14.2.3 Tenant shall have the right at any time prior to the time specified in Subsection 14.2.2 to assign this Sublease with the prior approval of Sublessor which approval will not be unreasonably withheld. In exercising its approval rights, Sublessor may not withhold approval on the ground that Tenant will in any fashion realize any economic gain or benefit from the assignment. Tenant need only to

                                      35.

     rely on this Subsection 14.2.3 if the provisions of Subsections 14.2.1 or
     14.2.2 are not available to Tenant.

        14.2.4 Tenant will be entitled to be relieved of all obligations arising from and after the effective date of any assignment if the assignee assumes such obligations provided, however, if the effective date of the assignment occurs before the date specified in Subsection 14.2.2, Tenant will be relieved of all obligations only with respect to obligations arising from and after the date Specified in Subsection 14.2.2.

        14.2.5 Any assignment, sale or transfer, as described in Section 14, shall impose all Tenant obligations set forth in this Sublease upon the purchaser, transferee or assignee, and such party shall execute in writing an acknowledgment of all of said obligations. Said acknowledgment shall be transmitted to Sublessor prior to the closing of any such transaction.

Section 15. Miscellaneous.

     15.1 Waiver. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

     15.2 No Benefits to Others. This Sublease does not confer any rights or benefits upon any person or entity other than Sublessor and Tenant and, to the extent consistent with this lease, their respective successors and assigns. There are no third party beneficiaries.

     15.3 Entire Agreement. This Sublease sets forth all the covenants, promises, agreements, conditions and understandings between Sublessor and Tenant, oral or written, relating to the subject matter of this Sublease. Neither party has made any representations or promises not expressly contained in this Sublease. No subsequent alterations, amendment, change or addition to this Sublease shall be binding upon Sublessor and Tenant unless reduced to writing and signed by them.

     15.4 Force Majeure. If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of unavoidable delays caused by fire, catastrophe, acts of God, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, civil commotion, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Sublease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such

                                      36.

act shall be extended for a period equivalent to the period of such delay.

     Neither party shall in any event be liable in damages or otherwise, nor shall the other party be released from any obligations hereunder because of the interruption of any service, or a termination, or disturbance (except to the extent, it any, expressly provided elsewhere in this Sublease) attributable to strike, lockout, breakdown, accident, war, or other emergency, order or regulation of, or by any governmental authority, failure of supply, inability to obtain supplies, parts or employees, or any cause beyond such party's reasonable control.

     The provisions of this Subsection shall not operate to excuse Tenant from the prompt payment of rents, or any other payments required from either party to the other by the terms of this Sublease.

     15.5 Notices; Approvals and Consents.

        (a) All notices required or permitted to be given under this Sublease shall be in writing and shall be delivered by certified or registered mail, postage prepaid, return receipt requested, to the parties at the addresses set forth hereinbelow or such other address as either party may from time to time designate in writing to the other party.

     The current addresses for notices are as follows:

     If to Sublessor:              Filmworks U.S.A., Inc.
                                   P.O. Box 6826
                                   2000 Lakewood Avenue, Building F
                                   Atlanta, GA 30315

     With a concurrent
     copy to:                      Sell & Melton
                                   P.O. Box 229
                                   1414 Charter Medical Building
                                   Macon, GA 31297

     If to Tenant:                 MCA Concerts, Inc.
                                   100 Universal City Plaza
                                   Universal City, California  91608
                                   Attention: Marc Bension

     With a concurrent
     copy to:                      Law Department
                                   MCA Inc.
                                   100 Universal City Plaza
                                   Universal City, California 91608

     (b) All notices, demands and request shall be effective and to have been given on the fourth business day following the date

                                      37.

of mailing provided the mailing occurs in a major metropolitan area within the United States. Saturdays, Sundays and holidays on which the United States mails are not regularly delivered shall not be deemed business days. Notices may also be served by personal service delivered to the then current notice address of the recipient party.

     (c) All approvals and consents given by any party pursuant to this Sublease shall be in writing and neither party shall rely upon an approval or consent given by the other party which is not in writing. No party shall unreasonably delay acting upon a request by the other party for a consent or approval called for by this Sublease.

     15.6 Captions and Section Numbers.

     (a) The captions, section numbers, article numbers and table of contents appearing in this Sublease are inserted only as a matter of convenience, and in no way define, limit, construe or describe the scope or intent of any section or article, nor in any way affect this Sublease.

     (b) References to section and article numbers are references to sections and articles within this Sublease.

     15.7 Construction of Language. The language in all parts of this Sublease shall be construed simply, according to its fair meaning, and not strictly for or against either Sublessor or Tenant, regardless of which party initiated or drafted particular language or this Sublease. This Sublease was negotiated between parties of equal bargaining power.

     Whenever the singular or plural number or masculine, feminine or neuter gender is used in this Sublease, it shall equally apply to, extend to, and include the other.

     15.8 Broker's Commission. Both Sublessor and Tenant each warrant it has employed no broker or finders in connection with this transaction, except Jerry Dickerson has made a claim which claim is not subject to the following provisions of this Subsection. However, if claims for brokerage commission or finders fees are asserted, each party will initially bear its own costs and indemnify the other against and hold it harmless from, any and all claims or liabilities for such fees and/or commissions (including, without limitation, the cost of counsel fees in connection therewith) resulting from the acts of such indemnitor in causing such commission or fee.

     15.9 Interest. Interest shall accrue on any sums owed by either party to the other starting from the first date of delinquency and continuing until the full amount including interest is paid at floating rate equal to one point over the prime or reference rate announced from time to time by Citizens & Southern National Bank (or successor institution), provided such charge shall not exceed the maximum interest rate permitted by

                                      38.

law for loans which are not primarily for personal, family or household purposes.

     15.10 Persons Indemnified. All agreements by either Tenant or Sublessor to indemnify or hold the other harmless contained in this Sublease shall inure to the benefit not only of the respective indemnitee but also to its Affiliates, and if a party is a partnership, to the benefit of such party's partners and to the directors, officers, employees and agents of any of the foregoing.

     15.11 Georgia Law Applies. This Sublease and all provisions thereof, irrespective of the place of execution or performance, shall be construed and enforced in accordance with the laws of the State of Georgia applicable to agreements which are executed by all parties and are performed wholly in Georgia.

     15.12 Rights Are Cumulative. The rights and remedies conferred upon either party in this Sublease and by law are cumulative, unless and to the extent inconsistent with the provisions of this Sublease.

     15.13 Saving Clause. If any provision of this Sublease, the deletion of which would not adversely affect the receipt of any material benefit by any party hereunder or substantially increase the burden on any party hereto, shall be held to be invalid or unenforceable to any extent, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Sublease.

     15.14 Attorney's Fees. If either party incurs any expense, including reasonable attorney's fees, in prosecuting or defending any action or proceeding against the other, arising out of or in connection with this Sublease, the sums so paid by the prevailing party shall be due from and be paid by the nonprevailing party on demand.

     15.15 Injunctive Relief. In the event of a breach or threatened breach by either party, of any of the covenants or provisions of this Sublease, the other party shall, in addition to any remedies expressly mentioned in this Sublease, have the right of injunction and the right to invoke any remedy allowed at law or in equity.

     15.16 "Affiliate" Defined. The term "Affiliate" means any Person which, directly or indirectly, is controlled by, is in control of, or is under common control with, the Person with reference to which the term "Affiliate" is used. Ownership of 50% or more of the voting or decision making power with respect to any Person shall be deemed control, although ownership of less than 50% shall not necessarily negate control.

     15.17 "Person" Defined. The term "Person" means any person, corporation, partnership, firm, association, trust, or other entity.

                                      39.

     15.16 Estoppel Certificates. Sublessor and Tenant agree at any time and from time to time upon not less than 10 days prior request by the other, that Sublessor and Tenant, respectively, will execute, acknowledge and deliver to the other an estoppel certificate in writing certifying (i) that this Sublease (in the form attached to the certificate) is unmodified and in full force and effect or if there have been modifications that the same is in full force and effect as modified and identifying the modifications, (ii) the date to which the minimum rent, percentage rent and other charges have been paid, and (iii) that so far as the certifying party knows, there is not an uncured Event of Default or act or omission which with the passage of time will ripen into an Event of Default, other than any specified in the certificate. The party requesting the estoppel certificate may accompany its request with a proposed certificate to be executed by the other party, and if the other party does not execute and deliver either the estoppel certificate tendered by the requesting party or its own prepared estoppel certificate to the requesting party within said 10 day period, the estoppel certificate prepared by the requesting party shall be conclusively deemed to have been executed and delivered by the other party, and shall be binding on such other party as if executed and delivered by it. Estoppel certificates may be relied upon by any Person proposing to acquire Sublessor's or Tenant's interest hereunder, or any portion thereof or interest therein, as the case may be, and by any mortgagee or encumbrancer or prospective mortgagee or encumbrancer (or any assignee thereof) now or hereafter having any present or prospective interest in the right, title or interest of Sublessor or Tenant.

     15.19 Confidentiality. Sublessor will not use for its own benefit and will hold in confidence all information which it learns from Tenant and from any of Tenant's officers, agents, licensees, employees and concessionaires, which information is not clearly of a public nature. The foregoing will not preclude Sublessor from providing to the City such information as Sublessor is required to provide under the terms of the Master Lease, but Sublessor will use its best efforts to obtain an agreement from the City obligating the City to similarly refrain from using and to hold in confidence all such information.

Section 16. Non-Discrimination. Neither Tenant nor any Person under Tenant's control will discriminate against any customer, employee, or applicant for employment because of race, color, religion, sex or national origin.

Section 17. Successors and Assigns. This Agreement is binding upon, and subject to the other provisions of this Sublease, inures to the benefit of the successors and assigns of the respective parties.

Section 18. Recording of Lease. Each party shall, upon request of the other party, execute and deliver a notice or short form of this Agreement in form and content suitable for recording in

                                      40.

accordance with the laws and customs of the State of Georgia and the City.


Filmworks U.S.A., Inc.                 MCA Concerts, Inc.


By /s/ Edwin D. [ILLEGIBLE]            By: /s/ Marc Bension
   --------------------------              -------------------------------------
     President


                                      41.

              AGREEMENT REGARDING SUBLET


                         AGREEMENT REGARDING SUBLEASE

     This Agreement is executed as of 1/20, 1988 (the "Initial Date") between Filmworks U.S.A., Inc. ("Sublessor") and MCA Concerts, Inc. ("Tenant").

     Section 1. This Agreement is entered into with reference to the following facts:

          1.1 The City of Atlanta (the "City") is the fee owner of an approximately 117 acre parcel commonly known as Lakewood Fairgrounds ("Lakewood"), the legal description of which is attached as Exhibit A.

         1.2 Sublessor is the lessee of Lakewood under a lease with the City dated February 2, 1984 (the "Master Lease").

         1.3 Concurrently herewith the parties have executed a sublease between Sublessor (as sublessor) and Tenant (as sublessee) pertaining to a portion of Lakewood (the "Sublease").

         1.4 The parties recognize that the Master Lease requires the approval of the Sublease by the City.

     Section 2. Each party will exercise its best efforts expeditiously to secure the City's approval of the Sublease and such minor amendments of the Master Lease as Tenant may deem appropriate (subject to Sublessor's reasonable approval) in order to conform the Master Lease with any provision which would otherwise conflict with it in the Sublease as well as such attornment and non-disturbance agreements from the City as Tenant deems appropriate to assure Tenant of the choice to continue as a sublessee (or direct lessee, if applicable) regardless of the future relationship between Sublessor and the City. The matters as referred to in the prior sentence are hereinafter referred to as the "City Approval Matters." The date upon which all action required by the City to approve the Sublease has been accomplished and such approval is fully effective, and all other of the City Approval Matters have been accomplished to Tenant's satisfaction, is referred to as the "City Approval Date."

11/23/87

     Section 3. Each party will exercise its best efforts expeditiously to secure from the appropriate governmental authorities all approvals, actions, and commitments which Tenant reasonably requires in order to assure itself that the project contemplated by the Sublease can be developed, constructed, and operated in accordance with Tenant's contemplated plan. Without derogating from the generality of the foregoing, this includes assurances to Tenant that appropriate building permits can be obtained by Tenant without any unusual requirements being imposed and without any financial obligations (other than standard and customary permit fees) being imposed, commitments to Tenant from the appropriate governmental entities for vehicular traffic flow improvement such as freeway off-ramps and other traffic mitigation measures, and the receipt by Tenant of licenses and approvals from appropriate regulatory agencies with reference to environmental regulations, zoning, land use regulations, and licensing. Sublessor will also take such steps as are necessary to provide Tenant with a binding commitment from a carrier approved by Tenant to issue the title insurance policy referred to in Subsection 6.4. The matters referred to above in this Section 3 (excluding City Approval Matters) are hereinafter referred to as "Final Action Matters." The date when all of the Final Action Matters have been accomplished to Tenant's satisfaction or Tenant has waived in writing any Final Action Matters not so accomplished, and the City Approval Date has previously, or contemporaneously occurred, is referred to as the "Start Date." If Tenant commences substantial construction for the erection of the amphitheater facility (as distinguished from surveys, testing and the like, preparatory work, the erection of temporary structures and other activities which do not materially alter the area described in Section 5), the date upon which such construction begins shall be the Start Date regardless of whether the City Approval Matters or Final Action Matters have been accomplished.

     Section 4. Promptly upon execution of this Agreement, Tenant shall deposit $150,000 in an escrow account with __________________; interest earned in the account shall be for the benefit of Tenant. Tenant and Sublessor shall each pay half the escrow holder's fees except if the Sublease is voided pursuant to Subsections 4.1 or 4.2 the party electing to void the Sublease shall pay (or reimburse the other party for) the entire fee. The parties shall execute escrow instructions consistent with this Agreement and including the standard exculpatory and indemnification provisions required by the escrow holder. The interest earned on the funds held in escrow shall be disbursed to Tenant in accordance with instructions given by Tenant from time to time to the escrow holder. The $150,000 plus any additional deposit into escrow pursuant to the last sentences of Subsection 4.1 (the sum of $150,000 plus said additional deposit is hereinafter referred to as the "Escrow Deposit") held by the escrow holder shall be disbursed as follows:

          4.1 If the Start Date has not occurred by a date which is one year from the Initial Date (the "First Anniversary Date") Sublessor and Tenant may each cause the Sublease to become void (from its inception as if it had never been executed) by giving the other notice (the "Termination Notice") specifying the date upon which the Sublease will become void, which date will not be less than 30 days after the date upon which the Termination Notice was given, and the Sublease shall become void on the date so designated in the Termination Notice unless prior to such date the Start Date occurs. Notwithstanding the foregoing, if Tenant in good faith believes that the City Approval Matters (if not previously accomplished) can be accomplished, and that the Final Action Matters can be satisfactorily resolved within a reasonable time following the date upon which the Sublease would, as a result of Sublessor's notice, otherwise become void, Sublessor will not unreasonably withhold approval of Tenant's request for an extension of the date upon which, absent the earlier occurrence of the Start Date, the Sublease will become void; during the period of any such extension, Tenant shall deposit $12,500 per month into the escrow account, with the first such payment being due five days following the First Anniversary Date and each successive monthly payment being due on the corresponding day of each calendar month thereafter during the extension period.

          4.2 If Tenant in good faith determines, prior to the First Anniversary Date, that either the City Approval Matters of the Final Action Matters cannot be accomplished by the First Anniversary Date on terms satisfactory to Tenant, Tenant may give Sublessor notice that the Sublease is void and the Sublease will be void immediately upon the giving of such notice.

          4.3 On the Start Date the Escrow Deposit shall be released to Sublessor. A sum equal to $12,500 per month (pro-rated for a partial month) from the Initial Date to the Start Date shall be credited to Tenant's rental obligation under the Sublease for the aforementioned period; if the Start Date is earlier than the First Anniversary Date, the balance shall constitute pre-paid rent under the Sublease for the remainder of the one year period following the Initial Date, and if, by reason of the last sentence of Subsection 4.1, the Start Date is more than one year following the Initial Date, the balance shall constitute pre-paid rent under the Sublease for the partial month following the Start Date.

          4.4 If the Sublease was voided pursuant to Subsection 4.1 and the Termination Notice was given prior to the City Approval Date, the Escrow Deposit shall be paid entirely to Tenant.

          4.5 If the Sublease was voided pursuant to Subsection 4.1 and the Termination Notice was given after the City Approval Date, the entire Escrow Deposit shall be paid to Sublessor.

          4.6 If the Sublease was voided pursuant to Subsection 4.2 before the City Approval Date, the Escrow Deposit shall be paid entirely to Tenant, and if voided after the City Approval Date, a sum equal to $12,500 per month (pro-rated for a partial month) from the Initial Date to the date upon which Tenant gave the notice under Subsection 4.2 shall be released to Sublessor and the balance shall be paid to Tenant.

          4.7 If the Sublease is not voided pursuant to Subsection 4.1 or 4.2, the Sublease shall remain in full force and effect.

     Section 5. The Site (approximately 10 acres), the Parking Area (approximately 50 acres) and the Easement Areas (as those terms are defined in the Sublease) will be located within that portion of Lakewood as outlined on attached Exhibit B and within that portion will be located as designated and selected by Tenant prior to the Start Date. Tenant will cooperate with Sublessor with respect to locating the Easement

Areas so as to accommodate the reasonable needs of Sublessor, provided Tenant will not be required to incur any additional expense or suffer any adverse effect as a result of such cooperation.

     Section 6. Promptly following the Start Date the parties shall complete the Sublease by taking the following actions:

          6.1 The date of the Start Date shall be inserted in Subsection 1.6.1 of the Sublease.

          6.2 The dollar amount of the Escrow Deposit and the date to which pre-paid rent has been paid shall be inserted in Subsection 4.2.1 of the Sublease.

          6.3 The plot plan showing the location of each of the areas within the Project Area (as defined in the Sublease) together with legal descriptions for each such area shall be attached as Exhibits to the Sublease (which the parties shall have the right to approve, but approval will not be withheld if and to the extent the descriptions are consistent with the areas designated and selected by Tenant pursuant to Section 5). Tenant will bear the expenses of platting and obtaining the legal descriptions from a licensed surveyor, unless and to the extent survey work is required outside the Project Area, the expense for which shall be borne by Sublessor.

          6.4 Sublessor shall deliver to Tenant an ALTA extended coverage policy of title insurance (issued by a carrier approved by Tenant), with limits designated by Tenant, with the survey and facts disclosed by inspection exceptions deleted, insuring Tenant's leasehold interest subject only to the Master Lease and to easements, if any, as are approved by Tenant as not constituting any potential interference with Tenant's use and enjoyment of the leasehold; Tenant shall pay the premium for such coverage.

     Section 7. Except for the obligations specified in Section 6, for the provisions of Section 9 below, and for any actions required to effectuate the disbursement of funds from escrow (as specified in Section 4), following the Start Date this Agreement will be of no further force or effect and the relationship between the parties shall be governed solely by the Sublease. While this Agreement is in effect, the provisions of Subsection 15.3 of the Sublease which recite that the Sublease constitutes the full, complete and entire agreement shall be deemed modified to reflect incorporation of this Agreement.

     Section 8. This Agreement, together with the Sublease, constitutes the full, complete and entire agreement between and among Sublessor and Tenant concerning Lakewood; no agent, officer or representative of either party has authority to make, or has made, any statement, agreement, representation or contemporaneous agreement, oral or written, in connection with this Agreement and the Sublease modifying, adding to or changing the provisions, covenants, terms and conditions of this Agreement and the Sublease. Any prior agreements between the parties (including without limitation the Memorandum of Intent) are hereby superseded. No modification or amendment of this Agreement or the Sublease shall be binding unless such modification or amendment shall be in writing and signed by both Sublessor and Tenant.

     Section 9. During the period from the Initial Date up to the Start Date or earlier termination of the Sublease, Tenant and any persons and entities designated by Tenant shall have access to Lakewood for planning, inspections, conducting tests (including without limitation sound tests and soil tests) and for similar purposes. Tenant shall indemnify and hold Sublessor harmless from and against any and all claims, losses, liabilities, costs and expenses arising solely out of the activities of Tenant and the persons and entities designated by Tenant in the course of exercising the rights specified in the prior sentence. Subject to the prior sentence, Sublessor shall indemnify and hold Tenant harmless from and against any and all claims, losses, liabilities, costs and expenses arising out of or connected with Lakewood which occur by reason of any act or omission prior to the Start Date or earlier termination of the Sublease. Notwithstanding anything to the contrary in Section 9 or elsewhere in this Agreement nothing in this Agreement shall constitute, or be construed as constituting, a covenant, promise, agreement, or understanding for Sublessor to indemnify or hold harmless Tenant against liability for damage arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of Tenant, his agents or employees.

The respective indemnification and hold harmless obligations of Tenant and Sublessor above shall also inure to the benefit of the shareholders, directors, officers, employees and agents of the respective indemnified parties. Sublessor and Tenant shall carry the insurance policies and comply with the provisions of Subsections 9.1 (except only the provisions of Subsections 8.1 and 8.2 of the Master Lease shall be applicable) and 9.2 of the Sublease during the period prior to the Start Date or earlier termination of the Sublease. The liability of the parties under this Section 9 for acts or omissions occurring prior to the Start Date or earlier termination of the Sublease shall survive the termination of the Sublease and shall also survive the Start Date. Except as specified above Tenant will have no rights or obligations of any kind whatsoever with respect to the Project Area during the period prior to the Start Date.

     Section 10. In addition to the obligations and covenants undertaken by Tenant under this Agreement, concurrently with the execution hereof Tenant is paying Sublessor $1.00, receipt of which Sublessor hereby acknowledges. Sublessor also acknowledges that Tenant will be relying upon this Agreement, including without limitation by expending sums in connection with planning for the project contemplated by the Sublease, and Sublessor accordingly recognizes that this Agreement is binding upon it and that it has received consideration for executing it.

     Section 11. The provisions of Sections 15.19 [confidentiality], 14.2.3 [assignment], 17 [successors and assigns], 15.5 [notice], 15.14 [attorneys fees], 15.8 [broker's commissions], and 15.11 [governing law] of the Sublease are incorporated mutatis mutandis herein by this reference. Except to the extent otherwise specified in this Agreement, until the Start Date has occurred, the provisions of the Sublease will not be in effect.

                                                    MCA Concerts, Inc.

                                                    By /s/ [Illegible]
                                                    ------------------

                                                    Filmworks, USA, Inc.

                                                    By /s/ [Illegible]
                                                    ------------------
                                                        President

                                   EXHIBIT A

                         (Description of the Property)

  All that tract or parcel of land lying and being in Land Lots 58, 71 and 72 of the 14th District of Fulton County, Georgia, and being more particularly described as follows:

BEGINNING at a nail placed in the intersection formed by the centerline of South Pryor Road (abandoned on June 4, 1958) and the southwest line of the right-of-way of Claire Drive (being a 50 foot right-of-way) running thence southeasterly along the southwest line of the right-of-way of Claire Drive, and following the curvature thereof, a distance of 1379.3 feet to an iron pin placed; running thence south 35 degrees 48 minutes west a distance of 481.9 feet to an iron pin placed, running thence south 51 degrees 17 minutes 00 seconds east a distance of 1096.0 feet to an iron pin placed; running thence south 45 degrees 14 minutes 30 seconds east a distance of 220.0 feet to an iron pin placed; running thence south 74 degrees 29 minutes east a distance of 320.0 feet to the center of a manhole, running thence south 46 degrees 29 minutes east a distance of 326.3 feet to an iron pin placed on the northwest line of the right-of-way of Lakewood Avenue (being a 60 feet right-of-way), said iron pin placed being at a point 518.0 feet southwest, as measured along the northwest line of the right-of-way of Lakewood Avenue, from the intersection formed by the northwest line of the right-of-way of Lakewood Avenue and the southwest line of the right-of-way of Shadydale Avenue, running thence southwesterly along the northwest line of the right-of-way of Lakewood Avenue, and following the curvature thereof a distance of 1733.1 feet to an iron pin placed; running thence north 84 degrees 50 minutes west a distance of 56.6 feet to an iron pin placed; running thence south 29 degrees 45 minutes west a distance of 33.6 feet to an iron pin placed; running thence in a westerly and northwesterly direction, along the arc of a curve having a chord bearing north 65 degrees 22 minutes west for 967.8 feet, a distance of 970.8 feet to an iron pin placed, running thence south 87 degrees 46 minutes west along the north line of the right-of-way of Lakewood Way (being a 60 foot right-of-way) a distance of 1176.2 feet to an iron pin found in the intersection formed by the north line of the right-of-way of Lakewood Way and the east line of the right-of-way of Pryor Road (being a 50 foot right-of-way), running thence north 00 degrees 32 minutes east along the east line of the right-of-way of Pryor Road a distance of 1598.7 feet to a nail placed in the intersection formed by the east line of the right-of-way of Pryor Road and the centerline of South Pryor Road (abandoned June 4, 1958), running thence in a northeasterly, easterly, southeasterly, northeasterly and northerly direction along the centerline of South Pryor Road and following the curvature thereof a distance of 2796.3 feet to the POINT OF BEGINNING (said course of 2796.3 feet being comprised of the area of the following chords: begin at the nail placed in the intersection formed by the east line of the right-of-way of Pryor Road and the centerline of South Pryor Road and run thence north 63 degrees and 34 minutes east for 251.9 feet, run thence north 88 degrees 47 minutes east for 357.8 feet, run thence north 89 degrees 44 minutes east for
272.2 feet, run thence south 74 degrees 27 minutes east for 458.1 feet, run thence north 55 degrees and 49 minutes east for 353.8 feet, run thence north 00 degrees 14 minutes east for 569.8 feet and run thence north 00 degrees and 00 west for 563.4 feet to the nail placed in the intersection formed by the centerline of South Pryor Road and the southwest line of the right-of-way of Claire Drive); being property depicted as 132.62 acres on that certain blueprint of survey, to which reference is made for all purposes, prepared by Watts & Browning, Engineers, dated May 20, 1970, and bearing the certification of A. W. Browning, Georgia Registered Land Surveyor No. 490.

TOGETHER WITH all other property, if any, owned by the City of Atlanta in Land Lots 58, 71 and 72 of the 14th District of Fulton County, Georgia, within the area which the area which is bounded on the west by the above described property, on the south by Lakewood Avenue and on the east by Shadydale Avenue and on the north by Claire Drive, BUT NOT INCLUDING the rights of the City of Atlanta in and to (i) the right-of-way of any road, street or highway, dedicated to public use or (ii) any utility easements or installations.

TOGETHER WITH all rights, members and appurtenances (except as hereinabove expressly limited) pertaining to the above described property.

LESS AND EXCEPT that portion of the above-described property lying and being in Land Lot 71 of the 14th District of Fulton County, Georgia and being more particularly described as follows:

BEGINNING at an iron pin found in the intersection formed by the east line of the right-of-way of Pryor Road and the north line of the right-of-way of Lakewood Way and running thence north 00 degrees 49 minutes 17 seconds west along the east line of right-of-way of Pryor Road a distance of 27.80 feet to an iron pin found in the intersection formed by the east line of the right-of-way of Pryor Road and the southeast side of Lakewood Park Entrance Road, running thence north 62 degrees 40 minutes 00 seconds east along the southeast side of Lakewood Park Entrance Road a distance of 299.83 feet to iron pin found, running thence in a southeasterly, easterly and northeasterly direction, along the arc of a curve having a chord running north 82 degrees 47 minutes 17 seconds east for 156.00 feet, a distance of 173.40 feet to an iron pin set; running thence north 61 degrees 21 minutes 01 seconds east a distance of 92.00 feet to an iron pin found on the south side of Lakewood Park Entrance Road; running thence south 86 degrees 17 minutes 01 seconds east along the south side of Lakewood Park Entrance Road a distance of 277.56 feet to an iron pin found; running thence south 82 degrees 22 minutes 59 seconds east along the south side of Lakewood Park Entrance Road a distance of 230.00 feet to an iron pin set; running south 33 degrees 14 minutes 49 seconds east along the southwest side of Lakewood Park Entrance Road a distance of 45.00 feet to an iron pin set; running thence south 57 degrees 45 minutes 17 seconds east along the southwest side of Lakewood Park Entrance a distance of 125.00 feet to an iron pin found; running thence south 05 degrees 25 minutes 06 seconds west along the west side of Lakewood Park Entrance Road a distance of 25.05 feet to an iron pin found in the intersection formed by the west side of Lakewood Park Entrance Road and the north line of the right-of-way of Lakewood running thence south 86 degrees 31 minutes 57 seconds west along the north line of the right-of-way of Lakewood Way a distance of 1,119.33 feet to an iron pin found; running thence north 57 degrees and 14 minutes 39 seconds west along the northeast line of the right-of-way of Lakewood Way a distance of 24.92 feet to the POINT OF BEGINNING; being property depicted as 3.80 acres on that certain blueprint of survey, to which reference is made for all purposes, prepared by and bearing the certification of Donald K. Stokes, Georgia Registered Land Surveyor No. 1896, dated April 1977; being property developed as the Southeast Atlanta Neighborhood Facility pursuant to a Resolution proposed by the Human Resources Committee under date of August 3, 1976, adopted by the Council of the City of Atlanta on August 16, 1976 and approved by the Mayor on August 20, 1976.

LESS AND EXCEPT that portion of the above-described property lying and being in Land Lot 72 of the 14th District of Fulton County, Georgia and being an area of
5.42 acres as shown on General Site Plan of the Lakewood Substation as attached hereto and made a part hereof and also filed in the Office of Engineering, Department of Environment and Streets, City of Atlanta.

EXHIBIT B

Tenant has the right anytime up to and including the Start Date to designate whether this Exhibit B or Exhibit B - Alternate will be deemed to be "Exhibit B" for purposes of Section 5 of Agreement Regarding Sublease.

(Graphic omitted)

Sublessor has requested that tenant utilize as little of parking Area X as possible and Tenant will in good faith attempt to accommodate this request but sublessee's determination in its sole discretion as to the frequency and extent of parking usage of the aforementioned Area X shall be final and binding.

MCA AMPHITHEATRE
AT THE LAKEWOOD FAIRGROUNDS                       [LOGO] The Blurock Partnership
ATLANTA, GEORGIA                                         Architects and Planners


EXHIBIT B - ALTERNATE

Tenant has the right anytime up to and including the Start Date to designate whether this Exhibit B - Alternate or Exhibit B will be deemed to be the "Exhibit B" for purposes of Section 5 of Agreement Regarding Sublease.

(Graphic omitted)

MCA AMPHITHEATRE
AT THE LAKEWOOD FAIRGROUNDS   ATLANTA, GEORGIA    [LOGO] The Blurock Partnership
                                                         Architects and Planners

               FIRST AMENDMENT TO SUBLEASE



                          FIRST AMENDMENT TO SUBLEASE

     This Amendment is executed as of 1/21, 1988 between Filmworks U.S.A., Inc. ("Sublessor") and MCA Concerts, Inc. ("Tenant") and amends the Sublease between the same parties executed as of 1/20, 1988 (the "Original Sublease") pertaining to a portion of the approximately 117 acre parcel commonly known as Lakewood Fairgrounds. The capitalized terms used in this Amendment shall have the same meaning as the same terms in the Original Sublease.

     Sublessor and Tenant agree to amend the Original Sublease as follows:

     1. Dickerson Agreement. Tenant has entered into an Agreement (the "Dickerson Agreement") with Jerry Dickerson ("JD") as of _______________, 1988. One of the inducements for Tenant to execute the Dickerson Agreement was certain assurances given to Tenant by Sublessor that Sublessor would participate in certain of the burdens imposed upon Tenant under the Dickerson Agreement, and Sublessor acknowledges that Tenant would not have entered into the Dickerson Agreement without such assurances from Sublessor, which assurances are memorialized in this Amendment.

     2. Consideration. The consideration for Sublessor's execution of this Amendment is Tenant's execution of the Dickerson Agreement, and Sublessor acknowledges that Tenant executed the Dickerson Agreement in reliance on Sublessor's promise to execute this Amendment.

     3. Recoupment of $25,000. Subsection 5.1 of the Dickerson Agreement provides for Tenant to make a payment to Dickerson of $125,000. Of this $125,000, $25,000 is recoupable by Tenant out of first monies payable to JD by Tenant pursuant to Section 4 and/or Section 5.2 of the Dickerson Agreement. An additional $25,000 of Tenant's payment to JD shall be borne by Sublessor by allowing Tenant to offset $25,000 without interest, from the first monies otherwise due Sublessor by Tenant pursuant to the Original Sublease excluding the first $150,000 payable under the Sublease (including in that $150,000, any prepaid sums under Subsection 4.2.1 of the Original Sublease).

1/15/88

     4. Recoupment of 6% Payments. Subsection 5.2 of the Dickerson Agreement provides for Tenant to make payments to JD in an amount equal to 6% of the rent paid by Tenant to Sublessor. Sublessor shall, during the entire Lease Term, bear one-half of the burden of making the payments to JD specified in Subsection 5.2 of the Dickerson Agreement (i.e. Sublessor shall pay to Tenant an amount equal to 3% of the rent paid by Tenant to Sublessor under the Sublease -- computed without taking into account the offset provided for in Section 3 above and this
Section 4). In order to give effect to Sublessor's contribution to the 6% payment to JD, Tenant shall be entitled to offset an amount equal to one-half of the 6% payment due JD against rent and any other sums otherwise due Sublessor by Tenant pursuant to the Original Sublease as of the first day of the calendar month in which Tenant is obligated to make a payment of said 6% to JD, and if Tenant in good faith believes that the amount of monies subject to offset on said date will be insufficient to cover Sublessor's one-half share of the payment due JD, Tenant may begin offsetting earlier to such extent as Tenant believes in good faith is necessary so that by the time Tenant makes the payment to JD, the Tenant will have offset Sublessor's one-half share of the payment.

     5. Annual Festival. Section 6 of the Dickerson Agreement provides for the Amphitheatre to be made available to JD each year for a one or two day annual festival (the "Festival"). Whether the Festival is a one day or a two day event, Sublessor waives its right to receive any percentage rent computed on net ticket revenues as provided in Subsection 4.3.2.1 of the Original Sublease and on any consideration received in connection with sponsorships as provided in Subsections 4.3.2.2 and 4.3.2.3 of the Original Sublease arising in connection with a festival, and Sublessor's only right to receive percentage rent in connection with a festival shall be based upon income derived by Sublessor from concessions, merchandising, and parking. If a festival is a two day event instead of a one day event all the above provisions shall apply and without derogating from the generality of the foregoing Sublessor shall not be entitled to any percentage rent based upon the 50/50 split of profits as provided in subsection 6.5 of the Dickerson Agreement but will be entitled to treat rent, if any, paid by JD to Tenant under Subsection 6.6 of the Dickerson Agreement as income from a Rental Arrangement under the Original Sublease and, after deducting

Direct Costs therefrom, as Rental Net as provided in Subsections 4.3.2.4 and
4.3.3.3 of the Original Sublease.

     6. Original Sublease in Effect. Except as expressly amended hereby the Original Sublease remains in full force and effect.

Filmworks U.S.A., Inc.                             MCA Concerts, Inc.


By                                                 By /s/ Marc Bension
  ---------------------------                        ---------------------------

             SECOND AMENDMENT TO SUBLEASE




                         SECOND AMENDMENT TO SUBLEASE

     This Amendment is executed as of 4/19/, 1988 between Filmworks U.S.A., Inc. ("Sublessor") and MCA Concerts, Inc. ("Tenant") and amends the Sublease between the same parties executed as of January 20, 1988 (the "Origina1 Sublease") pertaining to a portion of the approximately 117 acre panel commonly known as Lakewood Fairgrounds. The Original Sublease has been amended by the First Amendment to Sublease dated January 21, 1988. The capitalized terms used in this Amendment shall have the same meaning as the same terms in the Original Sublease.

     Sublessor and Tenant agree to amend the Original Sublease as previously amended as follows:

     1. Sharing Agreement. If Tenant enters into an arrangement with a foundation or other organization ("Association") pursuant to which Tenant would pay Association a sum not to exceed 25 cents per ticket for each ticket sold at the Site during a particular calender year in excess of 125,000 tickets in that year, Sublessor shall, during the entire Lease Term, bear one-half of the burden of making the per ticket payments to Association which are specified above provided that Sublessor's one-half of the burden shall not exceed 12 1/2 cents per ticket. In order to give effect to Sublessor's obligation to bear up to 12 1/2 cents per ticket, Tenant shall be entitled to offset an amount equal to one-half of the per ticket payment made to Association (but not to exceed an offset of 12 1/2 cents per ticket) against rent and any other sums otherwise due Sublessor by Tenant pursuant to the Original Sublease as amended. Tenant may exercise the aforementioned offset rights at such time as Tenant believes in good faith is necessary so that by the time Tenant makes any payment to Association, Tenant will have offset Sublessor's one-half share of such payment.

     2. Dickerson Agreement.

     Reference is made to Section 1 of the First Amendment to Sublease. The reference therein to the Dickerson Agreement is hereby modified to refer to the Agreement dated as of

February 2, 1988 as executed between Tenant and Dickerson Outdoor Entertainment Corporation (together with the Jerry Dickerson Agreement between Tenant and Jerry Dickerson personally), a copy of which is attached hereto and incorporated herein by this reference which incorporated Agreement with Dickerson Outdoor Entertainment Corporation is hereby substituted in lieu of the earlier unexecuted draft between Tenant and Jerry Dickerson personally.

     3. Consideration. The consideration for Sublessor's execution of this Amendment includes, but is not limited to, Tenant's entering into the Agreement with Dickerson Outdoor Entertainment Corporation referred to in paragraph 2 above. In addition, if Tenant has entered into or does enter into the above described arrangements with the Association, Sublessor acknowledges that Tenant will have done so or will be doing so in reliance on Sublessor's promise to execute this Amendment.

     4. Original Sublease as Previously Amended in Effect. Except as amended hereby, the 0riginal Sublease as previously amended remains in full force and effect.

Filmworks U.S.A., Inc.                            MCA Concerts, Inc.


By /s/ Edwin D. Spivia                            By /s/ Marc Bension
  ----------------------------                      ----------------------------
 its President

             THIRD AMENDMENT TO SUBLEASE




                          THIRD AMENDMENT TO SUBLEASE

  THIS AMENDMENT is executed as of September 15, 1988 between FILMWORKS
U.S.A., INC. ("Sublessor") and MCA CONCERTS, INC. ("Tenant") and amends the Sublease between the same parties executed as of January 20, 1988 (the "Original Sublease") pertaining to a portion of the approximately 117 acre parcel commonly known as Lakewood Fairgrounds. The Original Sublease has been amended by the First Amendment to Sublease executed as of January 21, 1988 and by the Second Amendment to Sublease executed as of April 19, 1988. The capitalized terms used in this Amendment shall have the same meaning as the same terms in the Original Sublease.

  Sublessor and Tenant agree to amend the Original Sublease, as previously amended, as follows:

  1. Termination of Obligations to City. If the obligations Tenant has to the City of Atlanta (the "City") are terminated pursuant to termination rights set forth in Section 4.3 or Section 4.8 of the Agreement by and between the City of Atlanta and MCA Concerts, Inc., dated as of October 10, 1988 (the "City-MCA Agreement"), Tenant shall have the right to terminate the Original Sublease, as amended, and to retain any amounts paid by the City to Tenant pursuant to said
Section 4.8. The foregoing sentence shall not, however, entitle Tenant to a refund of the first $150,000 in minimum rent prepaid pursuant to Subsection
4.2.1 of the Original Sublease or to any additional rentals paid or due to be paid by Tenant to Sublessor pursuant to Subsection 4.2.2 of the Original Sublease for the period prior to termination of the Original Sublease, as amended, under the foregoing sentence. Except as expressly specified above, Sublessor's rights under the Original Sublease, as amended, shall be neither adversely affected nor abridged under the City-MCA Agreement. In the event of any termination of the Original Sublease, as amended, pursuant to this Section 1 of this Amendment, Tenant shall have no obligation to restore the Project Area (or any portion thereof) in any manner whatsoever or to remove or demolish any partially or fully completed Improvements or other property and Sublessor's and Tenant's respective right, title and interest in and to the Improvements and other property at the Project Area shall be in accordance with the provisions of the Original Sublease, as amended.


  2. Consideration. The consideration for Sublessor's execution of this Amendment includes, but is not limited to, Tenant's entering into an agreement with the City pursuant to which Tenant agrees, subject to certain terms and conditions, to construct the Amphitheatre.

  3. Original Sublease as Previously Amended in Effect. Except as amended hereby, the Original Sublease as previously amended remains in full force and effect.

                              FILMWORKS U.S.A., INC.


                              By /s/ Edwin D. Spivia
                                 ---------------------------------
                                  Name Edwin D. Spivia
                                  Title President

                              MCA CONCERTS, INC.


                              By /s/ Marc Bension
                                 ---------------------------------
                                 Name Marc Bension
                               Title President

                                   EXHIBIT C

                      DESCRIPTION OF AMPHITHEATRE PROJECT

     The new amphitheatre at Lakewood Fairgrounds will consist of approximately 8,000 fixed seats on a sloped/tiered concrete bowl with a gently sloped rear lawn area for approximately 10,000 additional patrons. A pitched steel framed roof supported on large concrete columns will cover the fixed seating area and will be coincident to an attenuated masonry stage structure approximately 75' deep by 150' wide by 50' high, over and around the artists performance area immediately North of the fixed seating. The westerly and southerly amphitheatre bowl exposures will be protected with a highly acoustical sound wall, designed to specific sound attenuating properties. The rear stage area will consist of modular production and operations offices, artists and group dressing rooms, crew/group dining, audio/electronic rooms, truck load-in facilities, bus and artists drop off facilities, and ancillary spaces. On both "sides" of the amphitheatre will be located expansive paved plazas with circulation ways to all seating sections. Each plaza will have restroom and concession facilities in a festive park-like setting. The amphitheatre parcel will be totally enclosed with security fencing and, on two sides adjacent to parking areas, with well-lighted pedestrian walkways. Total cost to MCA for the planning, development, and construction of the amphitheatre and associated improvements will equal not less than $8 million.

                                   EXHIBIT D

                                   CITY WORK

Pryor Circle Improvements

1.    Resurfacing Pryor Circle - Lakewood Station to Pryor Road.        $ 8,000

2.    Upgrade street lighting.                                            5,200

3.    Replace/repair fencing adjacent to housing project.                12,000

4.    Remove overgrown vines and shrubs in R/W, and;

5.    Remove fence across Pryor Circle at Pryor Road.                     1,600

6.    Install 12 foot high masonry wall from Pryor Road to area
      of the stagehouse.                                                 65,000

7.    Provide crosswalk, centerline and shoulder stripping
      along Pryor Circle and at intersection of Pryor Road
      and Pryor Circle.                                                     500

Lakewood Avenue Entryway


1.    Grading and paving of ramp, approximately 100 feet long by
      72 feet wide (5 lanes plus walkway) from existing northeast corner of Fairgrounds at Lakewood Avenue to present existing grade at racetrack surface excluding decorative pedestrian
      curbs and walks.                                                   24,700

2.    Fine grading.                                                       1,000

3.    Provide new high intensity lighting at intersection of
      Lakewood Avenue and new entryway.                                   3,250

4.    Provide left turn arrow and signals at intersection of
      northerly entryway and Lakewood Avenue.                            40,000

5.    Provide overhead lane control signs on Lakewood Avenue.            56,000

Lakewood Avenue/Lakewood Way Focal Imps.

1.    Remove existing signage.                                            6,000

2.    Provide new area lighting along new walkway same as
      northeasterly entryway and at intersection of Lakewood
      Avenue and Lakewood Way.                                            3,250

3.    Remove overgrowth and trim vines.                                   1,000

4.    Provide overhead lane use control signs at Lakewood
      Avenue/Lakewood Way/Macon Drive Intersection.                      56,000

5.    Provide appropriate lane stripping, arrows, etc. as required.         500


Lakewood Way Entryway


1.    Provide new graded and paved ramp from Lakewood Way to the existing paved parking approximately 70 feet long by 70 feet wide (five lanes plus walkway), including curbs and excluding
      decorative pedestrian walkway.                                     24,700

2.    Provide new high intensity lighting at the intersection of
      Lakewood Way and new south-easterly entryway.                       3,250

3.    Provide roadway/entryway lane stripping arrows, etc. as required.     500

Fair Drive Entryway

1.    Provide new high intensity lighting at the intersection of
      Pryor Road and Fair Drive, and along Pryor Road between Pryor
      Circle and Lakewood Way.                                           13,500

2.    Remove existing chain link fence and gates at existing entry -
      approximately 100 feet.                                               500

3.    Remove existing billboards.                                         1,000

4.    Provide upgraded signals with directional arrows, etc. as
      determined by the Department of Public Works. Provide lane
      stripping, arrows as required.                                     16,000

Perimeter Fencing

1.    Repair existing fences and gates around entire facility and replace existing chain link fencing as required, with similar
      utility fencing and gates, as subsequently determined.             10,000

Perimeter Landscaping

1.    Clean, trim and remove vines and shrubs around entire site
      as determined necessary and required.                              10,000

Roadway Improvements

1.    Provide a double left-turn lane E.B. on Lakewood Way at
      the Lakewood Avenue/Lakewood Way/Macon Drive intersection.         40,000

2.    Provide a double right-turn S.B. lane on Lakewood Way at
      the Lakewood Avenue/Lakewood Way/Macon Drive intersection.         11,400

3.    Construct a left turn lane on the W.B. approach to the
      Lakewood Avenue/Lakewood Way/Macon Drive intersection.             see #1

4.    Convert the existing two-way section of Lakewood Way to
      one-way S.B. during Amphitheatre events.                              500

5.    Provide a double right-turn lane W.B. on Lakewood Way into
      the parking area for the proposed Amphitheatre.                     6,000

6.    Provided a double left-turn lane E.B. on Lakewood Avenue into
      the parking area for the proposed Amphitheatre.                    15,600

7.    Provide three lanes into the parking area at the Pryor
      Road/Fair Drive entrance during the arrival period.                  --

8.    Provide three exit lanes from the parking area at the
      Pryor Road/Fair Drive exit during the departure period.              --

Fair Drive Entrance and Perimeter Landscaping

1.    Plant 250 Canopy Trees and 500 Flowering Trees.                    87,500

          Plant shrubs:

             Lakewood Way Entrance                                        5,250
             Fair Drive Entrance                                          5,250
             Parking Perimeter                                           26,250

2.    Lakewood Way Entrance:

          Plant 30 Canopy Trees                                           7,500
          Plant 90 Flowering Trees                                        4,500

3.    Trim existing trees.                                               10,000

Pryor Road and Pryor Circle Landscaping


1.    Provide upgraded landscaping, lighting, and signage
      at the Pryor Road and Pryor Circle intersection and at
      other Amphitheatre Project entrances as may be mutually
      agreed to by the City and MCA.                                     84,950

Interior Site Landscaping

1.    Lakeshore - 4,800 linear feet:

          Plant 80 Canopy Trees                                          20,000
          Plant 160 Flowering Trees                                       8,000
          Plant 400 shrubs                                                6,000

2.    Grandstand Area:

          Plant 90 Canopy Trees                                          22,500
          Plant 250 Flowering Trees                                      12,500

Miscellaneous


1. Provide utility chain link fencing, repair existing fencing where necessary, between lake area parking southerly Filmworks' leasehold, along southerly boundary of existing track and grandstand; along boundary between new Amphitheatre and existing exhibition